Exhibit 10.7

CONTRACT MADE THIS 23RD DAY OF JUNE 2008

BETWEEN

KOSMOS ENERGY GHANA HC
AND
NOBLE ENERGY EG LTD.
AND
ALPHA OFFSHORE DRILLING SERVICES COMPANY

FOR OPERATIONS OFFSHORE GHANA AND EQUATORIAL GUINEA

(ATW NO. 08-006)

OFFSHORE DRILLING CONTRACT

BETWEEN

Kosmos Energy Ghana HC and Noble Energy EG Ltd.

AND

Alpha Offshore Drilling Services Company

Utilizing the “ATWOOD HUNTER”

kosmos/Noble/Alpha Drilling Contract Executed 23 June 2008

ATW No. 08-006

OFFSHORE DRILLING CONTRACT

TABLE OF CONTENTS

SECTION			PAGE

AGREEMENT			8
1.	DEFINITIONS, INTERPRETATION AND EXHIBITS		8
	1.1	Definitions
	1.2	Interpretation
	1.3	Exhibits

2.	PERFORMANCE OF THE SERVICES		14
	2.1	Several Liability
	2.2	Operational Performance
	2.3	Designation of Well Location(s); Access to Well Location(s)
	2.4	Mobilization and Drilling Unit Movements
	2.5	Not Used
	2.6	Fluids Program
	2.7	Formation and Sampling
	2.8	Additional Well Services Required of Contractor
	2.9	Completion, Re-completion or Working Over of Wells
	2.10	Stoppage of the Services for Convenience
	2.11	Abandonment of Wells
	2.12	Standards of Performance
	2.13	Loss of Control of the Hole and Takeover of the Services by Company
	2.14	Removal of Wreckage
	2.15	Well Records and Reports
	2.16	Loading/Unloading of Supply Vessels

3.	DURATION OF THE CONTRACT; TERMINATION AND SUSPENSION PROVISIONS		20
	3.1	Duration of the Contract
	3.2	Initial Operating Term of the Contract; Extensions of the Initial Operating Term of the Contract
	3.3	Termination of the Contract by Company without an Opportunity to Cure Default
	3.4	Termination of the Contract by Company with an Opportunity to Cure Default
	3.5	Termination of the Contract by Company for Convenience
	3.6	Contractor’s Actions on Termination
	3.7	Payments by Company upon Termination of the Contract
	3.8	Reinstatement after Termination for Mechanical Breakdown of Contractor’s Equipment
	3.9	Suspension of the Services for Cause
	3.10	Rights of Company are Subject to Rig Share Agreement

4.	REPRESENTATIONS AND WARRANTIES		27

	4.1	Initial Representations
	4.2	Continuing Representations

5.	SAFETY		29
	5.1	Notification of Hazardous Conditions & Work Stoppage
	5.2	Health, Safety and Environment Provisions; Drug, Alcohol and Search Policies
	5.3	Contractor’s Safety Management System
	5.4	Installation of Blowout Prevention Devices
	5.5	Notification of Safety Requirements to Personnel on the Drilling Unit & Safety Training
	5.6	Fire Prevention Actions
	5.7	HSE Systems Audit and Inspection
	5.8	Material Safety Data Sheets
	5.9	Emergency Evacuation Plan
	5.10	Waste Disposal
	5.11	Contractor’s Subcontractors

6.	CONTRACTOR’S PERSONNEL AND EQUIPMENT; IMPORT AND EXPORT OBLIGATIONS		32
	6.1	Contractor’s Personnel
	6.2	Contractor’s Drilling Unit, Services and Supplies
	6.3	Import/Export Obligations

7.	ITEMS TO BE FURNISHED BY COMPANY		43
	7.1	Company Items
	7.2	Emergency Medical Treatment and Emergency Medical Evacuation

8.	COMPENSATION		44
	8.1	Service Rates
	8.2	Effect of Mechanical Failure or Damage to the Drilling Unit
	8.3	Variation of Service Rates
	8.4	Variation of Rates Due to Changes in Law

9.	REIMBURSEMENTS TO CONTRACTOR		51
	9.1	Reimbursement for Additional Materials and Services.
	9.2	Requirement to Competitively Bid
	9.3	Reimbursement for Additional Personnel
	9.4	Reimbursement for Contractor’s Personnel Air Transportation
	9.5	Reimbursement for Meals and Lodging

10.	FINANCIAL MATTERS		52

	10.1	Contractor’s Invoices (Kosmos)
	10.2	Invoice Payments
	10.3	No Waiver of Company’s Rights
	10.4	Liens and Subcontractor Payments
	10.5	Overpayments
	10.6	Electronic Procurement
	10.7	Contractor’s Invoices (Noble)
	10.8	Invoice Payments
	10.9	No Waiver of Company’s Rights
	10.10	Liens and Subcontractor Payments
	10.11	Overpayments
	10.12	Electronic Procurement

11.	CONFLICT OF INTEREST, IMPROPER INFLUENCE AND DATA PRIVACY		59
	11.1	Conflict of Interest
	11.2	Improper Influence
	11.3	Data Privacy

12.	CONTROLS, RECORDS AND INSPECTION		61
	12.1	Controls
	12.2	Records
	12.3	Retention of Records
	12.4	Inspection of Records
	12.5	Access and Assistance
	12.6	Use of Information
	12.7	Confidentiality

13.	TAXES		63
	13.1	Contractor’s Taxes
	13.2	Company’s Taxes
	13.3	VAT, GST, Sales and Similar Taxes
	13.4	Subcontractor Taxes
	13.5	Reports and Withholding
	13.6	Tax Records
	13.7	Cooperation

14.	CLAIMS, LIABILITIES AND INDEMNITIES		65

	14.1	Intent of Indemnity Provisions
	14.2	Property
	14.3	Indemnitees’ Property
	14.4	Illness, Injury or Death
	14.5	Pollution Damage
	14.6	Limitation on Liability for Well Event Control Costs and Well Event Pollution Costs
	14.7	Use of Medical Facilities or Medical Evacuation
	14.8	Intellectual Property
	14.9	Fines and Assessments
	14.10	Conflict of Interest and Improper Influence
	14.11	Breach of Applicable Law
	14.12	Indemnity for Liens
	14.13	Indemnity for Import and Export Obligations
	14.14	Limitation on Damages
	14.15	Application of Release and Indemnity Obligations; Exclusion for Sole Negligence or Willful Misconduct
	14.16	Defense of Claims
	14.17	Duration of Indemnity, Release and Defense Obligations

15.	MUTUAL RELEASE AND INDEMNITY BETWEEN CONTRACTOR AND RELEASED CONTRACTORS; INSURANCE		74
	15.1	Definition of Released Contractor
	15.2	Definition of Released Contractor Group
	15.3	Release, Defense and Indemnity Obligations
	15.4	Application of Release and Indemnity Obligations; Exclusion for Gross Negligence or Willful Misconduct
	15.5	Insurance
	15.6	Subcontract Requirements

16.	INSURANCE		76
	16.1	Effect of Insurance on Contractor’s Liability and Indemnity Obligations
	16.2	Insurance Required of Contractor
	16.3	Policy Endorsements
	16.4	Evidence of Insurance
	16.5	Deductibles or Self-Insured Retentions
	16.6	Waiver of Subrogation for Contractor’s Property Damage Insurance
	16.7	Insurance Required from Subcontractors
	16.8	Insurance Provided by Company

17.	CONTRACT INFORMATION		80

	17.1	Confidentiality of Contract Information
	17.2	Permitted Disclosure
	17.3	Required Disclosure
	17.4	Use of Contract Information
	17.5	Ownership of Property Rights
	17.6	Equitable Relief
	17.7	No License
	17.8	Return of Contract Information

18.	BUSINESS RELATIONSHIP		82
	18.1	Contract for Services
	18.2	Independent Contractor
	18.3	Contractor’s Responsibility for Obligations of the Contractor Group
	18.4	Control over Performance

19.	ASSIGNMENT		82
	19.1	Assignment By Contractor
	19.2	Assignment By Company
	19.3	Successors and Assigns

20.	FORCE MAJEURE		83
	20.1	Definition of Force Majeure Event
	20.2	Excuse of Performance due to a Force Majeure Event
	20.3	Notice and Mitigation
	20.4	Termination of the Contract due to a Force Majeure Event

21.	GOVERNING LAW AND RESOLUTION OF DISPUTES		85
	21.1	Governing Law
	21.2	Resolution of Disputes
	21.3	Direct Negotiations
	21.4	Mediation
	21.5	Arbitration
	21.6	Additional Arbitration Provisions
	21.7	Enforceability
	21.8	Confidentiality

22.	NOTICES, REPRESENTATIVES AND CONTACT INFORMATION		88
	22.1	Notices
	22.2	Representatives and Contact Information

23.	PUBLIC ANNOUNCEMENTS		88
24.	THIRD PARTY RIGHTS		88
25.	GENERAL PROVISIONS		88

	25.1	Prior Agreements
	25.2	Amendment
	25.3	Waiver
	25.4	Severability
	25.5	Survival
	25.6	Time of the Essence
	25.7	Counterparts
	25.8	Drafting
	25.9	Parent Company Guarantee

26.	CHANGE OF LOCALE FOR THE OPERATIONS		90

EXHIBIT A — SCOPE OF WORK

ATTACHMENTS TO EXHIBIT A:

Attachment Al               Drilling and Ancillary Equipment Specifications

Attachment A2 — Equipment, Supplies, Materials, and Services to be Furnished by Company and Contractor

Attachment A3                  Personnel to be Furnished by Contractor

Attachment A4 — Drilling Unit Commissioning, Inspection and Acceptance Requirements

Attachment A5 - Drill String Component Inspection Requirements

Attachment A6 - Drilling Hoisting Equipment Inspection Requirements

Attachment A7 - BOP Acceptance, Inspection and Testing

Attachment A8 — Environmental, Safety, Fire and Health Systems Audit and Inspection

Attachment A9                   Contractor’s Safety Management System

Attachment A10                 Application for Permit to Operate in Ghana

EXHIBIT B — INDEPENDENT CONTRACTOR HEALTH, ENVIRONMENTAL AND SAFETY GUIDELINES

EXHIBIT C      DRUG, ALCOHOL AND SEARCH POLICY

EXHIBIT D — COMPENSATION

EXHIBIT E - RIG SHARING AGREEMENT

EXHIBIT F - INVOICING PROCEDURES - KOSMOS

EXHIBIT G -  BUSINESS CONDUCT - FCPA

EXHIBIT H -  PARENT COMPANY GUARANTEE

OFFSHORE DRILLING CONTRACT

This OFFSHORE DRILLING CONTRACT (“Contract”) dated as of June 23, 2008 (the “Effective Date”) is made by and between Kosmos Energy Ghana HC a company, with offices at Clifton House, 75 Fort Street, George Town, Grand Cayman, Cayman Islands (hereinafter referred to as “Kosmos” or “Company” as appropriate); Noble Energy EG Ltd., a company with offices at 100 Glenborough Drive, Suite 100, Houston, Texas 77067 (hereinafter referred to as “Noble” or “Company” as appropriate) and Alpha Offshore Drilling Services Company, a Cayman Islands company, with its registered office located at M&C Corporate Services Ltd., P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (hereinafter referred to as “Contractor”).

RECITALS

A.                                   Contractor is a drilling contractor and Contractor represents that it has a deepwater, moored semi-submersible Drilling Unit, appropriate equipment in good working order and qualified, trained personnel capable of carrying out Operations in a good and workmanlike manner and in various locations offshore Ghana (for Kosmos as Company) and Equatorial Guinea (for Noble as Company) where Company desires Services, including but not limited to, the performance of offshore drilling services, which may include drilling, working over, logging, testing, completing, deepening or abandoning wells under the terms and conditions set out in this Contract.

B.                                     Contractor has significant experience relevant to these offshore drilling services, has appropriate equipment in good working order, and desires, itself and through subcontractors, to provide these services for the benefit of Company under the terms and conditions set out in this Contract.

C.                                     Kosmos and Noble have agreed to share the use of the Drilling Unit for a 1,240 days drilling program (exclusive of Mobilization) offshore Ghana (for Kosmos for approximately 810 days) and Equatorial Guinea (for Noble for approximately 430 days) with a one (1) year option.

D.                                    In consideration of the mutual promises set out in this Contract, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Noble, Kosmos, and Contractor agree to be bound by the terms of this Contract.

AGREEMENT

1.                                 DEFINITIONS, INTERPRETATION AND EXHIBITS

1.1                                             Definitions. As used in this Contract, these words or expressions have the following meanings:

“Affiliate” means any legal entity which controls, is controlled by, or is under common control with, another legal entity. An entity is deemed to “control” another if it owns directly or indirectly at least fifty percent of either of the following:

(A)   The shares entitled to vote at a general election of directors of such other entity.

(B)   The voting interest in such other entity if such entity does not have either shares or directors.

“Area of Operations” means the areas described in Exhibit A — Scope of Work where any member of Contractor Group performs or is expected to perform the Services.

“Claim” means any claim, liability, loss, demand, damages, Lien, cause of action of any kind, obligation, costs, royalty, fees, assessments, penalties, fines, judgment, interest and award (including legal counsel fees and costs of litigation legally recoverable by the Person asserting the original Claim), whether arising by law, contract, tort, or otherwise, and including any Claim arising out of ingress, egress, loading, or unloading of personnel or cargo.

“Commencement Date” means the date on which all of the following requirements have occurred:

(A)          The Drilling Unit has commenced mobilization pursuant to Section 2.4 herein and is one (1) nautical mile from Noble’s Affiliate’s last well location in Israel.

(B)           All inspections, certifications and tests specified in Attachments A4, A5, A6 and A7 of Exhibit A — Scope of Work together with any repairs or replacement of parts or equipment necessary after such inspections, certifications or tests in accordance with Sections 5.7 and 6.2 of this Contract have been satisfactorily completed.

(C)           Contractor obtains all necessary permits and licenses required to conduct the Services, except those required under the Contract to be obtained by Company.

“Company” means Kosmos in connection with Kosmos’ use of the Drilling Unit and Noble in connection with Noble’s use of the Drilling Unit.

“Company Group” means Company, Company’s Affiliates, Joint Interest Owners and their Affiliates, and the directors, officers and employees of all of them, and any other Person (excluding Contractor Group, Company’s contractors and their subcontractors and the employees of those contractors and subcontractors) whose presence in the Area of Operations is by invitation of any member of Company Group.

“Company Representative” means the person identified as the Company Representative, as set out in the Exhibit A — Scope of Work to this Contract, or any other person replacing that individual as Company Representative in accordance with Section 22.2(B).

“Contract Information” means all information (including business, technical and other information), data, knowledge, works and ideas that are provided or made available to Contractor by Company orally, visually, by document, electronic mail, computer disks, magnetic tape, or by any other manner, whether directly or indirectly, for the purposes of this Contract or that Contractor learns, discovers, develops or creates as a consequence of or arising out of Contractor entering into this Contract or performing the Services, including all original works of authorship, inventions, discoveries and improvements that are made or conceived by Contractor Group in the performance of the Services and all intellectual property rights associated with those original works of authorship, inventions, discoveries and improvements, but does not include information that is any of the following:

(A)          Contractor Background Technology.

(B)           Available generally to the public, as evidenced by printed publication or similar proof, through no act or omission of Contractor Group.

(C)           Independently made available to Contractor by a third party with a legal right to disclose that information without restriction.

Detailed information shall not be excluded from the definition of Contract Information merely because it is embraced by more general information excluded under paragraphs (A), (B) or (C) above. Combinations of items shall not be so excluded unless the combination itself and its principle of operation fall within paragraphs (A), (B) or (C) above.

“Contractor” means the Person defined as “Contractor” in the introductory paragraph of this Contract.

“Contractor Background Technology” means technical information and know-how, including any invention, improvement or discovery, whether or not patentable, that is conceived, owned or controlled by Contractor prior to the Effective Date or that is generated or created independently of this Contract during or after the duration of this Contract, including any patent rights which claim such technical information, know-how, or both.

“Contractor Group” means Contractor, Contractor’s Affiliates, Subcontractors, and directors, officers, employees and other personnel of all of them, and any Person acting on behalf of any of them in connection with any subject matter of this Contract, or whose presence in the Area of Operations is by invitation of any member of Contractor Group.

“Contractor Representative” means the person identified as Contractor Representative, as set out in the Exhibit A — Scope of Work to this Contract, or any other person replacing that individual as Contractor Representative in accordance with Section 22.2(B).

“Controls” means the collection of internal processes (including policies, procedures, codes and other internal management systems) adopted by an organization for any of the following purposes:

(A)          To obtain assurances that the organization and its directors, officers, employees and other personnel (and any other Person acting on behalf of any of them in relation to the organization or its activities) comply with applicable laws and regulations and the policies of that organization.

(B)           To obtain assurances that the financial reporting of the organization is reliable, that its assets are safeguarded and that its operations are effective.

(C)           To help determine how the organization, its directors, its officers, its employees and its other personnel (and any other Person acting on behalf of any of them in relation to the organization or its activities) perform or behave, including the assessment of the effectiveness of, and the correction of any deficiencies in, such Controls.

“Country” has the meaning given in Exhibit A — Scope of Work as it applies respectively to the Kosmos or Noble portions of the Work.

“Currency” has the meaning given in Exhibit D — Compensation.

“Dispute” means any dispute or controversy arising out of this Contract or the performance of the Services, including a Claim under this Contract and any dispute or controversy regarding the existence, construction, validity, interpretation, enforceability or breach of this Contract.

“Drill String” has the meaning stated in Section 6.2(F).

“Drilling Unit” means the deepwater moored semi-submersible drilling rig and its ancillary equipment used for the Services that arc described in Attachment Al to Exhibit A — Scope of Work.

“Effective Date” means the date defined as “Effective Date” in the introductory paragraph of this Contract.

“Exhibit” means a document referred to in Section 1.3(A).

“Force Majeure Event” has the meaning given in Section 20.

“Import/Export Charges” has the meaning given in Section 6.3(A)(1).

“Import/Export Exemptions” has the meaning given in Section 6.3(A)(2).

“Import/Export Items” has the meaning given in Section 6.3(A)(3).

“Indemnitee” means each Person who is a member of Company Group.

“Joint Interest Owner” means a Person (including a co-interest owner, joint venturer, partner or co-lessee of Company) who shares an economic interest in common with Company or an Affiliate of Company in relation to the Area of Operations.

“Lien” means charge, encumbrance or similar right available to creditors at law to secure debts owed to them.

“Mobilization Completion Date” means completion of mobilization of the Drilling Unit to within one (1) nautical mile of Kosmos’ first well location.

“Operating Term” has the meaning described in Section 3.2(A) as it may be extended in Sections 3.2 (B), (C), (D) & (E).

“Party” means Company or Contractor and “Parties” mean both of them.

“Payroll Burden” has the meaning given in Exhibit D — Compensation.

“Person” means an individual, corporation, company, state, statutory corporation, government entity or any other legal entity.

“Personnel Rates” means the day rates for Contractor’s personnel as specified in Attachment A3 to Exhibit A - Scope of Work.

“Point of Origin” and “Port of Entry” for Contractor’s equipment and personnel means the locations specified in Exhibit A — Scope of Work. Exhibit A — Scope of Work may provide for different Points of Origin for expatriate and local personnel.

“Pollution” means a continuous or intermittent seepage, release, spill, leak, blowout, or discharge of whatever nature or kind of gaseous, semi-solid, solid or liquid materials.

“Property” of a Person means property owned, leased or furnished by that Person or in which that Person has an economic interest.

“Public International Organization” means an international organization formed by states, governments, or other public international organizations, whatever the form of organization and scope of competence.

“Records” means information in any recorded form, whether electronic or otherwise, including books, papers, documents, contracts, financial accounts, ledgers, recordings, purchase orders, invoices, vouchers, receipts, manifests, correspondence, memoranda, instructions, plans, drawings, personnel records, timesheets, payroll records, inspection records, registers, statements, reports, written and other information on procedures and Controls, computer data and other data.

“Released Contractor” has the meaning given in Section 15.1.

“Released Contractor Group” has the meaning given in Section 15.2.

“Rig Sharing Agreement” means that certain document as agreed by the Parties, a copy of which is attached as Exhibit E.

“Services”, “Work” or “Operations” (except as referenced to Company’s operations) means the offshore drilling, suspending, or abandoning, sidetracking (which for the sake of clarity includes the drilling of multilateral wells), logging, testing, completion, work over, deepening, installing Subsea completions, fishing, piling and workovers and other work to be performed by Contractor under this Contract, including the mobilizations and demobilizations, and all other work or goods required in connection with Company’s exploration and development activities specified by Company from time to time together with Drilling Unit moves between Company’s well locations and while moving between countries for the respective Kosmos and Noble portions of the respective drilling programs during the duration of the Contract.

“Subcontractor” means any Person who is engaged by Contractor or any Subcontractor to provide the Services (other than a Person engaged as an employee).

“Third Party” means any Person not a member of Company Group, Contractor Group, or Released Contractor Group.

“Well Event” means a blowout of a well or other uncontrolled well flow.

“Well Event Control Costs” means all of the following:

(A)                              The cost of regaining or attempting to regain control of a well following a Well Event affecting that well, including drilling of wells used for pressure relief to regain control and extinguishing or attempting to extinguish fires resulting from that Well Event.

(B)                                The cost of restoring, re-drilling or plugging and abandoning a well where restoration, re-drilling or plugging and abandoning is necessary because of a Well Event.

(C)                                Loss of oil or gas.

(D)                               Damage to the hole, the formation, strata or reservoir.

“Well Event Pollution Costs” mean all Claims for damage or loss to property caused by pollution or contamination that arises from a Well Event, including cleanup costs. Well Event Pollution Costs do not include Claims made against or suffered by any member of Contractor Group for damage or loss to property of any member of Contractor Group.

1.2                                 Interpretation. Unless the context expressly requires otherwise, all of the following apply to the interpretation of this Contract:

(A)                    The plural and singular words each include the other.

(B)                      The masculine, feminine and neuter genders each include the others.

(C)                      The word “or” is not exclusive.

(D)                     The word “includes” and “including” are not limiting.

(E)                       References to matters “arising” (or which “arise” or “arises”) “out of this Contract” include matters which arise in connection with this Contract or have a causal connection with or which flow from this Contract or which would not have arisen or occurred but for the entering into this Contract or the performance of or failure to perform obligations under this Contract.

(F)                       The headings in this Contract are included for convenience and do not affect the construction or interpretation of any provision of, or the rights or obligations of a Party under, this Contract.

(G)                      All obligations and rights of the Parties under this Contract shall be enforceable as of the Effective Date unless the text specifically makes such enforceable as of the Commencement Date.

1.3                                 Exhibits.

(A)                    All of the Exhibits that are attached to the body of this Contract are an integral part of this Contract and are incorporated by reference into this Contract, including:

(1)           Exhibit A – Scope of Work and its Attachments.

(2)           Exhibit B – Independent Contractor Health, Environmental and Safety Guidelines.

(3)           Exhibit C – Drug, Alcohol and Search Policy.

(4)           Exhibit D – Compensation.

(5)           Exhibit E     Rig Sharing Agreement.

(6)           Exhibit F – Invoicing Procedures – Kosmos

(7)           Exhibit G    Business Conduct – FCPA

(8)           Exhibit H - Parent Company Guarantee

(B)                      If a conflict exists between the body of this Contract and the Exhibits, the body prevails to the extent of the conflict.

(C)                      If a conflict exists between the Exhibits or within an Exhibit as they apply to Contractor, a resolution shall be mutually agreed by the Parties; failing which the conflict shall be resolved in accordance with Section 21 of this Contract.

2.           PERFORMANCE OF THE SERVICES

2.1                                 Several Liability. Kosmos and Noble are each severally, but not jointly, liable to Contractor for their respective use of the Drilling Unit under this Contract. Kosmos and Noble shall each use the Drilling Unit in direct continuation of one another, and such use shall be subject to the Rig Sharing Agreement. For all matters relating to or arising out of their respective use of the Drilling Unit, Kosmos and Noble (and their respective assigns if applicable) shall each be defined and referred to as Company throughout this Contract.

2.2                                 Operational Performance. Contractor shall utilize Contractor’s Drilling Unit and personnel to carry out all Services as specified by Company at any location designated by Company within the Area of Operations. This Contract shall govern all Services undertaken by Contractor for Company.

(A)                    Contractor shall furnish the Drilling Unit and all equipment, machinery, drill strings, tools, spare parts, materials and supplies that are specified in Attachments Al and A2 to Exhibit A — Scope of Work as well as such other items which are customarily provided by drilling contractors engaged to perform similar services, except for those items referenced in Section 7.1. Contractor shall maintain adequate stock levels of the items to be furnished and arrange for their replenishment as necessary for the prompt and efficient performance of Services.

(B)                      The Drilling Unit and all equipment provided by Contractor and used in the performance of the Services must be in good working order and repair and be suitable for, and capable of safely and properly performing the Services as and when required under this Contract.

(C)                      In the performance of the Operations, Contractor shall specifically perform the following:

(1)                   Operate the Drilling Unit in conformity with all applicable laws, certifications, licenses and manufacturer’s requirements, except that Contractor may use qualified facilities other than the manufacturer’s to perform maintenance and may use experienced—based maintenance to enhance the equipment and/or reliability as required by that experience. Notwithstanding the above, Contractor shall advise Company for its approval under the PMS provisions indicated in Section 6.2(D)(2) below. Contractor shall provide to Company data that supports the use of non-original equipment manufacturer service and parts on a case by case basis.

(2)                   Maintain the Drilling Unit in proper and safe operating condition.

(3)                   Promptly make any repairs needed for the proper and safe operation of the Drilling Unit at Contractor’s sole cost and expense unless otherwise provided for in this Contract.

(4)                   Direct the overall moving operations of the Drilling Unit.

(5)                   Ensure that the Drilling Unit position is maintained throughout Operations.

(D)                     Without prejudice to the generality of the foregoing:

(1)                   It shall be the responsibility of the Contractor to determine at all times whether Operations, including towing and moving the Drilling Unit, can be safely undertaken or continued, including but without limitation the duty and responsibility to determine by the Contractor’s own inspection that all cargo and items of equipment are loaded and stored aboard the Drilling Unit in a secure and seaworthy manner, that all proper and necessary precautions are taken for the safety of all personnel aboard the Drilling Unit, and that the Drilling Unit is in all respects in a condition suitable to undertake any contemplated Operations including towing and moving the Drilling Unit as aforesaid under the then prevailing or reasonably foreseeable sea and weather conditions.

(2)                   The Contractor shall decide when in the face of impending adverse sea or weather conditions it is necessary to institute precautionary measures in order to safeguard the well, the well equipment, the Drilling Unit or personnel aboard the Drilling Unit and shall ensure that all such measures are promptly taken. The Contractor shall keep the Company fully informed of all actions taken under this Section 2.2(D)(2) and specifically in the case of measures taken in order to safeguard the well and the well equipment and will, except when impractical due to urgent necessity, consult with the Company before taking such measures.

(3)                   In the event that the Contractor should consider it necessary at any time to suspend Operations for safety reasons, it shall immediately notify the Company of that fact and of the reasons therefore.

(4)                   For the avoidance of doubt it is expressly agreed that neither the presence on board the Drilling Unit of Company’s Representative nor the presence of any other Company personnel, regardless of whether an employee or contractor of the Company, including without limitation during tows and moves of the Drilling Unit, shall relieve the Contractor of any of its obligations and responsibilities under the Contract.

2.3                                 Designation of the Well Location(s); Access to Well Location(s).

(A)            Designation of the Well Location(s). The Area of Operations and/or the location(s) of well(s) to be drilled/worked-over shall be designated in Exhibit A — Scope of Work. Company shall select, survey, mark, and provide coordinates of the well location(s) in accordance with Contractor’s requirements and shall provide Contractor with information for each proposed well location as per the provisions of Section 2.3(B). Contractor shall have the right to review such information and request additional information and data.

(B)            Access to Well Location(s).

(1)                   Company shall provide Contractor with suitable access to and egress from the well location(s). Company shall survey, or have surveyed by a third party, each well location with DGPS or other appropriate means, along with bathymetric data needed by Contractor.

(2)                   The Party responsible for providing permissions necessary to enter the Area of Operations to operate at the drilling location selected by Company shall be identified in Exhibit A — Scope of Work.

(3)                   Company will provide information in its possession relative to sea bottom conditions, at the drilling location or within the prospective anchor pattern including information from marine well site surveys contracted by Company for the drilling location.

(4)                   Company shall provide the Drilling Unit with sound well locations for all Operations, free of obstacles and obstructions and provide a conductor pipe program adequate to prevent soil and subsoil washout.

2.4                                 Mobilization and Drilling Unit Movements. Contractor shall direct the mobilization and movement of the Drilling Unit. Such operations may include, towing, positioning, pre-loading, ballasting, de-ballasting, anchoring, rigging up, mooring and unmooring the Drilling Unit at each drilling location. When the Drilling Unit and Contractor’s equipment is being mobilized from Israel to Ghana, Noble shall be responsible for 66.6°° and Kosmos will be responsible for 33.4°° of the mobilization costs from the commencement of the mobilization at one (1) nautical mile from the last well location offshore Israel until the Drilling Unit reaches the latitude of 17 degrees North offshore Mauritania (the “Mauritania Line”). Upon reaching Mauritania Line, the balance of the mobilization of the Drilling Unit to Ghana shall be shared equally (50°°/50°°) by Kosmos and Noble until the Drilling Unit is within one (1) nautical mile of Kosmos’ first well location when the entire mobilization cost burden shall be fully assumed by Kosmos. Mobilization shall be conducted at ninety percent (90°°) of the Operating Rate plus Company’s provision of appropriate tow/transport vessel(s) and fuel. All commercial terms as well as all liability and indemnity provisions of the Contract shall apply from the commencement of the mobilization of the Drilling Unit from Israel and throughout the duration of the Contract.

2.5                                 Not used.

2.6                                 Fluids Program. Contractor shall assist Company’s other contractors to make, maintain and use drilling mud or completion fluids with appropriate properties for the well, including but not limited to, weight loss, viscosity and other general characteristics in accordance with such fluids program as Company may designate, subject only to safety considerations pursuant to Section 5, and at the cost of the Party designated in Attachment A2 to Exhibit A — Scope of Work. At all times, Contractor shall exercise due care and diligence in keeping the hole and all strings of casing and spaces between casing filled with drilling and or completion fluids. If Company requests, Contractor shall test drilling and/or completion fluids at least twice each tour for weight loss, viscosity and other general characteristics. Contractor shall record the results of such tests and use of fluids and additive materials in its daily drilling reports.

2.7                                 Formation and Sampling.  Contractor shall assist Company’s other contractors to keep accurate measurements and records of all formations encountered and notify Company immediately when any oil or gas-bearing formation is detected or encountered. If Company requests, Contractor shall also collect, save and identify all cores and cuttings taken according to Company’s instructions and place them in labeled, separate containers to be furnished by Company, if required by Company as set forth in Attachment A2 to Exhibit A —

Scope of Work. Cuttings and cores shall be made available to Company at the location and kept in proper storage until Company takes final possession of them.

2.8                                 Additional Well Services Required of Contractor. Contractor shall, while drilling the well(s), measure deviation from the vertical if requested by Company, measure the depth of the hole, and if necessary in the opinion of Company, plug back or sidetrack. Contractor shall at any time prior to completion or abandonment of a well, perform any and all tests, measurements and other well services requested by Company as set forth in Attachment A2 to Exhibit A — Scope of Work.

2.9                                 Completion, Re-completion or Working Over of Wells. Company may at any time elect to have a well completed, re-completed, worked-over or suspended at any time. Upon notice of such election, Contractor shall perform the work of completing, re-completing or working over the well in accordance with the program provided by Company in a manner and to the extent desired by Company.

2.10                           Stoppage of the Services for Convenience. Company may elect to stop the Services at any time for convenience without any default by Contractor in performance of the Services. Contractor shall be paid at the applicable rate provided for in Section 8.2(D) or (E) as applicable during any stoppage period.

2.11                           Abandonment of Wells. Company may at any time elect to have a well abandoned at any depth. Upon notice of such election, Contractor shall abandon the hole in accordance with the program provided by Company, in a manner satisfactory to Company and in compliance with all applicable governmental rules and regulations with respect to well abandonment. Upon abandonment of a well, Contractor shall remove from the location the Drilling Unit and such other equipment, materials and supplies furnished by it and by Company within the number of days set forth in Exhibit A — Scope of Work after the completion of the Services.

2.12                           Standards of Performance. Contractor warrants that:

(A)           Contractor has and will utilize in Services under this Contract the technical competence, financial capacity, management skills, competent and qualified personnel and equipment necessary to carry out the duties and responsibilities of a competent drilling contractor as are specified in this Contract.

(B)             Contractor shall conduct all Services in a diligent, workmanlike manner, and in accordance with accepted and prudent oil field practices and international professional standards.

(C)             Contractor shall use all reasonable efforts to avoid any disturbances in the existing labor situation that would adversely affect the business of the Company, its Affiliates or other contractors in the Area of Operations. Contractor shall promptly notify Company of any labor problems that have a potential to interrupt Services.

(D)              Contractor shall perform the Services in compliance with applicable laws, regulations, codes and standards imposed by law, and applicable codes and standards which have been adopted by Company and notified to Contractor.

2.13                             Loss of Control of the Hole and Takeover of the Services by Company.

(A)             Subject to the provisions of this Section 2.13, if fire or blowout occurs while Contractor is working on a drilling location, Contractor shall endeavor to control any such fire or blowout.

(B)               Subject to Section 8.1(G) and Section 14.6, if the hole is lost or damaged, Contractor shall, at Company’s election, drill a relief well, a new hole on the same location or re-drill sections of the existing hole as Company may require. Contractor will coordinate with Company and Contractor’s underwriters on the selection of an adequate location for drilling a relief well.

(C)               In addition to the provisions of Sections 2.13(A) and 2.13(B), Company has the right to take over complete control and supervision of those Services required to bring a well under control or for the reasons provided in Section 2.13(D). However, such take over shall not extend to the marine functions of the Drilling Unit, although decisions relative to the movement of the Drilling Unit may be undertaken by Company and carried out by Contractor’s personnel. If Company exercises this right, Contractor shall give Company full use of Contractor’s Drilling Unit and other equipment, materials, supplies and personnel at the well location subject to both of the following considerations:

(l)                                     Contractor shall continue to maintain the insurances set forth in Section 16, subject to insurer’s approval which Contractor must use its best efforts to obtain.

(2)                                  The rate of compensation that Contractor is entitled to receive during the time that Company is in control of the Drilling Unit shall be the rate (as set out in Exhibit D — Compensation) in effect on the date of the take over of the Drilling Unit by Company reduced by an amount equal to the Personnel rates shown in Attachment A3 of Exhibit A — Scope of Work for the Contractor personnel released from the Drilling Unit as agreed by the Parties. Should a rate for a Contractor person not be listed then the rate shall be calculated as actual costs for salary (plus Payroll Burden) for Contractor’s personnel.

(D)              If in the circumstances contemplated under this Section 2.13, Contractor fails to conduct the well control activities as required in this Contract, Company may give written notice of this failure to Contractor. In this event, Company has the right to take over complete control and supervision of the well control activities.

2.14                                      Removal of Wreckage.

(A)              If the Drilling Unit or any part thereof is lost or damaged beyond repair and removal is required by law or governmental authority, or the wreckage is interfering with Company’s operations in Company’s opinion, Contractor shall promptly remove such damaged or lost Drilling Unit or part thereof from the Area of Operations at Contractor’s sole cost.

(B)                Notwithstanding the provisions of Section 2.14(A), in the event that the Drilling Unit cannot be raised and/or removed with available technology and equipment due to water depth and a governmental authority orders removal of such wreckage, then Contractor and Company shall work together in an attempt to obtain a waiver from applicable governmental authorities for the obligation to remove the wreckage.

2.15                                      Well Records and Reports.

(A)              Contractor shall maintain an authentic, legible, and accurate history and log of Services performed on forms and in a manner prescribed by Company (including all measurements required for fishing operations with a record of all downhole equipment). The history and log shall be open at all times to inspection by Company and furnished to its authorized employees and representatives upon their request.

(B)                Contractor shall maintain continuous recordings of the total measured depth, the rate of penetration, weight of Drill String, pump pressure, torque, rotary speed, pit level and flow charts. Contractor shall provide copies thereof’ to Company’s Representative as requested.

(C)                Contractor shall furnish Company’s Representative with a daily written report, on forms and in the language prescribed by Company, showing depths and Services performed during the preceding twenty-four hours and any other information relative to the day’s Services requested by Company. All such reports shall be legible and accurate.

2.16                                      Loading/Unloading of Supply Vessels. Contractor’s personnel shall load and unload supply vessels to/from the Drilling Unit upon Company’s request at the cost of the Party set forth in Attachment A2 to Exhibit A Scope of Work. Under no circumstances shall Contractor’s personnel be permitted aboard the supply vessels, without the express written consent of Contractor.

3.              DURATION OF THE CONTRACT; TERMINATION AND SUSPENSION PROVISIONS

3.1                                            Duration of the Contract. This Contract shall remain in full force and effect from the Effective Date, through the Operating Term and completion of Demobilization unless terminated earlier by either Company or Contractor as set forth in this Section 3.

3.2                                            Initial Operating Term of the Contract; Extensions and Reductions of the Initial Operating Term of the Contract.

(A)            The initial Operating Term of this Contract is 1,240 days and shall commence upon the Mobilization Completion Date. The initial Operating Term is anticipated to be as follows:

(1)                                  Kosmos has two hundred seventy (270) days of operations offshore Ghana; then

(2)                                  Noble has two hundred eighty (280) days of operations offshore Equatorial Guinea; then

(3)                                  Kosmos has two hundred seventy (270) days of operations offshore Ghana; then

(4)                                  Noble has one hundred fifty (150) days of operations offshore Equatorial Guinea; then

(5)                                  Kosmos has two hundred seventy (270) days of operations offshore Ghana.

The Parties acknowledge that Contractor or Contractor’s Affiliate has entered into a drilling contract with Noble’s Affiliate, Noble Energy Mediterranean Ltd. (“Noble Med”) to mobilize the Drilling Unit, drill and test one well (with an option to drill, but not test, a second well) in the Eastern Mediterranean with a total allocated period of 166 days (subject to Noble Med’s right to use the Drilling Unit for additional days as specified in the Rig Sharing Agreement). In any event, to the extent that the actual total number of days used by Noble Med (including mobilization and operating) is less or greater than 166 days, the days allocated to Noble under the Drilling Contract, and thus the initial Operating Term, shall be adjusted accordingly, with any increase or decrease in the number of days for Noble being applied to the drilling segment referenced in Section 3.2(A)(4).

The Parties hereto further acknowledge that the Mobilization under this Contract from Israel to the Mauritania Line is estimated to take 35 days and (and the cost is allocated two-thirds to Noble and one-third to Kosmos), and the Mobilization from the Mauritania Line to one mile from Kosmos’ first well in Ghana is estimated to take 20 days (and the cost is allocated one-half each to Noble and Kosmos). To the extent that the actual mobilization days are less or greater than the estimated days, the days shall be adjusted and allocated to Noble or Kosmos in the same proportion as cost has been allocated under the Drilling Contract (2/3 Noble and 1/3 Kosmos from Israel to Mauritania Line and 50/50 from the Mauritania Line to Kosmos’ first well in Ghana), and the initial Operating Term shall be adjusted accordingly.

Notwithstanding anything to the contrary in the Contract and consistent with KOSMOS’ plan to commence oil production in Ghana during the first half of 2010, should Kosmos and its Joint Interest Owners fail to achieve commercial oil production by September 30, 2010 and, in Contractor’s reasonable opinion, Kosmos’ financial capability is insufficient to complete its payment obligations under the Contract, Kosmos and Atwood shall meet in good faith to review relevant payment security issues to resolve the matter, including posting of a letter of credit. After such review, if Contractor, in its reasonable opinion, is not satisfied with remedies discussed, Contractor may reduce the term of the Kosmos’ segments of the Contract accordingly, not to exceed a nine (9) month reduction in term. In the event of such reduction and the option set forth in Section 3.2(C) has been exercised by Noble, Noble shall he obligated to accept the Drilling Unit on an accelerated basis immediately following the conclusion of the relevant Kosmos’ drilling program segment(s).

(B)              Optional extension of the initial Operating Term by Company. Either or both of Kosmos and Noble shall have the right, but not the obligation, to extend the initial Operating Term at the same rates set forth in Exhibit D Compensation as follows:

(1)                                  For any or all of the time necessary for Contractor to complete the Services on the last well commenced during each of the segments used by Kosmos or Noble during the initial Operating Term, such election to be made by Company within sixty (60) days of the completion of said Services or by October 01, 2010, whichever is later;

(2)                                  For any or all of the amount of time for which the Zero Rate has been applicable during the Contract, such election to be made by Company within sixty (60) days of the completion of said Services or by October 01, 2010, whichever is later.

(C)              Option to extend the Contract by Company. On or before October 01, 2010, either or both of Kosmos and Noble shall have the right to extend the Operating Term as follows at Service rates to be mutually agreed with Contractor

(1)                                  For a period of up to one (1) year to he shared equally by Kosmos and Noble unless otherwise mutually agreed between Kosmos and Noble.

(D)              Additional optional extension of the Contract by Company. Company shall have the right, but not the obligation, to extend the Contract as follows at the the Service rates in effect at the time the Services are performed:

(1)                                  For any or all of the total amount of time for which Contractor has been paid at the Force Majeure Rate stated in Section 8.1(F), such election to be made by Company within sixty (60) days of the completion of each such Force Majeure period or by October 01, 2010, whichever is later; or

(2)                                  For any or all of the period of suspension as stated in 3.9(D), such election to he made by Company within sixty (60) days of the completion of each such suspension period or by October 01, 2010, whichever is later; or

(3)                                  For any or all of the paid days necessary for Contractor to complete all Drilling Unit classification and regulatory inspections conducted during the duration of the Contract and as detailed in Section 6.2 (E). Such election to be made by Company within sixty (60) days of the completion of each classification and regulatory inspection period or by October 01, 2010, whichever is later.

(E)                                  Completion of Services on last well. In an event, the Contract shall be extended for the time necessary for Contractor to complete the Services on the last well commenced during the Operating Term.

3.3                                     Termination of the Contract by Company without an Opportunity to Cure Default. This Contract may be terminated by Company without penalty to Company as follows:

(A)             At any time if Contractor or its creditors seek relief under any insolvency law or if Contractor should become insolvent or make an assignment for the benefit of creditors or file a voluntary petition for bankruptcy or if receivership proceedings should be instituted against Contractor and such relief action, voluntary petition or receivership proceeding is not stayed or withdrawn within ninety days;

(B)               Pursuant to the provisions of Sections 11 .1 and 11.2;

(C)               After the number of days specified in Exhibit A – Scope of Work following the occurrence and subsistence of a Force Majeure Event and subject to certain obligations specified elsewhere in the Contract;

(D)              If the Drilling Unit becomes an actual or constructive total loss.

Termination under this Section 3.3 may he made by Company upon notice to Contractor without any opportunity on the part of Contractor to correct or cure the default or situation that may give rise to termination hereunder.

3.4                                     Termination of the Contract by Company with an Opportunity to Cure Default.

(A)                                   Should Contractor:

(i)                           Default in any way in the performance of the Services after the Effective Date of the Contract, including failing, refusing or neglecting to supply sufficient equipment to be supplied by Contractor, or tools or properly skilled personnel to complete the Services;

(ii)                        Carry out its obligations in a negligent or careless manner or fail to carry out the same due to its fault or negligence;

(iii)                     Fail to obtain approval for, or maintain in effect, permits, certifications or clearances required to be in Contractor’s name or to be secured by Contractor from the appropriate governmental regulatory bodies of the Country or any political subdivision thereof or certification authorities which arc necessary to conduct Services in the Area of Operations;

(iv)                    Breach the covenants in Section 5, the applicable Exhibit B - Independent Contractor Health Environmental and Safety Guidelines, Exhibit C – Drug, Alcohol and Search Policy or any health, safety or environmental obligation imposed by federal, state, provincial or local statutes, rules or regulations;

(v)                       Not complete remedial work on the Drilling Unit as identified by Company as the result of an inspection undertaken pursuant to Section 5.7;

(vi)                    At any time breach the warranties contained in Sections 2.12 and 6.2(E);

(vii)                 Breach the Records and Audit covenants pursuant to Section 12; or

(viii)              Fail to meet the requirements as defined in Attachment A2 to Exhibit A Scope of Work, or any other material obligations of Contractor under this Contract;

and Contractor fails to initiate reasonable corrective action to Company’s satisfaction within forty-eight hours after written notice from Company or fails to continue to correct the deficiencies as promptly as reasonably possible or fails to complete corrective action to Company’s satisfaction within thirty (30) days after such notice, Company may, at any time thereafter terminate the Contract.

(B)                                     Company, in the case of Work stoppage pursuant to Section 8.2, may suspend or terminate this Contract in accordance with Section 8.2.

3.5                                     Termination of the Contract by Company for Convenience. Company may terminate this Contract for convenience by giving Contractor thirty days prior written notice of termination.

3.6                                     Contractor’s Actions on Termination. Upon receipt of a notice of termination from Company, Contractor shall:

(A)                    Place no further orders for materials, equipment and services other than as may be necessarily required for completion of such portion of the Services that is not terminated.

(B)                      Promptly make every reasonable effort to either obtain termination on terms satisfactory to Company of all orders to subcontractors or assign those orders to Company.

(C)                      Safely, promptly and efficiently conclude the Services and provide Company information on the status of the well and other information as required even after termination.

(D)                     Use commercially reasonable efforts to mitigate adverse financial exposure of the Parties.

(E)                       Comply with Section 17 relative to Contract Information.

(F)                       Remove the Drilling Unit and other Contractor equipment and materials from the Area of Operations.

3.7                                      Payments by Company upon Termination of the Contract.

(A)                    If Company terminates this Contract for any of the causes stated in Section 3.4(A) or 3.4(B), Company shall owe no further compensation after the termination date and no termination penalty shall apply.

(B)                      If Company terminates this Contract for convenience under Section 3.5, Company shall pay Contractor eighty-five percent (85%) of the Operating Rate in monthly installments for the remainder of the Operating Term of the Contract effective from the date of termination. In addition, Company shall pay the Demobilization Fee. If Contractor obtains follow-on work within what would have been the remainder of the Operating Term of this Contract, then Company’s obligation to pay the above termination fee will be decreased by the cumulative day rate paid to Contractor by the new operator. Contractor is responsible for informing Company about the obtainment of any follow-on contracts and day rates payable thereunder subsequent to termination under this Section 3.7(B).

(C)                      If after the ninety (90) day remediation period in Section 3.4(B), Company terminates the Contract due to equipment damage then:

(1)                                  if the damage was caused in the normal course of operations and without relation to the negligent actions of Company Group, no penalty for termination is owed; and

(2)                                  if the damage was caused by the negligent actions of Company Group, then a lump sum payment of US$7,500,000.00 is due from the Party acting as Company at the time of the damage.

(D)                     If Company terminates this Contract under Section 3.3 except Section 3.3(C), Company shall pay Contractor for that portion of the Services which Company, in its reasonable judgment, determines were satisfactorily performed prior to termination. In addition, Company shall pay Contractor an amount reasonably calculated to compensate Contractor for documented expenses it has incurred for purchases made by Contractor, at the request of Company, over and above the equipment listed in Attachment Al to Exhibit A - Scope of Work, less any amount that Contractor could have avoided or mitigated.

(E)                       If Company elects to terminate this Contract for a Force Majeure Event under Section 3.3(C) after ninety (90) days, Company shall owe no further compensation after the termination date and no termination penalty shall apply.

In addition, if the Zero Rate is applicable for a Force Majeure Event, Contractor shall have the right to terminate the Contract unless Company has agreed to continue to pay the applicable Force Majeure Rate. Kosmos and Noble agree to utilize commercially reasonable efforts to move the Drilling Unit between Countries and shift the timing of their respective drilling segments as specified in Section 3.2 (A) in order to minimize the effect of a Force Majeure Event on the Parties.

(F)                       If the provisions of Exhibit D – Compensation require the payment of a Demobilization Fee, Company shall pay such fee to Contractor in the event of early termination of the Contract under the provisions of Sections 3.3(C) or 3.5.

(G)                      If Company terminates this Contract under Sections 3.3, 3.4 or 3.5, in addition to any payments owed pursuant to the provisions of Section 3.7, Company shall pay Contractor for that portion of the Services which were satisfactorily performed prior to termination. In addition, Company shall pay Contractor an amount reasonably calculated to compensate Contractor for documented expenses it has incurred for purchases made by Contractor, at the request of Company, over and above the equipment listed in Attachment Al to Exhibit A - Scope of Work, less any amount that Contractor could have avoided or mitigated.

3.8                                    Reinstatement after Termination for Mechanical Breakdown of Contractor’s Equipment. Company has the right to reinstate this Contract before the Drilling Unit is moved out of the Area of Operations if Contractor is able to resume Services after termination of this Contract. The effective date of this reinstatement shall be when Company’s notice to reinstate is received by Contractor, and Contractor is able to re-commence operational performance as described in Section 2.1. Company may elect to add the number of days between termination and reinstatement to the Operating Term of the Contract and notify Contractor of such election.

3.9                                    Suspension of the Contract for Cause.

(A)             Right to Suspend. Company may by notice to Contractor suspend with immediate effect the Contract,

(1)                                  If Company, in its sole and considered judgment, determines that in providing the Services any member of Contractor Group is failing to comply with Exhibit B - Independent Contractor Health, Environmental and Safety Guidelines, or with Exhibit C – Drug, Alcohol and Search Policy or with applicable safety laws and regulations while in the Country or any political subdivision thereof and the Area of Operations.

(2)                                  Under Sections 8.2(A)(2), 8.2(B)(2) and 8.2(C)(2).

Suspension under this Section 3.9 continues until Company notifies Contractor that the suspension is lifted. Contractor acknowledges that Company has no obligation to lift the suspension until it is satisfied that Contractor will thereafter comply with the requirements referenced in Section 3.9(A)(1) or that the mechanical breakdown under Section 8.2 has been remedied.

(B)            Compensation and Expenses during Suspension. If Company suspends the Contract under this Section 3.9, Contractor is not entitled to Service rates compensation for the period or the suspension, but is entitled to reimbursement of any regular and daily operating expenses for Company personnel such as food and accommodation incurred during the suspension.

(C)            Reservation of Rights during Suspension. Suspension of the Contract under this Section 3.9 does not affect any other right of Company or Contractor under this Contract, including the right to terminate this Contract.

(D)           Extension of the Operating Term of the Contract. Company may elect to add any of all of the number of days between the suspension of the Contract and the lifting thereof to the Operating Term of the Contract and notify Contractor of such election in accordance with the provisions of Section 3.2(B).

3.10                               Rights of Company are Subject to Rig Share Agreement.

(A)          Whenever Kosmos or Noble, in the capacity or Company, has a right to extend the Operating Term of the Contract or to terminate the Contract, or otherwise to affect the Contract, such right shall be exercised by Kosmos or Noble only in compliance with the Rig Sharing Agreement and, in the absence of compliance with the Rig Sharing Agreement or the mutual agreement of Kosmos and Noble, neither kosmos nor Noble shall have the right to limit, modify, or terminate the use of the Drilling Unit by the other Party or the application of this Contract to such other Party.

4.              REPRESENTATIONS AND WARRANTIES

4.1                                     Initial Representations. Contractor represents and warrants to Company that as of the Effective Date:

(A)          Contractor is a corporation or company (as the case may be) duly organized, validly existing and in good standing under the laws or the jurisdiction of its organization.

(B)            Contractor has full corporate or company power and authority to enter into and perform this Contract, and has taken all actions necessary to authorize its execution and delivery of this Contract.

(C)            This Contract has been duly executed and delivered by its authorized officer or other representative and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, and no consent or approval of any other Person is required in connection with its execution, delivery and performance of this Contract.

(D)           Contractor understands the nature and scope of the Services required by this Contract and is familiar with all relevant matters which may affect or govern the provision of the Services, including all of the matters listed below:

(1)                                  The geographic, climatic, weather, economic, security, political and cultural conditions prevailing in the Country and the Area of Operations.

(2)                                  The availability and quality of third-party services, labor, material, transportation, equipment and facilities in the Country and the Area of Operations.

(3)                                  Rules, regulations, statutory guidelines, orders, ordinances, codes, policies and laws which have legal force in the Country or any political subdivision thereof and the Area of Operations or which apply to the provision of the Services.

(E)             No event has occurred prior to the Effective Date which, had it occurred after the Effective Date, would constitute a violation of Section 11.1 or Section 11.2.

4.2                                      Continuing Representations. In addition to those warranties provided by Contractor in Section 4.1, Contractor represents and warrants to Company all of the following, as of the Effective Date and on a continuing basis during this Contract:

(A)          Contractor and the members of Contractor Group have the technical competence, expertise, financial capacity, management skills, resources and equipment necessary to perform their obligations under this Contract.

(B)            Contractor Group personnel to be used to perform the Services are competent, qualified, fit for duty and skilled for the purpose of performing. the Services as required by this Contract.

(C)            Contractor and the members of Contractor Group are at all relevant times in compliance with all requirements of this Contract, and have obtained all necessary licenses, permits, consents, approvals and other authorizations.

(D)           Without limiting any other provision in this Contract, Contractor shall comply with, and shall ensure that all members of Contractor Group comply with, all applicable permits, licenses, authorizations, concessions and clearances and all applicable laws and regulations, including those of the Country or any political subdivision thereof.  Nothing in this Contract shall require Contractor or members of Contactor Group to comply with any applicable laws and regulations if such compliance would subject either Party or their Affiliates to liabilities or penalties under United States of America law.

5.             SAFETY

Company and Contractor shall have the following rights and obligations relative to safety:

5.1                                      Notification of Hazardous Conditions & Work Stoppage.

(A)           Notice of Hazardous Conditions. If at any time Contractor or Company determines that Services cannot be safely undertaken or Services may create a hazardous condition, that Party shall notify the other Party of such determination. As soon as reasonably possible after such determination is made, Contractor shall consult with Company prior to deciding on the subsequent course of action. At all times Contractor shall make every effort that in its opinion is required to control or overcome the cause of or minimize the adverse effect of the hazardous condition.

(B)             Work Stoppage. Both Company and Contractor shall have the right to stop Work by Contractor or its subcontractors or Company’s other contractors when Work conditions are deemed to be imminently hazardous to persons, property or the environment and the requisite notice is given as per Section 5.1(A).

(C)             Safety Issue Resolution. In case of conflict between Company and Contractor as to the determination of the course of conduct which affords the greatest safety, Contractor’s opinion shall control. Nothing in this Section 5.1 shall be construed as a waiver by Company of its rights to suspend the Contract or stop the performance of the Services under the provisions of Section 3.9(A) or Section 17 of Exhibit B - Independent Contractor Health, Environmental and Safety Guidelines.

5.2                                      Health, Safety and Environment Provisions; Drug, Alcohol and Search Policies. Contractor shall, at its expense, take all measures reasonably necessary or proper to provide safe working conditions, and shall comply with Company’s furnished safety requirements including those found in Exhibits B and C and with the applicable safety and environmental requirements of the Country or any political subdivision thereof and the Company if Company has local policies that apply to Contractor’s Services in the Area of Operations. Should Company have additional Health, Safety and Environment or Drug, Alcohol and Search policies that differ from those in Exhibits B and C, such shall be included in Exhibit A Scope of Work. It is understood that any work, safety and environmental guidelines established by Company are intended to supplement Contractor’s established programs and Company’s guidelines shall be considered as minimum requirements.

5.3                                      Contractor’s Safety Management System. Prior to acceptance of the Drilling Unit, Contractor shall submit for Company’s approval a copy of Contractor’s Safety Management System to address its safety obligations under this Contract. Such Safety Management System shall be attached to Exhibit A - Scope of Work as Attachment A9. Without limiting the generality of the foregoing, Contractor shall maintain proper barriers, guard rails and other safety devices to lessen hazards during the performance of Services under this Contract.

Contractor shall not permit smoking or any open flames nor the carrying of matches or lighters except in the designated areas on the Drilling Unit. All engine exhausts shall be equipped with spark arresters to eliminate fire hazards. Any conflicts between Company’s and Contractor’s policies shall be resolved in a mutually agreed written bridging document. Contractor’s policies shall be attached to the bridging document.

5.4                                      Installation of Blowout Prevention Devices. As soon as Contractor considers it advisable, or earlier if requested by Company, Contractor shall install blowout prevention devices as specified in Attachment Al to Exhibit A Scope of Work, on each well. Contractor shall operate and pressure test the blowout prevention devices at intervals directed by Company, or as required by an agency of the Country or any political subdivision thereof if such intervals are shorter, by methods specified in Attachment A7 to Exhibit A — Scope of Work and to Company’s satisfaction. Results of such tests shall be recorded on the daily reports referred to in Section 2.15. At a minimum well control drills shall be conducted weekly or more frequently if required by Company for each drilling crew and results of these drills shall also be recorded on such daily reports.

5.5                                      Notification of Safety Requirements to Personnel on the Drilling & Safety Training.

(A)           Contractor shall give notice to all persons at the well location of all safety requirements which apply to any person at the well location. Additionally, Contractor shall ensure that such persons are fully informed of, receive training in (at Contractor’s cost for Contractor Group’s personnel only) and comply with such requirements. The Contractor shall set up and conduct weekly safety drills.

(B)             Additionally, Contractor shall take appropriate action requiring such persons to cease activities whenever Contractor is aware that persons are not complying with such safety requirements. The Contractor shall set up and conduct weekly safety drills.

(C)             Company and Contractor will consult and cooperate to get the appropriate notices and information to other contractors of Company and to implement this Section 5.5 with other contractors and their personnel.

5.6                                      Fire Prevention Actions. Contractor shall, within the capabilities of the equipment and personnel required to be furnished by Contractor, adopt such precautions as are within generally accepted drilling industry standards to prevent the well catching fire or to bring the well under control or to put out the fire, including all precautions required and instructions given by Company. At such time as Contractor’s Drilling Unit is engaged in Services, Contractor shall provide vapor-proofed wiring and lighting and exhaust spark arresters to enable the Drilling Unit safely to work-over, complete/perforate and perform testing Services, pull wet strings and pull testing tools at any time.

5.7                                      HSE Systems Audit and Inspection.

(A)           Company may, at its option, require a Health, Safety and Environmental (“HSE”) systems audit and inspection prior to the Commencement Date of the Contract. The HSE audit and inspection will be performed by Company’s HSE department and, for non-U.S. operations, Company’s Medical departments or third party selected by and at the expense of Company.

(B)             The audit will be a comprehensive survey, including record checks, employee interviews and random physical condition checks to confirm equipment, programs, procedures and administrative controls are in place to protect the health and safety of rig personnel and the environment.

(C)             The HSE systems audit and inspection will document identified deficiencies to ensure the Drilling Unit is in compliance with equipment and programs specified in the Contract. A copy of the written audit and inspection report will be given to Contractor following the inspection. All deficiencies identified in the audit or inspection shall be repaired or corrected at Contractor’s cost, and all programs or procedures in place, prior to the Commencement Date of the Contract, unless otherwise mutually agreed by the Parties in writing.

(D)            Company reserves the right to periodically re-inspect any of the above during the Contract.

(E)              Contractor shall provide reasonable access to the Drilling Unit, including, if appropriate and practicable, using its best efforts to obtain permission from the prior operator who has the Drilling Unit under contract to allow Company’s representatives and inspectors on the Drilling Unit while operating for that other operator.

5.8                                      Material Safety Data Sheets. Contractor shall review material safety data sheets (MSDS) pertaining to known toxic and hazardous substances or chemical hazards to which Contractor’s employees or subcontractors are likely to be exposed while performing any particular or individual work task on behalf of Company. To this end, Company shall provide to Contractor or cause its other contractors to provide MSDSs for chemicals which Company or its other contractors bring on board the Drilling Unit. Such MSDSs shall be provided in a timely manner to allow Contractor to comply with the requirements of this Section 5.8. Contractor will and shall be solely responsible for notifying its personnel working at the well location of all health and safety hazards to which they will be exposed.

5.9                                      Emergency Evacuation Plan. Contractor agrees to provide Company with information necessary for Company to submit an Emergency Evacuation Plan consistent with the requirements of all applicable regulations issued by the applicable regulatory body.

5.10                                Waste Disposal. Contractor agrees that it will use the prudent, accepted and approved standards of care and diligence in use by international drilling contractors to prevent, to take care of, and to prepare for shipment all its waste oil, waste water, and other waste material, including but not limited to waste paint cans, waste drilling pipe dope, etc., that may accumulate from Contractor’s Operations. Contractor will use prudent, accepted, and approved standards of care in use by drilling contractors to prevent pollution of all nature or kind resulting from the Services performed under this Contract. Company shall be responsible for all cost and the hauling to shore and disposal of all wastes from the Drilling Unit.

5.11                                Contractor’s Subcontractor’s. The requirements of this Section 5 of this Contract arc applicable to all subcontractors hired by Contractor and Contractor shall require its subcontractors’ compliance thereto.

6.             CONTRACTOR’S PERSONNEL AND EQUIPMENT; IMPORT AND EXPORT OBLIGATIONS

6.1                                      Contractor’s Personnel. Contractor shall provide the personnel identified in Attachment A3 to Exhibit A - Scope of Work and comply with all of the following:

(A)           Qualifications and Number of Personnel.

(1)                        The personnel assigned by or on behalf of Contractor Group must be qualified, competent, sufficiently experienced and in a sufficient number to perform the Services. All such personnel must have the qualifications, classifications, experience, and training required under all applicable health, environmental and safety practices, procedures, regulations, certifications and any other requirements of applicable law and this Contract.

(2)                        In addition to the rights and remedies provided elsewhere in this Contract, Contractor shall promptly replace any member of the Contractor Group who fails to meet these qualifications and Contractor shall furnish any personnel necessary to fulfill the requirements of this Contract. During the time any positions arc unfilled, Contractor shall credit Company an amount equal to the Personnel rates shown in Attachment A3 of Exhibit A - Scope of Work for the unfilled positions. Should rates for Contractor personnel not be listed, then the rates shall be calculated as actual costs for salary (plus Payroll Burden) for those unfilled Contractor personnel positions.

(3)                        If the Parties agree to reduce the number and/or qualifications of personnel specified in this Contract, any resulting savings from this reduction must be credited to Company.

(4)                        If Company requests additional personnel, Contractor shall furnish the requested additional personnel (in addition to those required in Attachment A3 to Exhibit A - Scope of Work) and Company shall reimburse Contractor for this added cost as set out in Section 9.3.

(5)                        Contractor shall handle all industrial relations matters involving members of the Contractor Group in accordance with applicable law, labor contracts, customs, rules and regulations. The settlement of any labor disturbance affecting Contractor’s personnel shall be wholly within the discretion of Contractor and at Contractor’s sole expense, without prejudice to Section 8.3.3.

(6)                        Each of Contractor’s personnel in the following classifications shall be fluent in English; Contractor Representative, drilling superintendent/rig supervisor, senior toolpusher, assistant toolpusher, drillers and assistant drillers, Offshore Installation Manager (OIM), Crane Operators, medic, safety captain/HES specialist, or their equivalent job classifications. Contractor must have at least one person who can both speak and write English on site at all times who is capable of communicating both orally and in writing with other personnel at the well location who do not understand oral or written English. On Attachment A3 to Exhibit A - Scope of Work additional Contractor Drilling Unit crew positions may be identified which must be filled with individuals who must be fluent in English.

(7)                        If Contractor fails to furnish the numbers and/or classifications of the personnel specified in Attachment A3 to Exhibit A - Scope of Work, Contractor shall at its own cost promptly replace such missing personnel. Contractor shall credit Company an amount equal to Contractor’s Personnel Rate for each person during the time the position is unfilled and keep Records of the presence and absence of all personnel.

(B)             Training, Supervision, Well Pressure Control Certification and Fire Fighting Survival Certification. Contractor shall provide or cause to be provided all necessary training, education, instruction and supervision of Contractor Group personnel that is necessary to carry out the duties required in this Contract.

(l)                           Contractor warrants that all drill crew personnel specified in Attachment A3 to Exhibit A - Scope of Work who arc required to hold well control certificates by either industry, government or Contractor standards are properly certified in well control operations to the appropriate industry and government standards and have valid well control certificates from the certification authority recognized by Company, and can understand and properly perform their duties. National crew members shall receive well control training at Contractor’s cost commensurate with the position they hold. The costs associated with obtaining and maintaining the required well control certificates shall be for Contractor’s account.

(2)                        Contractor shall ensure that Contractor’s personnel comply with all applicable statutory regulations and requirements regarding the attendance at and satisfactory completion of fire fighting and survival courses.

(C)             Discipline and Replacement of Personnel. Contractor shall maintain discipline and lawful and orderly behavior among Contractor Group personnel during the performance of the Services. If instructed by Company in writing, Contractor shall replace or remove Contractor Group personnel as follows:

(1)                        Contractor shall remove and replace, at Contractor’s sole expense, any personnel who Company determines in its sole and considered judgment, is or are unsatisfactory because of non-compliance with the requirements of this Contract or because of being likely to jeopardize the relationship between Company and host, state or local governments or others in the Country or any political subdivision thereof.

(2)                        Contractor shall remove and replace any of its personnel, if requested by Company without specifying any reason and in this event, Company’s obligations for payment to Contractor shall be limited to travel costs incurred by such removal and replacement.

(3)                        Contractor shall handle all industrial relations matters involving Contractor’s personnel subject to applicable law, labor contracts, customs, rules and regulations. The settlement of any labor disturbance affecting Contractor’s personnel will be wholly within the discretion of Contractor.

(D)            Key Personnel. Key Personnel identified in Attachment A3 to Exhibit A - Scope of Work must not be removed or replaced by Contractor or its Subcontractors without Company’s prior written consent.

(E)              Requirements of Personnel. Contractor is responsible, at its own expense, for providing all of the requirements of Contractor Group personnel, including all of the following:

(1)                        Benefits, including salaries, wages, bonus payments, sick pay, insurance (including Workers’ Compensation Insurance or similar insurance), termination payments, local income taxes, rest leave, overtime, allowances, social benefits, medical benefits, relocation expenses, indemnities, compensations and fringe benefits of whatever nature, and any benefits payable under applicable law or collective labor contracts;

(2)                        All hours worked, including any overtime or other premiums for hours worked;

(3)                        Any offshore safety training/medical; certification cost, including costs related to permit to work and induction courses;

(4)                        Personnel mobilization and demobilization costs to Point of Origin;

(5)                        Overheads and profits;

(6)                        Medical attention, except as provided in Section 7.2;

(7)                        Immigration requirements, including passports, visas, work permits, exit and re-entry permits, medical examinations, personal customs duties and all other applicable governmental authorizations or documentation required in connection with the employment of or the entry into, presence in or exit of Contractor Group personnel from the Area of Operations or the Country or any political subdivision thereof;.

(8)                        Training, Food, lodging and transportation, except as otherwise provided in Exhibit D - Compensation;

(9)                        Life saving and personal protective equipment, and

(10)                  All other costs of Whatsoever nature incurred by Contractor in the administration of this Contract.

(F)              Personnel Work Schedule. Contractor’s personnel shall work according to the schedule as set forth in Exhibit A — Scope of Work.

(G)             Local Content & Workforce Nationalization. For Work outside the U.S. and Canada, Company may require Contractor to commit to targets or specific requirements relative to local content and workforce nationalization. Any such targets or requirements shall be set forth in Attachment A2 to Exhibit A — Scope of Work for materials and supplies and Attachment A3 to Exhibit A — Scope of Work for personnel. As to Ghana, any such targets or requirements shall be identified to Contractor as part of the process to obtain a Permit To Operate As Petroleum Service Company In Ghana set forth in Attachment A10 to Exhibit A — Scope of Work

6.2                                      Contractor’s Drilling Unit, Services and Supplies.

(A)           General Provision. Except for  those items specifically provided in Section 7.1 to be furnished by Company, Contractor shall provide at its sole cost and expense the Drilling Unit and all Services, equipment, machinery, Drill Strings, tools, spare parts, consumables, maintenance, all onshore support costs, materials, supplies, insurance, overhead and profit, and all other reasonable costs incurred by Contractor in the administration of this Contract, including the items listed as Contractor’s responsibility on Exhibit A - Scope of Work and its Attachments. Replenishment of items furnished by Contractor shall be arranged by Contractor at its expense, and Contractor shall also be responsible for maintaining adequate stock levels to ensure prompt and efficient performance of Services.

(B)             Not Used.

(C)             Company’s Rights of Inspection and Rejection of the Drilling Unit and the Services.

(1)                        Right of Inspection and Rejection. Company shall at its expense, before the Commencement Date of the Contract or anytime during the

Contract, have the right but not the obligation to inspect any equipment, machinery, drill strings, spare parts, tools, materials and supplies furnished by Contractor as well as check all records, measurements and tests prior to the Commencement Date and at any time thereafter. Company or its authorized representative(s) may inspect the Drilling Unit at sites owned or controlled by members of Contractor Group, their contractors or other operators upon reasonable notice during normal business hours (subject to the prior operator’s consent and schedule). Any equipment or other items that do not conform to the specifications of this Contract may be rejected by Company and must be repaired or replaced by Contractor, at its own expense, with equipment or items that are acceptable to Company.

(2)                        No Waiver of Company’s Rights. Company’s inspection of the Drilling Unit and/or Contractor’s performance of the Services does not excuse Contractor from any obligations under this Contract. Company’s failure to inspect, witness, test, discover defects, raise issues concerning or reject Services performed by Contractor that are not in accordance with this Contract does not relieve Contractor from the liabilities and obligations set out in this Contract or raise any defense to the insufficiency of Contractor’s performance.

(D)            Maintenance of the Drilling Unit and Ancillary Equipment.

(1)                        Contractor shall ensure that the Drilling Unit and all other items of Contractor’s equipment are properly maintained in good working order and repair throughout the Contract. Qualified service technicians shall be retained as necessary at Contractor’s sole cost to perform any maintenance, repair, or replacement required for the Drilling Unit. Unless as otherwise agreed by the Parties in writing, all costs related to any repairs or replacements of the Drilling Unit shall be effected by Contractor at its sole cost and expense as speedily as reasonably practical.

(2)                        Contractor must have a demonstrable Preventative Maintenance System (PMS). The repair and maintenance of all equipment located on the Drilling Unit including all Contractor equipment, and Company equipment subject to Contractor’s available personnel and capability shall be covered in the said PMS. Accordingly Contractor will develop and implement a Preventative Maintenance Procedure for all equipment and shall inform Company of the Preventative. Maintenance Schedule. Contractor must provide Company with a minimum of seventy-two hours notice for any proposed shutdown of equipment which will directly impact on the Operations. Company shall have the right to postpone any such planned shutdown of key equipment for a period of up to seventy-two hours. Thereafter Contractor will then have the right to shutdown the key equipment involved in order to carry out the required maintenance thereon.

(3)                        Contractor will be allowed a maximum of twenty-four (24) hours per calendar month for repair and maintenance of surface (surface equipment having the meaning provided in Section 8.2) and thirty-six (36) hours per calendar month for Subsea Equipment (Subsea Equipment having the meaning provided in Section 8.2) for which payment will be made at the Operating Rate stated in Exhibit D - Compensation. Thereafter the Zero Rate shall he applicable. This allotment of time allowed for repair and maintenance of drilling items shall not be cumulative from month to month and may not be carried forward, rolled-over or banked to any future month.

Provided such maintenance operations do not impede the progress of normal operations, the time spent in changing mud pump fluid end components, replacement of swivel packing, slipping and cutting of drill line and other similar routine inspections and maintenance operations shall not be counted against the time period in the maintenance and repairs provisions of this Section 6.2(D)(3), Exhibit A, or elsewhere in this Contract.

(4)                        Contractor shall provide, store and maintain at all times a reasonable stock of spare parts and operating supplies sufficient to ensure the continuous and efficient operation of the Drilling Unit. If Operations are interrupted due to the non-availability of spare parts or operating supplies provided by Contractor, the applicable rate shall be the Zero Rate and Contractor shall be responsible for any additional logistical or other costs to deliver such spare parts or operational supplies to the Company’s designated shore base, until the Operations return to the status prior to such interruption.

(5)                        Contractor shall be responsible for arranging delivery of all spare parts and operating supplies necessary to replenish stocks from the Point of Origin to Company’s shorebase by the most expeditious means and all costs and expenses relating to the importation and/or exportation and the transportation thereof, including but without limitation all customs duties, clearing and brokerage charges, value added tax and other taxes and charges, shall be borne or handled by Contractor (in accordance with Section 6.3), who shall also wherever practicable supervise all activities of the packing company and its forwarding agent in order to expedite delivery and ensure proper documentation as required by applicable laws and regulations or the requirements of applicable government and certification authorities.

(E)              Certification of the Drilling Unit.

(1)                        With respect to suitability of use thereof for offshore Operations, the Drilling Unit shall be classed and certified by Lloyds, the American Bureau of Shipping, or Det Norske Veritas “DNV”. Contractor shall keep the Drilling Unit properly classed and certified throughout the Contract, a copy of the latest class survey, along with an estimated drydock schedule for the Drilling Unit, shall be provided to Company prior to the Commencement Date of the Contract.

(2)                        Contractor shall be permitted three and one-half (3.5) calendar days per contract year (i.e. 365 days from the Commencement Date) to conduct classification and other regulatory inspections to the Drilling Unit for which payment will be made at the Standby with Crews Rate stated in Exhibit D — Compensation. This allotment of time allowed for the Drilling Unit classification and other regulatory inspection shall be cumulative from Contract year to Contract year, and may be carried forward, rolled-over, and banked to any future year as specified immediately hereinbelow:

(a)           The timing for the conduct of the Drilling Unit classification and regulatory inspection shall be determined in consultation with Company. Once such an inspection has been conducted during this Contract, any excess of days accrued beyond the time required to complete the subject inspection shall be carried forward. If the time required to conduct the inspection exceeds the number of inspection days accrued, all such additional time utilized by Contractor shall be at Zero Rate. Following the completion of the Drilling Unit inspection, the Parties shall again start to accrue inspection days hereunder. In the event that the Operating Term has expired or this Contract has otherwise been terminated, Contractor may invoice Company for the pro-rata share of the inspection time accrued hereunder.

(3)                        Contractor shall carry out as required by the appropriate authorizing authorities, at Contractor’s sole expense, a structural inspection of the Drilling Unit by qualified surveyors.             Contractor will report the inspection results to Company prior to commencing or recommencing drilling Operations.

(4)                        The estimated schedule for the inspections to he carried out in Section 6.2 shall be as specified in Exhibit A – Scope of Work and shall be updated periodically throughout the Contract.

(5)                        Contractor warrants that the Drilling Unit is physically capable of drilling, completing, working over, and abandoning wells for oil and/or gas to the drilling depth(s) specified in Attachment Al to Exhibit A - Scope of Work.

(6)                        Contractor further warrants that, to the extent required under the law of the Country or any political subdivision thereof, the Drilling Unit either is certified under the laws of the Country or any political subdivision thereof for the conduct of drilling Services or will be so certified before the Commencement Date of the Contract. Contractor shall maintain such certification at its sole expense. If this warranty is breached with respect to any location within the Area of Operations, Company may terminate the Contract in accordance with the provisions of Section 3.4(A) and Contractor will be entitled only to compensation at the applicable rate set forth in Exhibit D - Compensation for all Services satisfactorily completed prior to such termination.

(F)              Contractor’s Drill String Components. Contractor shall initially supply a new or used string of internally coated drill pipe, HWDP, drill collars and subs (“Drill String”) and handling equipment in accordance with the requirements of Attachment A1 to Exhibit A – Scope of Work. In either case, a complete inspection in accordance with Attachment A5 to Exhibit A - Scope of Work shall be performed by a competent and reliable service company at Contractor’s sole expense prior to the Commencement Date of the Contract. Inspection results shall be made available to Company before the Commencement Date. Once the Drilling Unit has been fully accepted, then Contractor shall cause the Drill String to be inspected in accordance with the following:

(1)                        Contractor shall cause the Drill String components to be fully re-inspected at Contractor’s sole expense after the string has been in use for the time periods specified in Attachment A5 of Exhibit A - Scope of Work. The Drill String may be inspected at any other time at Company’s request and expense. Company, at its cost, may engage an independent inspector to observe inspections undertaken by Contractor.

(2)                        Any Drill String Components discarded as a result of inspections or re-inspection pursuant to this Section 6.2(F) shall be promptly replaced by Contractor at Contractor’s sole cost and expense (subject to any contrary provisions in the Contract) by an equal amount of new or used (or a combination of both) Drill String Component which meets the technical requirements set forth in Attachment A5 to Exhibit A – Scope of Work.

(3)                        Any drill pipe, drill collars, pup joints or subs furnished by Contractor which do not pass an inspection pursuant to this Section 6.2(F) shall be promptly replaced by like drill pipe, drill collars, pup joints or subs that meet Company’s requirements set forth in Table 1 of Attachment A5 to Exhibit A – Scope of Work or shall be re-cut to meet specifications set forth Attachment A5 to Exhibit A – Scope of Work. Such remedial work or replacement under this Section shall be for Contractor’s account, subject to any contrary provisions in the Contract. Cost of the replacement items shall be in accordance with Attachment 2 to Exhibit A – Scope of Work.

The cost obligation of the Contractor in Sections 6.2(F)(1) through (3) above are based on the use of the Category inspection standard in Attachment A5 to Exhibit A — Scope of Work. If the Company requires the use of Category 5 inspection standard then the Contractor remains obligated for the costs associated to Category 4 inspection standards; however the Company will pay the incremental difference between a Category 4 and Category 5 inspection including the cost of the rejected Drill String Components passing a Category 4 inspection but failing a Category 5 inspection.

(G)             Hoisting Equipment. Once the Drilling Unit has been fully accepted in accordance with Attachment A4 then Contractor shall cause the hoisting equipment to be inspected in accordance with the following:

(1)                         Contractor shall provide and maintain all hoisting equipment in accordance with industry standards and as provided in this Section 6.2(G) and the specifications set forth in Attachment A6 to Exhibit A — Scope of Work.

(2)                         This hoisting equipment must meet or exceed the requirements set out in regulations promulgated by the American Petroleum Institute (“API”) and referred to as Specifications 8A and 8B and that all derricks meet the requirements of API Specification 4E and API Standard 4A. As stated in API Specification 8A: “Modifications, including welding, can be detrimental and substantially reduce the rating of the equipment and shall not be done without the approval of the manufacturer.”

(3)                         Elevators shall have no repairs or modifications of any kind, including, welding, heat treatment or changes in dimensions. Replacement parts, such as new springs or pins, must be certified by an API-approved company for load capacity and model numbers to the standards set by the manufacturer.

(4)                         Contractor shall provide written documentation of inspections for wear and defects, including dates, types of inspection, extent and results for all hoisting equipment other than elevators or derricks. Further, Contractor shall provide to Company written documentation for all repairs and modifications, including all welding and heat treatments. This documentation must also include written approval for these repairs and modifications as required by API Specification 8A.

(H)            Contractor’s Marine Riser, BOP and Well Control Systems.

(1)                         Upon Company’s request, Contractor must provide Company a copy of Contractor’s marine riser inspection program for Company review. During the Contract, Contractor shall at its own expense re-inspect the riser as provided in Contractor’s marine riser inspection program.

(2)                         Contractor shall provide all BOP and Subsea control systems as per Attachment Al to Exhibit A — Scope of Work and maintain the equipment in accordance with industry standards and as provided in this Section 6.2(H) and the specifications set forth in Attachment A6 to Exhibit A — Scope of Work. Contractor shall provide written documentation of inspections for wear and defects, including dates, types of inspection, extent and results for all BOP and Subsea control systems. Further, Contractor shall provide to Company written documentation for all repairs and modifications to the equipment and systems.

(I)                      Additional Materials.   At Company’s written request, Contractor shall provide such additional materials not listed on Exhibit A – Scope of Work or which are not an integral part of the Drilling Unit. Company shall reimburse Contractor for such materials in accordance with the provisions of Section 9.1.

6.3                                           Import/Export Obligations.

(A)                Definitions Relating to Import/Export Obligations.

(1)                                  “Import/Export Charges” means properly and lawfully payable customs or import or export duties or taxes, and all other proper and lawful charges related to port or customs clearances or charged on the import or export of goods including pilotage, agent fees, brokerage fees, handling charges and port dues, which are charged in relation to Import/Export Items under any of the following circumstances:

(a)                                  Upon export of the Import/Export Items from the country of origin.

(b)                                 Upon import of the Import/Export Items into the Country or the Area of Operations.

(c)                                  If the Import/Export Items are subsequently exported, upon export of the Import/Export Items from the Country or the Area of’ Operations and upon import of the Import/Export Items into the destination country.

(2)                                  “Import/Export Exemptions” means exemptions from or reductions of Import/Export Charges obtained by Company or available to Contractor or Subcontractors.

(3)                                    “Import/Export Items” means Property (including intellectual property) that is imported into the Country or the Area of Operations (whether permanently or temporarily) in order for Contractor to perform the Services.

(B)                  Imports. Contractor is responsible for exporting all Import/Export Items from their country of origin (including deemed exports of software, technology or other intellectual property) and importing all Import/Export Items into the Country and the Area of Operations, and for obtaining all necessary permits, licenses, authorizations and clearances for the export and import of Import/Export Items. All other charges related to routine port clearances such as pilotage, agent fees, handling charges and port dues shall be for Contractor’s account.

(C)                  Import/Export Exemptions. Contractor shall take all actions necessary to ensure that all possible Import/Export Exemptions are obtained, and that all requirements for Import/Export Exemptions are complied with. Contractor shall not take any action that is prejudicial to obtaining any available Import/Export Exemption.

(D)                 Payment of Import/Export Charges.     Contractor shall pay all Import/Export Charges, subject to reimbursement under Section 6.3(E), if applicable.

(E)                   Reimbursement. If an Import/Export Exemption is not available through no fault of Contractor, then Company shall reimburse Contractor for the actual documented cost of any Import/Export Charges that are paid by Contractor to a duly authorized representative of the government having jurisdiction, provided that Company has approved these costs in writing in advance and Contractor has complied with Sections 6.3(B) and 6.3(C). Contractor’s payment of Import/Export Charges shall be substantiated with each invoice.

(F)                   Exports after Completion of the Services.   Contractor is responsible for obtaining all necessary permits, licenses, authorizations and clearances for the export from the Country or the Area of Operations, and the import into the destination country, of any Import/Export Items which are exported from the Country or the Area of Operations. If an Import/Export Exemption includes an obligation to export an Import/Export Item from the Country or the Area of Operations, Contractor shall do so when the Import/Export Item is no longer needed for the Services. If export of Import/Export Items at the conclusion of the Services will result in a credit or lessening of Import/Export Charges reimbursable by Company under Section 6.3(E), Contractor shall do one of the following:

(1)                         Elect to export those Import/Export Items which are not permanently installed or consumed as part of the Services, in which case:

(a)               If the Import/Export Charge has been reimbursed by Company, Contractor shall pay the credit to Company or pay Company an amount equal to the credit immediately following receipt.

(b)              If the Import/Export Charge has not been reimbursed by Company, Contractor has no entitlement to reimbursement for it under Section 6.3(E), and no obligation to pay the credit, or an amount equal to the credit, to Company.

(2)                         Elect not to export those Import/Export Items which could have been exported, in which case:

(a)               If the Import/Export Charge has been reimbursed by Company, Contractor shall pay Company an amount equal to the credit which could have been obtained immediately following the election not to export.

(b)              If the Import/Export Charge has not been reimbursed by Company, Contractor has no entitlement to reimbursement for it under Section 6.3(E), and no obligation to pay Company an amount equal to the credit that could have been obtained.

7.                                      ITEMS TO BE FURNISHED BY COMPANY

7.1                                           Company Items.

(A)                Company shall furnish, maintain and replace as necessary, at its expense, the equipment, machinery, tools, supplies, materials, items and services specified in Attachment A2 to Exhibit A – Scope of Work (“Company Items”).

(B)                  The Representatives of Company and Contractor shall jointly take an inventory of all Company Items prior to the Commencement Date, after completion or termination of each well, at completion of the Services (or, if this Contract is terminated earlier, the date of termination), during the transfer of the Drilling Unit between Kosmos and Noble during the five (5) drilling program segments outlined in Section 3.2 or any option period of the Contract, and at any other time as requested by either Party.

(C)                  Upon receipt of any Company Item, Contractor shall verify receipt and visually inspect same with reasonable diligence expected of an international drilling contractor and shall immediately advise Company of any shortages and defects observed within forty-eight hours of receipt. If Contractor fails to so advise Company of any shortages and defects observed, it shall be presumed that such items were received by Contractor and were in a good state of repair and operating condition, defects not apparent by visual inspection excepted.

(D)                 Contractor shall properly store, protect and account for Company Items and must maintain records for identification and customs requirements.

(E)                   Contractor shall operate all Company Items in conformity with all applicable laws, certifications, licenses, and manufacturer’s requirements.

(F)                   Contractor, at its expense, shall provide the routine maintenance required to keep Company Items in good and safe operating condition, that is, such maintenance as Contractor can reasonably provide using Contractor’s personnel and equipment. If such items require repair work beyond the scope of Contractor’s routine maintenance or require replacement, such repair and replacement shall be for Company’s account, subject to prior mutual agreement as to cost. Contractor shall use its best efforts consistent with generally accepted industry standards to make such repairs or replacement and Company shall reimburse Contractor in the manner provided in Section 9.1. If such repairs or replacement are required due to damage or loss arising out of the failure of Contractor to follow generally accepted industry standards with regards to maintenance, then Contractor’s liability for such shall be governed by Section 14.3.

(G)                  Company may, on giving reasonable notice and subject to Contractor’s acceptance, instruct Contractor to furnish any of the items listed in Attachment A2 to Exhibit A — Scope of Work which Company is required to furnish and such items shall at all times be considered Company equipment, items and personnel (if applicable) unless otherwise mutually agreed in writing. If items are so furnished, Company shall reimburse Contractor pursuant to Section 9.1.

(H)                 All Company Items which are not consumed during the performance of Services must be returned to Company in substantially the same condition that existed at the time such Company Items were furnished to Contractor fair wear and tear accepted. The time to return Company Items is at the termination of this Contract or at any other time requested by Company.

(I)                      Company is not entitled to any compensation from Contractor for normal wear and tear of Company Items or for the consumption of any Company Items used by Contractor during the performance of Services. Any damage or deterioration to the Company Items beyond normal wear and tear and caused by Contractor’s negligence must be compensated by Contractor by paying Company either the actual cost to repair or diminution in value, as prescribed by Company. Alternatively, if directed by Company, Contractor may deduct this amount from its final invoice.

(J)                     Within thirty (30) days after completion of the Services or, if this Contract is terminated earlier, the effective date of such termination, Contractor shall furnish to Company a fully detailed, complete reconciliation of all Company Items. This reconciliation must include the inventory referred to in Section 7.1(B) and other information required by either the Company Representative or Contractor Representative. The original reconciliation must be signed, dated, and submitted to Company.

7.2                                           Emergency Medical Treatment and Emergency Medical Evacuation. Subject to Section 14.7, Company shall make available to Contractor and its subcontractors emergency medical treatment at Company’s medical facilities in or near the Area of Operations and emergency medical evacuation services. Company shall invoice Contractor for such services, provided however, that transportation between the Drilling Unit and Company shore base shall be for Company’s account.

8.                                                          COMPENSATION

8.1                                           Service Rates. Contractor shall be compensated by Company for performing the Services and meeting all of its obligations under the Contract and the Company shall reimburse the Contractor in accordance with the rates set forth in Exhibit D — Compensation in accordance with the provisions of Sections 8.1(A) through 8.1(H) as full compensation for Services rendered and the Drilling Unit, equipment, personnel, materials, machinery, Drill Strings, tools, spare parts and supplies furnished by Contractor in conformance with this Contract. Daily rates shall be prorated on the basis of a twenty-four hour calendar day to the nearest one-half hour. As provided in Section 6.2(A) any costs to operate in the Country that are normally or legally borne by the Contractor are included in the Service rates indicated below and as specified in Exhibit D — Compensation. No other payments shall be due by Company to Contractor other than those specifically provided for in this Contract.

(A)                Mobilization Fee (the “Mobilization Fee”). Contractor’s Mobilization Fee for the Drilling Unit and crew and for performing all Services, including all Services necessary to otherwise prepare for commencement of actual drilling Operations at the first well location shall be as specified in Exhibit D — Compensation if one is agreed to be paid. Mobilization shall commence from the mobilization origin point identified in Exhibit A — Scope of Work and shall be completed when the Drilling Unit arrives at the mobilization delivery point identified in Exhibit A — Scope of Work with all anchors tensioned at operational draft and all required equipment on board in full readiness to commence operations when so instructed by Company and Company has issued Acceptance of the Drilling Unit as per Attachment A4 to Exhibit A — Scope of Work. It is noted that the costs of providing the following items are specifically excluded from the Mobilization Fee: towing/transport vessels, anchor handling vessels, safety standby vessel, fuel for all vessels and the Drilling Unit, and rig positioning services which shall be provided by Company. Mobilization Fee shall be invoiced within thirty days after the Commencement Date.

(B)                  Operating Rate (the “Operating Rate”). Subject to being superseded by any other Service rate or fee provided for in this Section 8.1, Company shall pay Contractor the Operating Rate specified in Exhibit D — Compensation per twenty-four hour (subject to pro-ration) day beginning on the Commencement Date and continuing throughout the Contract, including, but not limited to, drilling, suspending or abandoning, sidetracking (which for sake of clarity includes the drilling of multilateral wells), Subsea completions, workovers, or testing, deepening, reaming, coring, drill stem testing, picking up drill pipe, tripping, circulating and conditioning mud, running and cementing casing, waiting for cement, logging, performing routine maintenance, waiting fbr orders (except as provided in Section 8.1(E)), nippling up, running tubing, testing, completing and re-completing the well and swabbing and slipping and cutting the drilling line, except during periods of time when Zero Rate or any other Service rate is applicable as set forth in Exhibit D — Compensation. The Operating Rates specified in Exhibit D are based on the withholding tax rate in Ghana being 5% and the withholding tax rate in Equiatorial Guinea being 6.25%. Zero or other withholding tax rates (as applicable) will apply during mobilization periods.

(C)                  Moving Rate (the “Moving Rate”). The Moving Rate shall be in effect during the time when the Drilling Unit is being moved between two Company well locations commencing when the last anchor has been bolstered and the Drilling Unit is underway to the next well location and shall continue to be paid while the Drilling Unit is in transit. The Moving Rate shall cease to be paid when the Drilling Unit has arrived at the next well location, the Drilling Unit is positioned over the next well location and the Drilling Unit is anchored and its anchoring systems are pre-tensioned and all required Contractor equipment, third party equipment and Company equipment is on hand and in full readiness to commence Operations when so instructed by Company. Company shall pay Contractor the Moving Rate specified in Exhibit D — Compensation per twenty- four hour day (subject to pro-ration) if one is agreed to be paid in Exhibit D - Compensation.

(D)  Standby with Crews Rate (the “Standby with Crews Rate”). The Standby with Crews Rate shall be in effect at any time after the Commencement Date when the Drilling Unit is on location fully manned and operational and otherwise held in full readiness to proceed with Operations, but is unable to undertake Operations because of the following:

(1)           Shutdown for local holidays occurs or, at Company’s request, the drilling Services are shut down.

(2)           Contractor’s expatriate crews are not released.

(3)           Waiting on instructions from Company or delivery of equipment, materials or supplies to be furnished by the Company, failure or loss of or damage to Company’s Equipment (provided that during such waiting periods Contractor’s Drill String is not in use).

(4)           During classification and other regulatory inspections to the Drilling Unit as indicated in Section 6.2(E)(2).

For Sections 8.1(D)(1), (2) and (3), the first twenty-four consecutive hours of Standby with Crews Rate, the Operating Rate as specified in Section 8.1(B) shall apply. After the first twenty-four hours of Standby with Crews Rate, Company shall pay Contractor the Standby with Crews Rate specified in Exhibit D — Compensation per twenty-four hour day (subject to pro-ration) until: (a) Services arc recommenced, (b) such rate is superseded by the Extended Standby Rate as provided below or another rate (c) the Contract terminates or expires, whichever is earlier.

For Section 8.1(D)(4), when the Drilling Unit is undergoing classification and regulatory inspections, the Standby with Crews Rate shall apply at all times.

(E)   Extended Standby Rate (the “Extended Standby Rate”).

(1)           The Extended Standby Rate means the time when Company requires Contractor to hold the Drilling Unit available to Company for a more extended period of time than contemplated during Standby with Crews Rate in accordance with Section 8.1(D) and Company directs Contractor to reduce its crew.

(2)           An Extended Standby Rate period may not commence until after ten days of Standby with Crews Rate has passed. Company shall give Contractor notice of commencement of any Extended Standby Rate period.

(3)           During Extended Standby Rate periods, Company shall pay Contractor the Extended Standby Rate as stated in Exhibit D — Compensation per twenty-four hour day less any mutually agreed savings, which could include but not be limited to potential reductions in personnel (i.e. salary plus Payroll Burden).

(4)           Company and Contractor shall mutually agree on the number of days of advance written notice that Company shall give Contractor to remobilize its personnel prior to the end of the Extended Standby Rate period.

(5)           Company will reimburse Contractor all direct costs, including airfare pursuant to Section 9.4 for returning released personnel to their Point of Origin during Extended Standby Rate periods and again upon returning the personnel to the Area of Operations immediately prior to the recommencement of Services.

(F)   Rate During Force Majeure Event (the “Force Majeure Rate”).

(1)           If any Force Majeure Event causes the suspension of Services, then:

(a)           Contractor shall he entitled to receive the Force Majeure Rate.

(b)           Company may extend the Operating Term for any or all of the Force Majeure period, subject to Company’s right to termination set forth in Section 8.1(F)(2).

(c)           If such suspension continues beyond thirty (30) days Company will pay Contractor thereafter one-half of the Extended Standby Rate until recommencement of Services or the Contract is terminated as set forth in Section 8.1(F)(2). In addition, if the Zero Rate is applicable for a Force Majeure Event, Contractor shall have the right to terminate the Contract unless Company has agreed to continue to pay the applicable Force Majeure Rate.

(2)           Company shall have the right to terminate this Contract, effective at least ninety (90) calendar days after the Force Majeure Event, by giving Contractor at least live calendar days prior written notice of termination. Company shall not be obligated to pay Contractor any further compensation after the effective date of such termination pursuant to this Section 8.1(F) other than for any monies owed for Services performed prior to such date and if applicable, the Demobilization Fee and termination fee as specified in Section 3.7. In addition, if the Zero Rate is applicable for a Force Majeure Event, Contractor shall have the right to terminate the Contract unless Company has agreed to continue to pay the applicable Force Majeure Rate.

(G)  Redrill Rate (the “Redrill Rate”). If all or part of the hole is lost or damaged due to Contractor’s sole fault or negligence and Company elects that Contractor re-drill a portion of the hole or drill a new hole at a location to be designated by Company, then Company shall pay Contractor at the Redrill Rate as stated in Exhibit D - Compensation from the time of loss or damage until: (a) the new hole has reached the depth at which the original hole was abandoned or (b) the section has been re-drilled to the reasonable satisfaction of Company. If

Contractor is not solely at fault or solely negligent for the loss or damage to the hole, Contractor shall be paid the applicable Service rate.

(H)  Demobilization Fee (the “Demobilization Fee”). As full compensation for demobilizing the Drilling Unit and Contractor’s expatriate and national personnel on completion or abandonment of the last well to be drilled under this Contract, or upon early termination of the Contract in accordance with the provisions of Section 3.7, Company shall pay Contractor the Demobilization Fee if one is agreed to be paid in Exhibit D — Compensation subject to the provisions below. Demobilization shall commence when the last anchor is bolstered and the Drilling Unit is one (1) nautical mile from the last Company well location. It is noted that the costs of providing the following items are specifically excluded from the Demobilization Fee: towing vessels, anchor handling vessels, safety standby vessel, fuel for all vessels and the Drilling Unit, and rig positioning services which shall be provided by Company until Demobilization is complete.

(1)        Demobilization shall be considered complete when all Company’s equipment and personnel have been off-loaded and the Drilling Unit reaches the demobilization point as specified in Exhibit A — Scope of Work.

(2)        In the event that Contractor has not removed the Drilling Unit from the last well within the number of days set forth in Exhibit A — Scope of Work and in Sections 2.9 and 2.11, no Demobilization Fee will be paid by Company.

(I)    Rate When the Services Are Taken Over by Company. Company shall pay Contractor in accordance with Section 2.13(C)(2) when the Services are taken over by Company.

(J)    Service Rate After Reinstatement of the Contract. If Company has terminated the Contract and subsequently reinstates the Contract under Section 3.8, Company shall pay Contractor the rate in effect as of the termination of the Contract for the recommenced Services, unless otherwise agreed by the Parties in writing. Contractor shall not be entitled to any compensation for the period between such termination and reinstatement.

(K)  Off Weather Rate. At any time one of the rates specified in Sections 8.1(B) or 8.1(C) is in effect, such rate shall continue to apply when normal Operations cannot be carried out due to adverse sea, loop/eddy currents, or adverse weather conditions, such as named tropical storms or inability to move due to weather for up to twenty four consecutive hours. Thereafter, Company shall pay the amount specified in the Contract per twenty-four hour day (“Off Weather Rate”) until Operations are recommenced or the Contract terminates or expires, whichever is earlier. Contractor’s superintendent in charge aboard the Drilling Unit shall make final determination as to when Operations are to be suspended and resumed in the event of these conditions.

(L)   Zero Rate. Zero percent of the Operating Rate.

8.2           Effect of Mechanical Failure or Damage to the Drilling Unit. Unless otherwise provided in the Contract if there is a Work stoppage, the following shall apply:

(A)  Work Stoppage Due to Drilling Unit Surface Equipment.

(1)        As used herein, “surface equipment” means Contractor’s drilling equipment that is not defined as “Subsea Equipment” in Section 8.2(C). Except as provided in Section 8.2(A)(2), if there is a Work stoppage due to mechanical failure or damage to the Drilling Unit surface equipment, Contractor is allowed the number of hours per calendar month to effect repairs to the Drilling Unit as set out in Exhibit A - Scope of Work.

(2)        If the Work stoppage continues in any calendar month beyond the number of hours allowed as set out in Exhibit A - Scope of Work, the Zero Rate shall apply. If Contractor unreasonably fails to immediately initiate and continue corrective action or fails to repair the surface equipment within ninety (90) calendar days so that the performanceof the Services can be re-commenced, Company may at any time after such ninety (90) day period, suspend or terminate the Contract. Company may give Contractor a written request to furnish a remediation plan including key milestones. Contractor shall provide the remediation plan to Company within a reasonable time after receipt of the written request from Company.

(3)        The monthly allotment of downtime allowed under Section 8.2(A)(1) shall not be cumulative from month to month and may not be carried forward, rolled over, or banked to any future month; and is not additional to the provisions of Section 6.2(D)(3).

(B)   Mechanical Failure due to Contractor’s Negligence.

(1)           If Services stop due to mechanical failure or damage to the Drilling Unit attributable to the sole and gross negligence of Contractor, then there shall be no further payments or other compensation due Contractor from Company until recommencement of drilling Services or the Contract is terminated or expires.

(2)           If Contractor unreasonably fails to immediately initiate and continue corrective action or fails to repair the surface equipment within ninety (90) calendar days so that the performance of the Services can be re-commenced, Company may at any time after such ninety (90) day period, suspend or terminate the Contract. Company may give Contractor a written request to furnish a remediation plan including key milestones. Contractor shall provide the remediation plan to Company within a reasonable time after receipt of the written request from Company.

(C)   Work Stoppage Due to Drilling Unit Subsea Equipment.

(1)           If the Work stoppage is due to a mechanical failure or damage to the Drilling Unit’s Subsea Equipment then Contractor is allowed the number of hours per calendar month to effect the repairs to the Drilling Unit as set out in Exhibit A – Scope of Work. After such allowance is used up, the Zero Rate shall be applicable until either the recommencement of the Work or the Contract is terminated or expires. As used herein, “Subsea Equipment” means riser, slip joint, Subsea flex joint, flexible and hydraulic hoses, Subsea guidelines, choke and kill lines, LMRP, BOP stack (excluding the riser tensioner system), mooring system components when deployed below the water line (chain, wire, anchors, links, etc.) and BOP pods and associated lines.

(2)           If Contractor unreasonably fails to immediately initiate and continue corrective action or fails to repair the surface equipment within ninety (90) calendar days so that the performance of the Services can be recommenced, Company may at any time after such ninety (90) day period, suspend or terminate the Contract. Company may give Contractor a written request to furnish a remediation plan including key milestones. Contractor shall provide the remediation plan to Company within a reasonable time after receipt of the written request from Company.

(3)           The monthly allotment of downtime allowed under Section 8.2(C)(1) shall not be cumulative from month to month and may not be carried forward, rolled over, or banked to any future month and is not additional to the provisions of Section 6.2(D)(3).

(4)           If the BOP stack has been deployed and functional for a minimum consecutive period of one hundred eighty (180) days (as used herein, the “Extended Period”), the Parties will decide upon an appropriate time to pull the stack and perform preventative maintenance. The pulling, preventative maintenance, and redeployment shall be at the Operating Rate. Any repairs required after pulling the stack and prior to redeployment that at the reasonable opinion of Company and Contractor’s representatives on board the Drilling Unit were caused due to the deferred preventive maintenance during the Extended Period shall be performed at the Operating Rate. All other repairs will be performed at the rate allowed under Section 6.2(D)(3).

(5)           Subsea Equipment Work stoppage time includes time when normal Work is suspended to facilitate the recovery, deployment, repair, maintenance or replacement of Subsea Equipment that is lost, damaged, or not functioning as required other than by Force Majeure.

8.3           Variation of Service Rates. The Service rates set forth in Exhibit D – Compensation shall be revised to reflect documented changes in payroll related costs and equipment related costs as specified in Exhibit D (II) (8).

8.4           Variation of Rates Due to Changes in Law. If after the Effective Date of this Contract, there occur any changes or amendments to any Ghana or Equatorial Guinea or other country of operation (as appropriate) statute, ordinance, decree or other law or regulation or enforcement change of any local or duly constituted authority, or the introduction of any such Ghana/Equatorial Guinea statute, ordinance, decree, or law which causes additional costs to Contractor in the execution of the Work, such additional costs which can be demonstrated to so significantly impact (One Thousand United States Dollars per day or greater) the profit realized from the Work to Company’s reasonable satisfaction upon submittal of supporting documentation, may be paid by Company and the compensation payable hereunder adjusted accordingly.  If the changes or amendments to any Ghana/Equatorial Guinea statute, ordinance, decree or other law or regulation cause a decrease in costs to Contractor in the execution of the Work, then the compensation will be adjusted accordingly. Notwithstanding the foregoing, if a change in law or change in enforcement of law under this Section 8.4 would result in an increased cost to Company in excess of $25,000.00 per day, Company shall have the right to treat such change in law or enforcement as a Force Majeure under Section 20.

9.        REIMBURSEMENTS TO CONTRACTOR

9.1           Reimbursement for Additional Materials and Services. If Company elects to have Contractor furnish certain additional materials and services not included on Exhibit A – Scope of Work and Contractor agrees to furnish such materials and perform or arrange for the performance of such Services, Company shall reimburse Contractor for the actual cost including actual documented freight costs incurred in furnishing such items. In addition, except for capital additions or modifications to the Drilling Unit that are agreed to, Contractor shall be entitled to charge Company a handling charge in accordance with the following amounts or percentages of the Contractor’s net final cost for such service and/or materials:

(A)  Six percent where such cost or price is more than (US$1,000) but less than (US$10,000).

(B)   Four percent where such cost or price is equal to or more than (US$10,000) but less than (US$100,000).

(C)   Two percent where such cost or price is equal to or more than (US $100,000).

In no event shall the Handling Charge payable by Company hereunder exceed Ten Thousand U.S. Dollars (US$10,000) per order. Such additional materials provided under this Section 9.1 are considered materials of Company unless otherwise agreed.

9.2           Requirement to Competitively Bid. Unless otherwise mutually agreed in writing, any item purchased at Company’s request under Section 9.1 whose estimated cost is (US$10,000) or more and is available from more than one supplier shall be competitively bid. Contractor shall notify Company of the actual cost of such Service, purchase price or all bids and shall secure the prior approval of Company’s Representative prior to making any commitments. Invoices for Services under this Section 9.2 shall require the written approval of Company’s Representative and shall be handled in accordance with Section 10. Company shall receive the full benefit of any and all trade or cash discounts or rebates realized by Contractor as to items for which Contractor is seeking reimbursement from Company.

9.3           Reimbursement for Additional Personnel.  Contractor shall be reimbursed for additional personnel requested by Company at the rates listed on Attachment A3 to Exhibit A — Scope of Work. In the absence of such listed personnel rates for the required positions, Company shall reimburse Contractor for the cost of additional personnel, as provided in Section 6.1(A)(4), on the basis of one of the following:

(A)  A lump sum amount that is agreed to by the Parties. The Parties agree to incorporate this amount into the applicable daily rates by entering into an amendment of Exhibit D - Compensation.

(B)   An amount equal to Contractor’s cost for salary plus Payroll Burden.

9.4           Reimbursement for Contractor’s Personnel Air Transportation. At any time Company is required to reimburse Contractor for personnel air transportation, Company shall reimburse Contractor the cost thereof up to but not to exceed the cost of economy air fare by the most expedient route to and from the Point of Origin identified in Exhibit A – Scope of Work.

9.5           Reimbursement for Meals and Lodging. The Service rates set forth in Section 8.1 and Exhibit D – Compensation include meals and lodging for the number of Company Persons and those of Company’s other contractors specified in Exhibit D – Compensation. Meals and lodging for additional persons shall be at the rate or the lump sum specified in Exhibit D - Compensation.

10.          FINANCIAL MATTERS

THIS SECTION OF THE CONTRACT HAS DIFFERENT FINANCIAL/PAYMENT PROVISIONS FOR EACH OF KOSMOS AND NOBLE WHICH SHALL APPLY EXCLUSIVELY TO EACH OF THESE TWO (2) ENTITIES SEPARATELY AND INDEPENDENTLY.

SECTIONS 10.1 THROUGH 10.6 APPLY TO KOSMOS:

10.1         Contractor’s Invoices.

(A)  Contractor shall send original invoices to Company for the expected rates and fees payable under the Contract forty-five (45) days in advance of the first day of each month to which the invoice charges are projected to apply. Contractor shall direct these invoices to the Company address set out in Exhibit D — Compensation.

(B)   Contractor shall include all of the following information in every invoice:

(1)        The title and number of this Contract.

(2)        The amount due in the Currency.

(3)        If applicable, all the following:

(a)           The amount of local currency due.

(b)           The value added tax, goods and services tax, sales tax or other taxes which Contractor proposes to collect or for which it will seek reimbursement from Company (including a tax assessed against Company but collected by Contractor).

(c)           Contractor’s tax registration number(s).

(4)        The relevant bank account information of Contractor.

(5)        Contractor shall also comply with the Invoicing Procedures of Kosmos attached hereto as Exhibit F.

(C)   Within 30 days after each month, Contractor shall provide Company a new, original invoice of actual costs and charges for the month billed in advance pursuant to Section 10.1(a) including a reconciliation of actual charges against the advance payment made by Company.

(D)  All invoices rendered pursuant to Section 10.1 (C) shall be supported by Company approved timesheets, equipment sheets and shipping manifests where applicable, and shall be submitted in accordance with the provisions set forth in this Section 10.1. Contractor shall provide to Company’s satisfaction a detailed explanation to support the actual charges incurred, including hours worked, itemized expense accounts (with support vouchers), third party invoices, specific details of all other reimbursable costs incurred and any other requested information. To the extent requested by Company (subject to applicable laws and regulations), Contractor shall separately state, re-phrase, combine or separately invoice items in order to minimize the amount of value-added tax, goods and services tax, sales tax or other taxes which Contractor is required by law to collect or for which it will seek reimbursement from Company (including any tax that may be assessed against Company but collected by Contractor) applicable to any transaction under this Contract. In addition, each invoice shall be an original invoice from Contractor and from each vendor whose charges are included in the Contractor invoice as required by the Petroleum Agreement with The Republic of Ghana, Ghana National Petroleum Corporation and Kosmos Energy Ghana HC dated July 22, 2004.

(E)   Contractor, by delivering an invoice under Section 10.1(C), represents and warrants that its invoice and all documents submitted in support of its invoice

(including third party invoices, vouchers, financial settlements, billings and reports) are true and correct.

(F)   Company may provide to Contractor, and Contractor shall accept and honor, an exemption certificate, a letter from the appropriate authority or a letter from Company agreeing that Company will self-assess and remit taxes, for one or more relevant taxing jurisdictions (instead of payment to Contractor), and Contractor shall not invoice Company for those taxes identified in the exemption certificate or letter. Company shall defend and fully indemnity Contractor from any and all costs arising from any challenges, actions, or assessments arising from Contractor’s reliance on an exemption certificate or similar letter presented by or on behalf of Company.

(G)   Right to Withhold Payments

(1)           If Company disputes all or part of an invoice rendered under Section 10.1(C) (including a Dispute about whether Contractor has fully complied with Section 10.1), Company shall notify Contractor of the Dispute.

(2)           If Company notifies Contractor of a Dispute in relation to part of an invoice, Contractor shall deposit the funds relative to Company’s Dispute in an escrow account until the Dispute is resolved.

10.2         Invoice Payments. Company shall pay Contractor’s invoices as follows:

Payment Timing. Company shall pay the invoice amounts at least fifteen (15) days in advance of the first day of the month to which the invoice applies. In the event of late payment, the parties must reach agreement within fifteen (15) days in order to avoid a suspension of operations. If payment resolution is not reached timely, Contractor may suspend operations at the Standby With Crews Rate until all outstanding amounts owed by Company to Contractor are paid in full. All invoices shall thereafter be substantiated by appropriate supporting documentation satisfactory to Company (such as Company-approved time sheets showing the applicable rates, third party invoices and other documentation of costs incurred by Contractor) to substantiate amounts chargeable to Company, consistent with the terms and conditions of the Contract. On a monthly basis, the Parties agree to review the total of the advance invoice(s) presented and paid relative to the proper charges for the goods and services actually provided by Contractor hereunder. Following this reconciliation, appropriate credit or supplemental invoices shall be prepared by Contractor for presentation to Company. Any resulting supplemental invoice or credit request shall be paid/issued within ten (10) days of receipt of the supplemental invoice or credit request as appropriate. In the event that Company fails to pay the supplemental invoice within ten (10) days of receipt, Contractor may provide written notice of the delinquency to Company. If Company fails to then make payment in full to Contractor within five (5) days of receipt of the delinquency notice, Contractor may suspend operations at the Standby With Crews Rate until all outstanding amounts owed by Company to Contractor are paid in full. Contractor may also opt to terminate this Contract for Company’s failure to make full payment hereunder. In the event of such termination, Company shall remain liable to pay Contractor eighty percent (80%) of the Operating Rate for the balance of days of dayrate operations remaining in the Kosmos’ designated segments of the Contract or until the Drilling Unit commences dayrate operations with another operator, whichever occurs first. In the event that substitute operations with another operator are secured, Kosmos shall be given credit for the dayrate payments made to Contractor for such substitute work. In the event that the dayrates paid to Contractor under such substitute work are less than the dayrates payable by Kosmos under this Contract, Kosmos shall remain liable to pay Contractor the full difference between the two (2) rates.

10.3                                     No Waiver of Company’s Rights. The payment of, objection to or failure to object to any invoice, or any payment or settlement in resolution of any Dispute, or any combination of these matters does not constitute acceptance by Company of the accuracy or justification of Contractor’s invoices. Any payment by Company is made on the condition that Company reserves the right to challenge, at a later time, the validity of any invoiced amount.

10.4                                     Liens and Subcontractor Payments.

(A)                Contractor’s Obligation. Contractor shall pay (or procure the payment of) any valid Claims owed by Contractor or Subcontractors for personnel, materials and equipment used in the performance of the Services as they become due. Except as may arise by operation of law, no Lien may become fixed upon any property of Company Group or Contractor as a result of Contractor failing to pay (or to procure the payment of) its debts or the debts of Subcontractors when due.

(B)                  Company’s Right to Pay. If Contractor fails to pay (or fails to procure the payment of) valid Claims owed by Contractor or Subcontractors, Company has the right to pay these Claims and to offset these payments against amounts due or which become due to Contractor under this Contract. Except as required by law, court order or other lawful authority, Company shall not pay Claims that Contractor is actively contesting if Contractor has taken all actions necessary (including the posting of a bond or other security to remove Liens on any property of Company Group) to protect the interests of Company Group.

(C)                  Contractor’s Certificate of Payment. Before Company pays any of Contractor’s invoices, Company may require Contractor to certify that there is no unsatisfied Claim for personnel or equipment payable by Contractor in relation to the Services provided under this Contract.

10.5                                     Overpayments. Contractor shall pay to Company any money paid to Contractor by Company under this Contract to which Contractor was not entitled, as soon as Contractor becomes aware of that overpayment or repayment is requested in writing by Company.

10.6                                     Electronic Procurement

(A)                Company may implement an electronic procurement process to enhance the management of this and other commercial transactions from requisition through payment.

(B)                  If an electronic procurement process applicable to this Contract is implemented by Company during the effectiveness of this Contract, Contractor agrees to coordinate with Company to support implementation in a manner agreed to by Company and Contractor.

SECTIONS 10.7 THROUGH 10.12 APPLY TO NOBLE:

10.7                                     Contractor’s Invoices.

(A)                Contractor shall send invoices each month to the Company address set out in Exhibit D – Compensation. All invoices shall be supported by Company approved timesheets, equipment sheets and shipping manifests where applicable, and shall be submitted in accordance with the provisions set forth in this Section 10.7.

(B)                  Contractor shall include all of the following information in every invoice:

(1)                                  The title and number of this Contract.

(2)                                  The amount due in the Currency.

(3)                                  If applicable, all the following:

(a)                                  The amount of local currency due.

(b)                                 The value added tax, goods and services tax, sales tax or other taxes which Contractor proposes to collect or for which it will seek reimbursement from Company (including a tax assessed against Company but collected by Contractor).

(c)                                  Contractor’s tax registration number(s).

(4)                                  The relevant bank account information of Contrator.

(C)                  With each invoice, Contractor shall provide to Company’s satisfaction a detailed explanation to support its charges, including hours worked, itemized expense accounts (with support vouchers), third party invoices, specific details of all other reimbursable costs incurred and any other requested information. To the extent requested by Company (subject to applicable laws and regulations), Contractor shall separately state, re-phrase, combine or separately invoice items in order to minimize the amount of value-added tax, goods and services tax, sales tax or other taxes which Contractor is required by law to collect or for which it will seek reimbursement from Company (including any tax that may be assessed against Company but collected by Contractor) applicable to any transaction under this Contract.

(D)                 Contractor, by delivering an invoice, represents and warrants that its invoice and all documents submitted in support of its invoice (including third party invoices, vouchers, financial settlements, billings and reports) are true and correct.

(E)                   Company may provide to Contractor, and Contractor shall accept and honor, an exemption certificate, a letter from the appropriate authority or a letter from Company agreeing that Company will self-assess and remit taxes, for one or more relevant taxing jurisdictions (instead of payment to Contractor), and Contractor shall not invoice Company for those taxes identified in the exemption certificate or letter. Company shall defend and fully indemnity Contractor from any and all costs arising from any challenges, actions, or assessments arising from Contractor’s reliance on an exemption certificate or similar letter presented by or on behalf of Company.

(F)                   Contractor shall submit all invoices to Company as soon as possible, but no later than three (3) months after completion of the Services on each well under this Contract. Company will not pay invoices submitted after this date unless otherwise agreed to by the Parties.

10.8        Invoice Payments.   Provided Contractor’s invoices comply with Section 10.7, Company shall pay Contractor’s invoices as follows:

(A)                Payment Timing. Company shall pay undisputed invoice amounts within thirty (30) days from Company’s receipt of the invoice.

(B)                  Right to Withhold Payments.

(1)                                  If Company disputes all or part of a paper invoice (including a Dispute about whether Contractor has fully complied with Section 10.7), Company shall notify Contractor of the Dispute and pay the undisputed portion.

(2)                                  If Company notifies Contractor of a Dispute in relation to part of a paper invoice, Company may withhold the disputed portion until the Dispute is resolved.

(3)                                  If Company disputes an electronic invoice, Company may reject the invoice and Contractor shall correct all deficiencies and errors before resubmitting that invoice. If Company pays a disputed electronic invoice, Contractor shall reimburse Company for the disputed items (including those resulting from pricing, discount calculation or sales tax calculation errors) after payment is made.

(4)                                  If Company notifies Contractor of Contractor’s failure to comply with any obligation of this Contract, and Contractor remains in non-compliance for a period of five (5) days after receiving Company’s notice of non-compliance, Company may withhold payment of any outstanding invoice until Contractor is in full compliance.

(C)                  Notification of Non-Payment of an Undisputed Invoice. If Contractor has not received payment of any undisputed invoice amount that otherwise complies with Section 10.7 for more than thirty (30) days after Company’s receipt of that invoice, Contractor may notify Company of this non-payment. Interest shall accrue on all undisputed past due invoices at the rate of one percent (1%) per month or the maximum legal amount, whichever is less, until paid in full. Company will immediately make reasonable efforts to resolve the issue. If full payment is not received within thirty (30) days of receipt of the notice of non-payment, Contractor may suspend its performance of the Contract and remain of the Standby With Crews Rate until all outstanding amounts owed by Company to Contractor are paid in full. Contractor may also opt to terminate this Contract for Company’s failure to make full payment hereunder. In the event of such termination, Company shall remain liable to pay Contractor eighty percent (80%) of the Operating Rate for the balance of days of dayrate operations remaining in the Noble designated segments of the Contract or until the Drilling Unit commences dayrate operations with another operator, whichever occurs first. In the event that substitute operations with another operator are secured, Noble shall be given credit for the dayrate payments made to Contractor for such substitute work. In the event that the dayrates paid to Contractor under such substitute work are less than the dayrates payable by Noble under this Contract, Noble shall remain liable to pay Contractor the full difference between the two (2) rates.

(D)                 Banking Regulations and Currency Requirements. Subject to all applicable laws, including banking and currency laws, Company shall pay undisputed Contractor’s invoices as follows:

(1)                                  Company shall pay funds to Contractor by check to the address set in the signature page to this Contract or by wire transfer to the account of Contractor as set out in Exhibit D - Compensation.

(2)                                  Company shall make all payments in the Currency (including expenses paid in other currencies that Contractor has converted as required by this Contract and invoiced in the Currency). Contractor shall provide documentary evidence of the conversion rate from the other currency into the Currency to the satisfaction of Company.

10.9                 No Waiver of Company’s Rights. The payment of, objection to or failure to object to any invoice, or any payment or settlement in resolution of any Dispute, or any combination of these matters does not constitute acceptance by Company of the accuracy or justification of Contractor’s invoices. Any payment by Company is made on the condition that Company reserves the right to challenge, at a later time, the validity of any invoiced amount,

10.10           Liens and Subcontractor Payments.

(A)                Contractor’s Obligation. Contractor shall pay (or procure the payment of) any valid Claims owed by Contractor or Subcontractors for personnel, materials and equipment used in the performance of the Services as they become due.

Except as may arise by operation of law, no Lien may become fixed upon any property of Company Group or Contractor as a result of Contractor falling to pay (or to procure the payment of) its debts or the debts of Subcontractors when due.

(B)                  Company’s Right to Pay. If Contractor fails to pay (or fails to procure the payment of) valid Claims owed by Contractor or Subcontractors, Company has the right to pay these Claims and to offset these payments against amounts due or which become due to Contractor under this Contract. Except as required by law, court order or other lawful authority, Company shall not pay Claims that Contractor is actively contesting if Contractor has taken all actions necessary (including the posting of a bond or other security to remove Liens on any property of Company Group) to protect the interests of Company Group.

(C)                  Contractor’s Certificate of Payment. Before Company pays any of Contractor’s invoices, Company may require Contractor to certify that there is no unsatisfied Claim for personnel or equipment payable by Contractor in relation to the Services provided under this Contract.

10.11           Overpayments. Contractor shall pay to Company any money paid to Contractor by Company under this Contract to which Contractor was not entitled, as soon as Contractor becomes aware of that overpayment or repayment is requested in writing by Company.

10.12           Electronic Procurement

(A)                Company may implement an electronic procurement process to enhance the management of this and other commercial transactions from requisition through payment.

(B)                  If an electronic procurement process applicable to this Contract is implemented by Company during the effectiveness of this Contract, Contractor agrees to coordinate with Company to support implementation in a manner agreed to by Company and Contractor.

11.                               CONFLICT OF INTEREST, IMPROPER INFLUENCE AND DATA PRIVACY

11.1                                     Conflict of Interest.

(A)                Contractor shall not, either directly or indirectly, pay any commission or fees or grant any rebates or other remuneration or gratuity to any employee, agent or officer of Company. Contractor shall cause its subcontractors (and all of Contractor Group) to be bound by the same obligations as Contractor under this Section.

(B)                  Reporting Violations and Reimbursement. Contractor shall immediately notify Company of any violation of Sections 11.1, 11.2 or 12 or of the occurrence of any event prior to the Effective Date which, if it had occurred after the Effective Date would constitute a violation of Section 11.1, 11.2 or 12, and shall defend, indemnify, and hold Company and Company Group harmless from and against any and all fines and penalties arising from or related to, any breach of such representation and warranty. This indemnity obligation shall survive termination or expiration of this Contract. Contractor shall respond promptly, and in reasonable detail, to any notice from Company, some other member of the Company Group or their respective auditors pertaining to the above stated representation, and shall furnish documentary support for such response upon request from Company.

(C)                  Termination. Company may, at its sole option, terminate this Contract with immediate effect for any violation of Sections 4.1(E), 11.1, 11.2 or 12. If Company terminates this Contract for violation of Sections 4.1(E), 11.1, 11.2 or 12, Company is not obligated to pay compentsation or reimbursement to Contractor for any Services performed or expenses incurred after the date of termination.

11.2                                     Improper Influence.

Contractor makes the following representations and warranties and undertakes to perform the covenants set out below:

(A)                Contractor is familiar with, and has reviewed and understands, the provisions of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”);

(B)                  None of the Contractor Group has made and will not make, directly or indirectly, in connection with this Agreement, any offer, payment, loan, or gift of anything of value to a Government Official, to an immediate relative of a Government Official, or to any other person while knowing or having reasons to suspect that any part of such offer, payment, loan or gift will be given or promised to a Government Official, the offer, payment, loan or gift of which would (1) violate any statute, law or regulation of any federal, state, municipal, or other governmental body, agency, authority, department, commission, or instrumentality of any country; (2) be contrary to or in violation of the principles set forth in the United Nations Convention Against Corruption that entered into force on December 14, 2005, and the African Union Convention on Preventing and Combating Corruption that entered into force on August 5, 2006; (3) violate the FCPA; or (4) cause any of the Parties or any of their Affiliates (or any of their officers, directors, employees or agents) to be in violation of the FCPA. As used in this Contract, Government Official means: (i) any official, employee, agent, advisor or consultant of a non-U.S. government or any federal, regional or local department, agency, state-owned enterprise or corporation or any other instrumentality thereof, (ii) any official or employee or agent of a public international organization, or (iii) any official or employee or agent of a political party or candidate for political office.

(C)                  No ownership interest in Contractor, other than an immaterial one, is or will be directly or indirectly held or controlled by a Government Official, or any immediate relative of a Government Official. None of the Contractor Group is or will be a Government Official, or an immediate relative of a Government Official and no ownership interest in any member of Contractor Group, other than an immaterial one, is or will be directly or indirectly held or controlled by a Government Official, or any immediate relative of a Government Official.

(D)                 Contractor will comply with Exhibit G.

(E)                   In the event of any breach by Contractor or any member of Contractor Group of this Section 11.2; (i) Company will have no further obligation to pay the compensation provided for in the Contract after termination of the Contract; (ii) Company shall be entitled to compensation from Contractor equal to the extent of the amount of funds or value paid by Contractor in breach of this Section; and (iii) Contractor shall hold harmless and indemnify Company and Company Group from and against any and all fines and penalties arising from or related to, any breach of such representation and warranty (including attorneys’ fees and court costs if a breach is ultimately confirmed through a legal or judicial process). Upon reasonable prior written notice, Company or its designated agents shall be permitted access to all books and records of Contractor reasonably related to compliance with this Section, any payment made in connection with provision of the Work, and/or the performance by Contractor of the Work, including for the purpose of auditing such books and records, all at the expense of Company.

11.3                                     Data Privacy.  Contractor will comply with all reasonable requests of Company with respect to protecting personal data of Company employees, customers, and suppliers it receives in connection with its performance of the Services, including the following Company’s instructions in connection with processing such personal data; implementing adequate security measures to protect such personal data; not disclosing such personal data to any third party without Company’s written permission; and complying with all applicable data privacy laws.

12.                               CONTROLS, RECORDS AND INSPECTION

12.1                                     Controls.  Contractor shall establish and maintain, and ensure that other members of Contractor Group establish and maintain, all Controls which are necessary and appropriate in accordance with good management practice (under the circumstances of this Contract) to ensure:

(A)                The accuracy and completeness of Contractor’s invoices under this Contract and of the Records required to be kept by Section 12.2.

(B)                  Compliance with Sections 11.1 and 11.2 of this Contract, and detection of any other improper conduct by members of Contractor Group.

(C)                  Compliance with all other obligations of Contractor under this Contract, including Exhibit B Independent Contractor Health, Environmental and Safety Guidelines and Exhibit C Drug, Alcohol and Search Policy.

12.2                                     Records. Contractor shall establish and maintain, and ensure that other members of Contractor Group establish and maintain, all Records which are necessary and appropriate in accordance with good management practice (under the circumstances of this Contract) to record accurately and completely all of the following:

(A)                The performance by Contractor of its obligations under this Contract, including well records and reports required under Section 2.14.

(B)                  The liability for and calculation of all amounts payable by Company to Contractor under this Contract.

(C)                  All amounts payable by Contractor or Subcontractors to other members of Contractor Group or other Persons in connection with the performance by Contractor of its obligations under this Contract.

(D)                 The Controls adopted by members of Contractor Group in accordance with Section 12.1.

(E)                   Compliance with Sections 11.1 and 11.2.

12.3                                     Retention of Records. All Records required to be kept by Section 12.2 shall be maintained and retained by Contractor Group until at least three years from the end of the calendar year in which this Contract is completed or terminated. All Records required to be kept by Section 12.2 shall be maintained in either paper or unalterable electronic format; if in electronic format, then the Record must be reproducible onto a printed paper copy. If any Dispute arises under this Contract then all Records relevant to the Dispute shall be retained at least until the Dispute is finally resolved and all obligations arising out of the resolution of the Dispute are satisfied.

12.4                                     Inspection of Records. Company may, at any time, at its own cost, inspect all Records pertaining to Section 12.2(E). Company may also inspect all Records held by Contractor Group which relate to Sections 12.2(A) through 12.2(D) until at least three (3) years from the end of the calendar year in which this Contract is completed or terminated. Where Company inspects Records under this Section 12.4:

(A)                The inspection shall take place following reasonable notice at the premises of the Contractor Group member where those Records are kept, during normal business hours.

(B)                  The inspection may be carried out by Company or by any Person engaged by Company for that purpose.

(C)                  The Company may conduct the inspection only for the purpose of determining any of the following:

(1)                                  Whether Contractor has complied with this Contract.

(2)                                  The veracity of invoices and support documents.

(3)                                  Whether Contractor and Subcontractors have satisfied their payment obligations to other Contractor Group members or other Persons arising out of this Contract.

(D)                 Company (or its representatives conducting the inspection on Company’s behalf) may, at its own cost, make copies of any of the Records. Contractor shall, if requested by Company, make copying facilities available at a reasonable cost to Company or its representatives at the time of the inspection in the place where the inspection is taking place.

(E)                   Company is not responsible for any costs of Contractor Group incurred in conducting the inspection other than copying costs referred to in Section 12.4(D). Contractor is not responsible for any costs of Company incurred in conducting the inspection.

12.5                                     Access and Assistance. Contractor shall provide, and shall ensure that other members of Contractor Group provide, all of the following:

(A)                Access to all relevant sites to enable Company or its representatives to carry out inspections under this Contract, including access to all relevant material, equipment and personnel used in the provision of the Services.

(B)                  All Records requested by Company or its representatives for the purposes of inspection under this Section 12, and full assistance in performing the inspection and accessing those Records.

12.6                                     Use of Information. Company may only use information obtained from inspections under Section 12.5 for the administration or enforcement of this Contract, for tax or audit purposes, or for the resolution of Disputes.

12.7                                     Confidentiality.  Company shall keep all information obtained from inspections under Section 12.4 confidential, except that Company may disclose the information in each of the following circumstances:

(A)                To the extent necessary for the uses permitted by Section 12.6.

(B)                  Where disclosure is required by applicable law, court order, stock exchange regulations, or government order, decree, regulation or rule, or where failure to disclose could reasonably result in sanctions or increased sanctions against a member of Company Group.

13.                               TAXES

13.1                                     Contractor’s Taxes. Other than taxes payable by withholding, Contractor shall be fully reimbursed by Company for all liabilities or Claims for taxes of the Country or Area of Operations that any taxing authority (including any political subdivision of the Country) claiming jurisdiction over this Contract, or the Area of Operations or any part of the Country, may assess or levy against Contractor relating to the Services or this Contract, including all of the following:

(A)                Income. Income, excess profit or other taxes, charges and imposts assessed or levied on account of Contractor’s earnings or receipts.

(B)                  Personnel. Taxes assessed or levied against or on account of compensation or other benefits paid to Contractor’s employees.

(C)                  Property. Taxes assessed or levied against or on account of, or by reference to the value of, any property or equipment (including materials and consumable supplies) of Contractor except Import/Export Charges reimbursable by Company under Section 6.3(E).

(D)                 Services. Taxes assessed or levied against or on account of, or by reference to the value of the Services or this Contract.

13.2                                     Company’s Taxes. Company is responsible for all liabilities or Claims for taxes that any taxing authority (including taxing authorities of any political subdivisions of the Country) claiming jurisdiction over this Contract, or the Area of Operations or any part of the Country, may assess or levy against Company relating to the Services or this Contract (except for erroneous assessments or levies of taxes described in Section 13.1).

13.3                                     VAT, GST, Sales and Similar Taxes. If any value added tax (VAT), goods and services tax, sales tax, other excise taxes and/or other similar taxes are required to be paid by the Contractor, these taxes shall be separately itemized and identified on Contractor’s invoices as provided in Section 10; collected by Contractor from payments made by Company hereunder and paid over by Contractor to the appropriate governmental agency in accordance with the law in the relevant jurisdiction (except to the extent Company advises Contractor that in accordance with applicable law, Company will be responsible for self- assessing and paying these taxes); and Contractor shall provide Company on a timely basis with invoices, tax receipts and any other documentation that may be required for Company to obtain tax reimbursement, credit, abatement or refund of any taxes assessed against Company and collected by Contractor.

13.4                                     Subcontractor Taxes. As between Company and Contractor, Contractor is solely responsible for all liabilities or Claims for taxes of any kind that any taxing authority may assess or levy with respect to actions (or omissions to act) of any Subcontractor, its directors, officers, employees or agents in relation to this Contract or the Services.

13.5                                     Reports and Withholding. Contractor shall comply with all applicable tax rules and requirements on a timely basis, including submitting all tax reports, filing all registrations and taking all actions necessary to make its tax payments. Contractor must provide Company with written proof that it has made all registrations required by the preceding sentence if requested by Company. Subject to applicable laws and regulations, Contractor shall cooperate with

Company to correctly report the amount of applicable taxes (including without limitation actions described in Section 10.1 and Section 6.3(C)), and Contractor shall not take any action that is prejudicial to obtaining an available tax exemption. Company will provide Contractor with tax receipts (or other proof of payment if receipts are unavailable) for any withheld taxes. Consistent with Section 10, Contractor will report, withhold and pay to the tax authorities any tax required by applicable law to be withheld on account of any Services performed by Subcontractors. Contractor shall claim any available exemption from value added tax as well as the benefit of any exemption from, or reduction in, any tax, fee, or other charge which may be available to Company or Contractor, under the terms of the law of the country of operations, or with any written agreements with the country of operations as amended, modified or supplemented from time to time. Company is entitled to withhold any taxes required to be withheld under applicable law. The tax withholding rate at the Efiective Date is understood by the Parties to be 5% for operations in Ghana and 6.25% for operations in Equatorial Guinea. The withholding tax rate on mobilization periods is understood to be zero or other rate, as applicable.

13.6                                Tax Records. In addition to the requirements of Sections 12.2, 11.3 and 13.5:

(A)      Contractor shall maintain Records sufficient to substantiate all taxes, Import/Export Charges, fees, indemnities or other payments that may affect any obligations of Company for so long as the longest applicable statute of limitations (including any waivers of a statute of limitations by Contractor) remains open, under which a taxing authority may institute audit, assessment or collection procedures for taxes paid or allegedly due in connection with this Contract.

(B)        Contractor shall provide at Company’s request and in the format requested by Company, all schedules, summaries or other data available to Contractor or any of its Subcontractors that Company requires to prepare tax returns, refunds, claims and credits or for use in external tax audits in connection with this Contract.

13.7                                Cooperation. Company and Contractor shall cooperate and assist each other in securing any beneficial tax treatment and in fully minimizing tax obligations resulting from this Contract and the performance of the Work hereunder.

14.          CLAIMS, LIABILITIES AND INDEMNITIES

14.1                                INTENT OF INDEMNITY PROVISIONS. The Parties agree to allocate between them responsibility for all Claims as set out below.

14.2                                PROPERTY.

(A)       Subject to the provisions of Section 14.2(B), if damage is suffered or loss is incurred in relation to Property of any Person where that damage or loss arises out of this Contract, Contractor (a) releases Indemnitees from Claims by Contractor for that damage or loss, and (b) indemnifies Indemnitees against that damage or loss and against Claims against the Indemnitees by other Persons for that damage or loss, subject to Section 14.3. Losses contemplated by this Section 14.2(A) include the cost of removal of wreckage.

(B)       Damage or Loss to Downhole Equipment. Company shall reimburse Contractor for damage to or loss of the Drill String and other downhole equipment (“Downhole Equipment”) while in the hole caused by other than Contractor’s negligence or normal wear and tear. Company shall pay Contractor the lesser of its repair cost or the replacement cost in accordance with the provisions below:

(1)                            If the Downhole Equipment component is new at the Commencement Date of the Contract, ninety percent of the replacement cost:

(2)                            If the Downhole Equipment component is used at the Commencement Date of the Contract or at time of replacement of damaged components – seventy-five percent (75%) of replacement cost.

(3)                            If used Downhole Equipment component is replaced during the Contract with new Drill String components, ninety percent of the replacement cost:

(4)                            Reimbursement under this Section 14.2(B) is based on Contractor’s actual documented cost to repair or replace the damaged component(s), plus, if shipped to the Area of Operations, actual documented freight, duties (reimbursement of duties being subject to Section 6.3) and handling costs incurred by Contractor for transport of the replacement component(s) to the Company’s shore base.

(5)                            Any reimbursement hereunder shall be reduced by any amount recoverable from Contractor’s insurance.

(C)       Damage to Subsea and Mooring Equipment.

(1)                            Damage to Subsea Equipment.

(a)                             Company shall reimburse Contractor for damage or loss to Contractor’s Subsea Equipment as defined in Section 8.2(C)(1) as a result of a loop, eddy or other adverse current that causes such equipment to exceed its technical capabilities subject to the following:

(i)            Contractor shall, as soon as reasonably practical, notify Company in the event operating conditions exceed the technical limitations of the equipment or in the event operating conditions are anticipated to exceed such limitations.

(ii)                                In the event such currents are unknown to Contractor or such damage is unknown to Contractor, Contractor shall advise Company of such currents or damage once known, but Contractor shall nevertheless be entitled to reimbursement under this Section 14.2(C).

(iii)                            In the event Contractor advises Company of such condition and Company requires Contractor to proceed with Operations or the state of Operations precludes any mitigating action on the part of Contractor, refusal by Contractor to proceed with Operations will not be considered a breach of any provision of the Contract and will not be considered Drilling Unit downtime.

(b)                                  Contractor shall, as soon as reasonably practical, notify Company in writing in the event Contractor is of the opinion that the bathymetry supplied to Contractor by Company reflects unsafe conditions in which to operate the Drilling Unit. In the event that Contractor advises Company in writing of such unsafe conditions and Company requests Contractor to proceed with Operations, refusal by Contractor to proceed with Operations will not be considered a breach of any provision of the Contract and will not be considered Drilling Unit downtime.

(2)                                 Damage to Mooring Equipment. Company shall reimburse Contractor for damage to or loss of Contractor’s mooring equipment while in use caused by other than Contractor’s negligence, manufacturer’s defects or damage existing prior to the Commencement Date. Equipment covered hereunder includes fairleaders, anchors, anchor wires and chains, tripping lines, shackles, pendant lines, jewelry and buoys. Company’s responsibility hereunder shall however be limited to Contractor’s insurance deductible actually suffered in respect of such claims.

(3)                                 Company shall reimburse Contractor for damages incurred to Contractor’s equipment as set forth in Sections 14.2(C)(1) and (2) in an amount equal to the then current replacement cost of such equipment delivered to the Drilling Unit, or the repair cost, whichever is the lesser amount. Furthermore,

Company’s liability under Section 14.2(C)(1) is capped at Contractor’s insurance deductible or US$6,000,000 per occurrence, whichever is less.

(D)            If the Property referred to in this Section 14.2 is Property of a Third Party, then each Party will indemnify the other Party to the extent the damage or loss was caused by each Party’s fault or negligence.

14.3                                                   INDEMNITEES’ PROPERTY. If the Property referred to in Section 14.2 is Property of an Indemnitee, all of the following apply:

(A)                              Contractor shall indemnify Indemnitees against any damage or loss to the extent any member of Contractor Group was at fault or negligent up to the maximum amount per occurrence of US$1,000,000 or its Currency equivalent. Company shall release and indemnify Contractor Group for any damage to or loss of Property of Indemnitees in excess of US$1,000,000 or its Currency equivalent per occurrence.

(B)                                Subject to the limits of liability in Sections 14.3(A) above, at Company’s option, Contractor shall where possible repair or replace the damaged or lost property.

14.4                                                   ILLNESS, INJURY OR DEATH.    Contractor (a) indemnifies Indemnitees against, and (b) indemnifies Indemnitees from Claims made against the Indemnitees by other Persons for, injury to or death of any Person (including Contractor Group’s employees and Indemnitees’ employees) where that injury or death arises out of this Contract.

(A)                              If the Person referred to in Section 14.4 is an employee of an Indemnitee, Contractor shall indemnify Indemnitees to the extent the injury or death was caused by the fault or negligence of any member of Contractor Group up to a maximum amount of US$1,000,000 or its Currency equivalent per Person. Company shall indemnify Contractor Group for any Claims for injury to or death of an employee of an Indemnitee in excess of US$1,000,000 or its Currency equivalent per Person.

(B)                                If the Person referred to in Section 14.4 is a Third Party, then each Party will indemnify the other Party to the extent the injury or death was caused by each Party’s fault or negligence.

14.5                                                   POLLUTION DAMAGE.    Contractor indemnifies Indemnitees against all Claims arising out of this Contract in relation to pollution, seepage or contamination, including cleanup costs which originates above the surface of the sea and from Contractor’s equipment or equipment under Contractor’s care, custody and/or control.

14.6                                                   LIMITATION ON LIABILITY FOR WELL EVENT CONTROL COSTS AND WELL EVENT POLLUTION COSTS. If a Well Event arises out of this Contract, the following limitations on liability apply:

(A)           For Well Event Control Costs, both of the following apply:

(1)                    Company releases each member of Contractor Group from Claims by Company for Well Event Control Costs.

(2)                    Company indemnifies each member of Contractor Group against Claims for Well Event Control Costs.

(B)             For Well Event Pollution Costs and for pollution originating below the surface of the water, all of the following apply:

(1)                                  Contractor’s liability for Well Event Pollution Costs and for pollution originating below the surface of the water is limited to US$250,000 or its Currency equivalent per Well Event occurrence.

(2)                                  Company releases each member of Contractor Group from Claims by Company for Well Event Pollution Costs and for pollution originating below the surface of the water to the extent that total recoveries by Company against Contractor Group members exceed US$250,000 or its Currency equivalent per Well Event occurrence or per event of pollution originating below the surface of the water.

(3)                                  Company indemnifies each member of Contractor Group against Claims for Well Event Pollution Costs and for pollution originating below the surface of the water to the extent that total recoveries against Contractor Group members exceed US$250,000 or its Currency equivalent per Well Event occurrence or per event of pollution damage originating below the surface of the water.

14.7                                                   USE OF MEDICAL FACILITIES OR MEDICAL EVACUATION. Contractor indemnifies Indemnitees against Claims for illness, injury to or death of members of Contractor Group, or for damage to or loss incurred in relation to members of Contractor Group Property, that arise out of or in connection with the recovery, diagnosis, treatment or medical evacuation of personnel, or the provision of pharmaceutical products or medical supplies furnished or rendered by Company Group, Company’s other contractors or subcontractors or by the facility used by Company.

14.8                                                   INTELLECTUAL PROPERTY. Contractor agrees to fully defend, protect, indemnify and hold harmless Indemnitees against claimed or actual infringement or contributory infringement of any patent, or infringement of any copyright or trademark, or misappropriation of any trade secret arising out of or in connection with the work performed by Contractor under this Contract or the implementation by Indemnitees of the work results. Company shall promptly notify Contractor if Company is threatened with a Claim or becomes aware of any actual or potential third party Claim against it or any Indemnitees concerning the matters addressed in this Section 14.8, based in whole or in part on the Services or the implementation by Indemnitees of the results of the Services. In addition to other obligations relating to the defense of any such Claim, neither Party shall settle or compromise any such Claim without the written consent of the other Party. In the event of any such Claim, Contractor shall perform one of the following actions at its own expense to avoid future infringement:

(A)                         Modify or replace any equipment that Contractor has built or provided or any process that Contractor is using based on the results of the Services in order to avoid the patent infringement or trade secret violation. Such modification or replacement must be accomplished in a manner that is acceptable to Company and that does not detrimentally impact the performance of the affected equipment or process.

(B)                           Secure for the benefit of Company irrevocable and fully paid licenses for the equipment or operation of the process in order to avoid any future infringement without the need to modify or replace equipment or modify processes based on the work results provided to Company. Such licenses must be obtained at no cost to Company and on terms acceptable to Company.

(1)                                  Likewise and vice versa, Company shall release, defend and indemnify Contractor from any actual or alleged violation of any intellectual property rights arising from any equipment or processes provided by Company Group and shall replace such infringing equipment or process or provide a license for its use as appropriate.

14.9                                              FINES AND ASSESSMENTS.   To the fullest extent permitted by law, Contractor indemnifies Indemnitees against the imposition of fines, fees, orders of restitution or penalties where the event which led to that imposition arises out of Contractor’s actions or inactions under this Contract.

14.10                                        CONFLICT OF INTEREST AND IMPROPER INFLUENCE.   Contractor indemnifies Indemnitees against Claims that arise out of or in connection with any inaccuracy of the representations set out in Section 4.1(E) or any violation of Sections 11.1 or 11.2.

14.11                                             BREACH OF APPLICABLE LAW.   Contractor indemnifies Indemnitees against Claims that arise out of or in connection with any breach by any member of Contractor Group of applicable law.

14.12                                             INDEMNITY FOR LIENS. Contractor indemnifies Indemnitees against any and all losses, costs, damages, liabilities or Claims that arise out of or in connection with a Lien becoming fixed upon or asserted against any Property of Company Group or Contractor as a result of Contractor failing to pay (or to procure the payment of) its debts or the debts of Subcontractors when due in violation of Section 10.4. This indemnity is in addition to the rights and remedies specified in Section 10.4(B). Likewise and vice versa, Company shall indemnify Contractor Group from any Liens being placed upon the Property of Contractor Group as a result of the actions of Company Group hereunder.

14.13                                             INDEMNITY FOR IMPORT AND EXPORT OBLIGATIONS.   If Contractor’s failure to comply with any requirement of Section 6.3 results in Company not receiving the full benefit of or otherwise prejudices any available Import/Export Exemption or results in failure to obtain any necessary permits, licenses, authorizations or customs clearances, Contractor indemnifies Indemnitees against any damages, losses, costs, taxes, duties, interest, charges, fines or penalties relating to Contractor’s action or failure to act, and any taxes imposed on Indemnitees as a consequence of receiving payment under this Section 14.13.

14.14                                             LIMITATION ON DAMAGES.

(A)                                        Company and Contractor mutually waive and release to the fullest extent permitted by applicable law, all of the following Claims for damages arising out of this Contract, whether such Claims are made in connection with an indemnity specified in this Section 14, a breach of any obligation under this Contract or otherwise, except for Claims arising from the obligation of a Party to indemnify the other Party for third party Claims:

(1)          Indirect or consequential loss, including:

(a)   Loss of expected production, including production of petroleum or petroleum products.

(b)   Loss of prospective economic advantage or benefit.

(c)   Loss of business opportunity.

(d)   Loss of revenue.

(e)   Loss of expected savings.

(f)    Loss of business (including loss or reduction of goodwill) and damage to reputation.

(g)   Loss of spread costs for third-party supplied items or services.

(2)                        Punitive or exemplary damages.

(3)                        Lost profits (whether direct, indirect, anticipated or otherwise).

14.15                                             APPLICATION OF RELEASE AND INDEMNITY OBLIGATIONS; EXCLUSION FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(A)                                        The release and indemnity obligations set out in this Contract apply regardless of the active, passive, contributory or sole or concurrent negligence, strict liability, unseaworthiness, pre-existing conditions, and other fault of any Person indemnified and regardless of whether liability of any kind is imposed or sought to be imposed on any person indemnified, except as provided otherwise in any release or indemnity obligations in this Contract or in Section 14.15(B).

(B)                                          The release and indemnity obligations of Contractor and/or Company in this Contract do not apply to the extent the death, illness, injury, damage or loss in relation to which a Claim is made is the result of the gross negligence or willful misconduct of the Person seeking indemnity or release.

(C)                                          Any Dispute regarding the application of the exclusions provided in Section 14.15(B) will be resolved in accordance with Section 21 except that Section 21.6(H) is modified so that the non-prevailing Party pays all arbitration fees and costs as well as all of the prevailing Party’s costs of conducting the arbitration on that issue, including the costs of legal representation, depositions, witnesses and the time of management and other personnel engaged in relation to that issue.

14.16                                             DEFENSE OF CLAIMS.

(A)                                         Contractor shall, at its sole cost and expense, be responsible for Defense Costs relative to Claims which may be brought against it or against Indemnitees for Claims for which Contractor wholly releases and/or indemnifies Indemnitees. Contractor shall accept and initiate such defense within thirty (30) days of written request by Company.

(B)                                         Company shall, at its sole cost and expense, be responsible for Defense Costs relative to Claims which may be brought against it or

Contractor Group for Claims for which Company wholly releases and/or indemnifies Contractor Group. Company shall accept and initiate such defense within thirty (30) days of written request by Contractor.

(C)                                       In instances where a Party’s liability is limited or a Party’s release, defense and indemnity obligations are limited to a certain amount, the following provisions shall govern:

(1)                            The Party having the initial monetary exposure for any settlement or judgment (“Primary Party”) shall, at its sole cost and expense, be responsible for Defense Costs relative to Claims brought against it and the other Party (“Secondary Party”). The Secondary Party shall have the right to approve the defense counsel chosen by the Primary Party, such approval not to be unreasonably withheld.

(2)                            The Primary Party may settle a Claim for an amount within its indemnity obligation without first obtaining consent from the Secondary Party. The Primary Party may not settle a Claim for an amount which would obligate the Secondary Party to pay any monetary amount without prior written consent of the Secondary Party to such settlement.

(3)                            Defense Costs shall be borne by the Parties in proportion to their respective obligation to contribute to any settlement or judgment related to the underlying Claim. The Primary Party shall bear all Defense Costs until such time as a settlement is finalized or judgment is rendered, with the reconciliation between the Parties being conducted thereafter.

(4)                            Notwithstanding any other provision herein, any Party, at its sole cost and expense, may be represented or defended by separately retained counsel if it so desires upon the inception of a Claim.

(D)                                       Subject to the provisions of Section 14.16(C), Contractor shall promptly pay:

(1)                            To any Indemnitee all Defense Costs incurred by such Indemnitee resulting directly from any Claim for which Contractor is obligated to release, defend and/or indemnify such Indemnitee.

(2)                            Exclusive of Defense Costs incurred in connection with arbitration under Section 21.2, Indemnitees’ Defense Costs incurred in enforcing the provisions of this Contract, or in any legal action in which Company or any Indemnitee prevails, in whole or in part, against Contractor based on the breach of this Contract or to enforce an arbitration award.

(E)                                         Subject to the provisions of Section 14.16(C), Company shall promptly pay:

(1)                            To a member of Contractor Group all Defense Costs incurred by such member of the Contractor Group resulting directly from any Claim for which Company is obligated to release, defend and/or indemnify Contractor Group.

(2)                                 Exclusive of Defense Costs incurred in connection with arbitration under Section 21.2, a member of Contractor Group’s Defense Costs incurred in enforcing the provisions of this Contract, or in any legal action in which the member of Contractor Group prevails, in whole or in part, against Company based on the breach of this Contract or to enforce an arbitration award.

(F)                                 As used in this Section 14.16, “Defense Costs” includes but is not limited to, attorneys’ fees, court costs, expert fees and mediation and arbitration expenses. Defense Costs as used herein do not include costs of mediation and arbitration incurred by the Parties under Section 21.2.

14.17                 DURATION OF INDEMNITY, RELEASE AND DEFENSE OBLIGATIONS.

(A)                               The release, defense and indemnity obligations in this Contract, including those contained in this Section 14 shall be effective as of the Effective Date of this Contract and shall remain in effect until termination.

(B)                               Notwithstanding the provisions of Section 14.17(A), it is understood and agreed that the release, defense and indemnity obligations in this Contract shall continue to be in effect during:

(1)                                 suspension of the Services;

(2)                                 the period between termination of the Contract under Section 3.4(B) and reinstatement of the Contract under Section 3.8; and

(3)                                 Company’s taking over the Drilling Unit pursuant to Section 2.11.

(C)                               Notwithstanding the provisions of Section 14.17(A), the release, defense and indemnity obligations in this Contract shall continue to be in effect after termination of the Contract for:

(1)                                 Claims arising during the Contract regardless of whether such claims are initiated during the Contract or after the Contract has been terminated; or

(2)                                 Claims arising during salvage operations under Section 2.12.

15.       MUTUAL RELEASE AND INDEMNITY BETWEEN CONTRACTOR AND RELEASED CONTRACTORS; INSURANCE.

15.1                          DEFINITION OF RELEASED CONTRACTOR. “Released Contractor” means a contractor or subcontractor of any tier (other than Contractor or its subcontractors) that has entered into a contract with Company (either before or after the Effective Date) that includes, or is supplemented by, a separate agreement that includes, release, defense and indemnity provisions that are substantially similar to those set out in this Section 15 or are in any other form or wording, so long as the substantive nature of the provisions is similar to this Section 15.

If a contractor or subcontractor of any tier of Company does not qualify as a Released Contractor, such contractor or subcontractor of Company shall be included as a member of the Company Group.

In the event that Company engages the services of another contractor or subcontractor of any tier for work to be performed on the Drilling Unit and such entity presents itself at the Drilling Unit and is unable to verify its status as a Released Contractor, Contractor may deny such contractor/subcontractor access to the Drilling Unit without recourse. If Company then directs Contractor to permit such contractor/subcontractor to board the Drilling Unit, any such contractor/subcontractor that does not qualify as a Released Contractor shall be included as a member of Company Group.

Any release, indemnity, defense or insurance protection owed to Contractor or any member of Contractor Group by a Released Contractor shall be primary to any indemnity obligation owed by Company, and any liability of Company shall be secondary.

15.2                          DEFINITION OF RELEASED CONTRACTOR GROUP.  “Released Contractor Group” means a Released Contractor and any subcontractor (of every tier) that the Released Contractor engages to provide services or work or equipment under the contract referred to in Section 15.1.

15.3                          RELEASE, DEFENSE AND INDEMNITY OBLIGATIONS.

(A)                Contractor defends and indemnifies each member of each Released Contractor Group from any Claim for injury to or death of a member of Contractor Group where the injury or death directly or indirectly arises out of performance of this Contract or the Released Contractor’s contract referred to in Section 15.1.

(B)                  Contractor releases, and defends and indemnifies, each member of a Released Contractor Group from any Claim by Contractor Group for damage to or loss (including the cost of removal of wreckage) of Contractor Group’s Property, where the damage or loss arises out of performance of this Contract or the Released Contractor’s contract referred to in Section 15.1.

15.4                          APPLICATION OF RELEASE AND INDEMNITY OBLIGATIONS; EXCLUSION FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(A)                The release, defense, and indemnity obligations set out in this Section 15 apply regardless of the active, passive, contributory or sole or concurrent negligence, strict liability, unseaworthiness, preexisting conditions, and other fault of any Person indemnified and regardless whether liability of any kind is imposed or sought to be imposed on any person indemnified, except as provided in Section I4.15(B).

(B)                  The release and indemnity obligations set out in this Section 15 do not apply to the extent the death, illness, injury, damage or loss in relation to which a Claim is made is the result of the gross negligence or willful misconduct of the Person seeking indemnity or release.

15.5                          INSURANCE. Contractor agrees that all insurance benefits owed to Indemnitees under Section 16 shall also extend each member of a Released Contractor Group to the extent such Released Contractor has extended similar benefits to Contractor Group.

15.6                          SUBCONTRACT REQUIREMENTS.

Contractor shall include a provision substantially similar to this Section 15 in its subcontracts with Subcontractors whereby Subcontractors assume similar release, defense and indemnity obligations in favor of each member of a Released Contractor Group.

16.       INSURANCE

16.1                          Effect of Insurance on Contractor’s Liability and Indemnity Obligations.  Neither the minimum policy limits of insurance required of Contractor under this Section 16 nor the actual amounts of insurance maintained by Contractor under its insurance program limit or reduce Contractor’s liability and indemnity obligations in this Contract.

16.2                          Insurance Required of Contractor.  Contractor shall maintain the following insurance and all other insurance required by applicable law:

(A)                Workers’ Compensation Insurance as prescribed by applicable laws where the Services are performed and, if applicable, the states, provinces and/or countries of residence of Contractor Group personnel performing the Services including Alternate Employer and Voluntary Compensation endorsement, if applicable, and coverage under the Longshoremens’ and Harbor Worker’s Compensation Act, the Jones Act, Death on the High Seas Act and the Outer Continental Shelf Lands Act, if applicable, with coverage amended to provide that a claim In Rem shall be treated as a claim against Contractor. Contractor shall maintain

Employer’s Liability Insurance and maritime Employer’s Liability with policy limits of not less than US$1,000,000 per occurrence, which insurance may be maintained under Section 16.2(B) or 16.2(D)(2).

(B)                  Commercial General Liability (Bodily Injury and Property Damage) Insurance, including the following supplemental coverages: Contractual Liability to cover the liabilities assumed in this Contract; Products and Completed Operations; Explosion, Collapse and Underground Hazards; and Sudden and Accidental Pollution. The policy territory coverage must include all areas where the Services are to be performed.  The policy limits must not be less than US$10,000,000 combined single limit per occurrence or its Currency equivalent combined single limit per occurrence.

(C)                  Automobile Bodily Injury and Property Damage Liability Insurance extending to all vehicles provided by Contractor in the performance of the Services. The policy limits for this insurance must be the higher of the amount required by applicable law or US$1,000,000 combined single limit per occurrence or its Currency equivalent combined single limit per occurrence.

(D)                 Marine Insurance. Contractor shall maintain or require the owners of the Drilling Unit, if different from Contractor, to maintain:

(1)                                  Full Form Hull and Machinery insurance, including terrorism, sabotage and war coverage, Removal of Wreck and Debris as required by Section 2.14(A) and Collision Liability, with the sistership clause unamended, with limits of liability at least equal to $200,000,000.00 and with navigational limits adequate for Contractor and /or Subcontractors to perform the Work and Services hereunder. Said policy shall be endorsed to provide that additional assureds may, but shall not be obligated to, sue and labor. This insurance may exclude coverage for Collision Liability and Tower’s Liability, provided such risks are covered under the Full Form Protection and Indemnity Liability insurance as described below.

(2)                                  Full Form Protection and Indemnity insurance on the Drilling Unit including, but not limited to, providing coverage for injuries to or death of masters, mates and crews of vessels with limits equal to the replacement cost value of the Drilling Unit but not less than US$25,000,000 combined single limit per occurrence or its Currency equivalent per occurrence, including insurance for contractual removal of wreck and/or debris, and liability for seepage, pollution, containment and cleanup for all drilling units, vessels and barges used in the performance of the Services. There shall be no exclusion for war, sabotage and terrorism. This insurance shall be equivalent to Form SP-23, including coverage for crew, Collision and Liability (with the sistership clause unamended), sue and labor and salvage charges, and Contractual Liability. The policy territory coverage must include all areas where the Drilling Unit is used. Coverage shall be amended to provide that any claim In Rem shall be treated as a claim against Contractor.

(3)                                  All policies under this Sections I6.2(D) shall be endorsed, to the extent of the risks and liabilities assumed by Contractor under this Contract, as follows

(a)               to provide full coverage to each indemnitee as additional insured without limiting coverage to liability “as owner of the vessel” and to delete any “as owner” clause or any other language purporting to limit coverage to liability of an insured “as owner of the vessel”; and

(b)              to delete any language limiting coverage for any Indemnitee in the event of the applicability of any law allowing limitation of liability.

(E)                   Aircraft Liability Insurance. If performance of the Services requires Contractor to provide aircraft (including helicopters), Contractor shall require owners or providers of aircraft to maintain Aircraft Liability (Bodily Injury (including liability to passengers) and Property Damage) Insurance with a combined single limit of not less than US$25,000,000, to be met with any combination of primary or excess coverage.

16.3                          Policy Endorsements.

(A)                Contractor shall, or shall cause its insurer to, provide Company with thirty days notice before canceling or making a material change to an insurance policy required by Section 16.2.

(B)                  Waivers of subrogation in all of Contractors insurance policies to the extent of the risks and liabilities assumed by Contractor under this Contract.

(C)                  The insurance required in Sections 16.2(B), I6.2(C), and 16.2(D) must include all of the following:

(1)                                  The Indemnitees shall be named as additional insureds to the extent of the liabilities assumed by Contractor under this Contract, without restriction as to sole or concurrent negligence, vicarious liability, or completed operations. The coverage provided to Indemnitees as additional insureds must expressly include liability imposed or sought to be imposed upon Indemnitees for the sole or concurrent fault or negligence of Indemnitees to the extent that Contractor has assumed such liabilities of Indemnitees under the Contract.

(2)                                  A provision that the insurance is primary with respect to all insureds, including additional insureds, and that no other insurance carried by lndemnitees will be considered as contributory insurance for any loss to the extent of the risks and liabilities assumed by Contractor under this Contract.

(3)                                  A cross liability or severability of interest clause which has the effect of insuring that each insured (including additional insureds) is covered as a separate insured.

16.4                          Evidence of Insurance.  Before performing any of the Services, Contractor shall provide Company with certificates or other documentary evidence satisfactory to Company of the insurance and endorsements required under this Section 16. Company’s acceptance of this certificate does not constitute a waiver, release or modification of any of the insurance coverages and endorsements required under this Section 16. Contractor shall provide copies of insurance policies required under this Contract if requested by Company. Contractor acknowledges that failure to provide a certificate or a copy of a policy or other evidence as required by this Section 16.4 may lead to non-payment of Contractor’s invoices or termination of this Contract.

16.5                          Deductibles or Self-Insured Retentions.  Contractor is solely responsible for payment of all deductibles (without prejudice to Company’s obligations to reimburse Contractor under Section 14) or self-insured retentions that are applicable to any Claims made against Indemnitees covered by Contractor’s insurance policies. The level of these deductibles or retentions must be reasonable and compatible with that expected of a pruden contractor in similar circumstances.

16.6                          Waiver of Subrogation for Contractor’s Property Damage Insurance.  Contractor shall obtain a written waiver of subrogation in favor of Indemnitees from its insurers who provide property damage insurance with respect to the Drilling Unit and any other Contractor Property used in the performance of the Services.

16.7                          Insurance Required from Subcontractors.  Without limiting Contractor’s liability under Section 14, Contractor shall require Subcontractors, if any, to waive subrogation and name the Indemnitees as additional insureds and be primary under the insurance carried by Subcontractors, all as required by this Contract with respect to the Services performed by Subcontractors and to the extent of the liabilities assumed by Contractor and/or its Subcontractors under this Contract. Any deficiencies in such coverage shall be the sole responsibility of Contractor.

16.8                          Insurance Provided by Company.  Excluding Hull & Machinery and Protection and Indemnity coverage, Company shall provide a full range of insurance coverages which are at least of the range and scope provided by Contractor as set forth in Section 16. Such insurance procured by Company shall also contain all relevant provisions as required of Contactor including, but not limited to, and only to the extent of the risks and liabilities assumed by Company, waivers of subrogation, in favor of and naming of Contractor Group as additional insureds to the extent of the liabilities assumed by Company in the

Contract; notice of cancellation or material change; Company insurance will be primary respecting Contractor Group regarding matters where Company has agreed to indemnify Contractor Group in the Contract; and cross liability provisions.

17.       CONTRACT INFORMATION

17.1                          Confidentiality of Contract Information. Contractor shall treat Contract Information as valuable, proprietary and confidential information and shall not disclose, and shall ensure that all members of Contractor Group do not disclose, any Contract Information to any other Person without the prior written consent of Company, except as permitted in Section 17.2.

17.2                          Permitted Disclosure. Contractor may disclose (and may permit other members of Contractor Group to disclose) Contract Information to any of the following recipients who are bound by confidentiality and use obligations at least as stringent to those in this Section 17:

(A)                To Subcontractors and employees of Contractor or Subcontractors, but only to the extent that those Persons need to know the Contract Information for the performance of the Services.

(B)                  To professional advisors of Contractor or Subcontractors, but only to the extent necessary for the provision of professional advice needed by Contractor or Subcontractors for the performance of the Services or by Contractor in relation to this Contract.

17.3                          Required Disclosure. If Contractor or any other Person who receives Contract Information (directly or indirectly) through Contractor is required by law or by lawful order of any administrative or judicial proceeding to disclose any Contract Information, or any Person applies for an order against them for the disclosure of Contract Information, Contractor shall provide Company with prompt notice of this requirement or application so that Company may seek a protective order. If a protective order or other remedy is not obtained, Contractor will furnish, and will ensure that the other Person required to disclose Contract Information will furnish, only that portion of the Contract Information which, in the reasonable opinion of Company, is required to be disclosed.

17.4                          Use of Contract Information. Contractor shall use, and shall ensure that all other Persons who receive Contract Information (directly or indirectly) through Contractor use, Contract Information (including Contract Information which is learned, discovered, developed or created by Contractor Group) only for the purpose of providing the Services. Contractor shall not, and shall ensure that all other members of Contractor Group do not, disassemble, decompile or otherwise reverse engineer or attempt to derive the composition or underlying information, structure or ideas of any Contract Information, except to the extent required to provide the Services, without the prior written consent of Company. Contractor shall abide by all instructions given or restrictions stipulated by Company with respect to Contract Information.

17.5                          Ownership of Property Rights. All intellectual property rights and all other property and other rights in relation to Contract Information are owned by Company. To the extent that Contract Information is discovered, developed or created by Contractor or other members of Contractor Group and copyright or intellectual property rights arise in relation to that Contract Information, those works and rights are not considered work for hire under this Contract and are the exclusive property of Contractor. To the extent that Contract Information is jointly discovered, developed or created by i) Contractor or other members of Contractor Group and ii) Company or other members of Company Group and copyright or intellectual property rights arise in relation to that Contract Information, those works and rights are considered jointly owned by both Contractor and Company. If Contractor is not able to provide the products and/or perform the Services required under this Contract resulting in the termination of this Contract, Contractor grants to Company a royalty-free, non-exclusive, non-transferable license to all such Contractor-owned copyrights or intellectual property rights to use, make or have made on its behalf for the purposes of the operation, installation, maintenance and repair of the products and services covered under this Contract, if such Contractor-owned copyrights or intellectual property rights are required to enable Company to complete Company’s operations contemplated hereunder.

17.6                          Equitable Relief. Contractor acknowledges and agrees that due to the unique nature of the Contract Information there may be no adequate remedy at law for any breach of the obligations set out in this Section 17, and that any breach of these obligations may allow Contractor or another Person to compete unfairly with Company resulting in irreparable harm to Company. Accordingly, Contractor agrees that upon a breach (or threat of a breach), Company is entitled to immediate equitable relief, including a restraining order and preliminary injunction, and Company may seek indemnification from Contractor for any loss or harm in connection with any breach or enforcement of Contractor’s obligations provided in this Section 17 or for the unauthorized use or release of Contract Information. Contractor shall notify Company immediately upon the occurrence of any unauthorized release of Contract Information or other breach of this Section 17.

17.7                          No License. Other than the rights to use the Contract Information to perform the Services required to be performed under this Contract and except as provided in Section 17.5, nothing in this Contract shall be construed as conferring to Contractor or Company by implication, estoppel, or otherwise, any right, title or interest in, or any license under, any patent, patent application, trade secret, or other intellectual property now or subsequently owned by Company or Contractor as appropriate or their Affiliates. Any cost that Contractor must bear to license or otherwise access any intellectual property right required for the performance of the Services is included in Contractor’s compensation unless otherwise provided in this Contract.

17.8                          Return of Contract Information. All copies, extracts, drawings and other materials or Records that, in whole or in part, contain, incorporate, embody or reflect any Contract Information must be returned or delivered to Company or destroyed within five business days of the first to occur of termination of this Contract or completion of the provision of the Services, if such return or destruction is requested by Company in writing. If Contract Information has been copied onto computer systems or other data storage systems used by Contractor or other members of Contractor Group, Contractor’s obligations under this Section 17.8 are satisfied if all data recordings of Contract Information (including back-up data) are destroyed in a manner which makes it unrecoverable, provided that such data is kept confidential in accordance with this Contract for so long as that Contract Information is retained.

18.       BUSINESS RELATIONSHIP

18.1                          Contract for Services. This is a Contract for Services and is not a charter or lease of Contractor’s equipment.

18.2                          Independent Contractor. The Services arc provided by Contractor as an independent contractor, and Contractor and the members of Contractor Group arc not employees, agents or representatives of Company or Company Group. Company shall have no direction or control of Contractor Group except in the results to be obtained.

18.3                          Contractor’s Responsibility for Obligations of the Contractor Group. Contractor is responsible for all legal and contractual obligations of all members of Contractor Group that arise out of the performance of the Services, including those imposed by Country or any of its political subdivisions. The requirements of this Contract apply to Subcontractors’ services, property and personnel as if they were Contractor’s services, property and personnel. Contractor is not relieved from any liability or obligation under this Contract as a result of Contractor’s use of Subcontractors or Company’s approval of Subcontractors.

18.4                          Control over Performance. As an independent contractor, Contractor has complete control, supervision and direction over its equipment and personnel and over the manner and method of the performance of the Services. Any instructions or directions of any kind given by Company do not relieve Contractor of its duties and obligations as an independent contractor.

19.       ASSIGNMENT

19.1                          Assignment by Contractor. Contractor may assign this Contract to an Affiliate or subsidiary and shall provide written notice thereof to Company. Contractor may not assign or transfer in whole or part its rights and obligations under this Contract to any other entity or, in the event of a reorganization, merger, consolidation or asset sale, to any other entity which assumes the assets of Contractor under that reorganization, merger, consolidation or asset sale without the prior written consent of Company. Any attempted assignment or transfer in breach of this obligation is void as between Company and Contractor.

19.2                          Assignment by Company. Company may assign or transfer all or part of its rights or obligations under this Contract as follows:

(A)                without Contractor’s consent to an Affiliate of Company, or a Joint Interest Owner;

(B)                  without Contractor’s consent to any other Person in the event of a reorganization, merger, consolidation or asset sale, to any other entity which assumes the assets of Company under that reorganization, merger, consolidation or asset sale;

(C)                  without Contractor’s consent to any other Person if Company agrees to remain liable for the performance of all obligations by such assignee or transferee; or

(D)                 to any other Person with Contractor’s consent, which consent shall not be unreasonably withheld.

19.3                          Successors and Assigns. This Contract upon assignment will be binding and will insure to the benefit and obligation of the successors and assigns of the assigning Party.

20. FORCE MAJEURE

20.1                          Definition of Force Majeure Event. “Force Majeure Event” means any of the events or circumstances described in Section 20.1(A) that are beyond the control of an affected Party and which prevents the performance of any of the affected Party’s obligations under this Contract after that Party has taken every reasonable step, including reasonable expenditures of money, to remedy the impact of the event:

(A)                Events or circumstances that may give rise to a Force Majeure Event are limited to the following:

(1)                                  Earthquakes, hurricanes, fires, storms, tidal waves, tsunami, floods or other physical natural disasters, exclusive of adverse sea, loop, eddy or other adverse current conditions or other adverse weather conditions.

(2)                                  Acts of war (whether declared or undeclared), terrorism, riot, civil war, blockade, insurrection or civil disturbances.

(3)                                  Acts of a governmental entity, agency or other local authority that prevent or make unlawful a Party’s performance under this Contract.

(4)                                  Strikes or labor disputes at the national level, but excluding any strike or dispute which is specific to the performance of the Services under this Contract.

(B)                  The Parties confirm that Force Majeure Events do not include any of the following events or circumstances:

(1)        The mere shortage of or inability to obtain labor, equipment, materials or transportation which is not itself caused by a Force Majeure Event.

(2)        The insolvency or change in economic circumstances of the affected Party.

(3)        Change in market conditions.

20.2              Excuse of Performance due to a Force Majeure Event. Subject to compliance with Section 20.3, neither Party is liable for any delay in performing or failure to perform its obligations under this Contract (excluding release, indemnity and defense obligations and the obligation to pay undisputed invoices) if and to the extent that the delay or failure is caused by a Force Majeure Event. A Party is excused from its performance obligations that are prevented by a Force Majeure Event for as long as the Force Majeure Event continues.

20.3              Notice and Mitigation. If a Party seeks relief from its obligations to perform under this Contract under Section 20.1, it shall:

(A)          Give prompt notice to the other Party, which must include all of the following information:

(1)        The event that the Party considers constitutes a Force Majeure Event and its likely effect on the performance of obligations under this Contract.

(2)        A good faith estimate of the duration of the Force Majeure Event.

(3)        The actions being taken (or proposed to be taken) to satisfy Section 20.3(B).

(B)           Make all reasonable efforts, including expenditure of money, to overcome the Force Majeure Event and to mitigate its effects. Should a Force Majeure Event relate to a specific Area of Operations, Kosmos and Noble will make all reasonable efforts to alter the sequence of the initial Operating Term segments referred to in Section 3.2(A) to mitigate such Force Majeure Event.

(C)           If the Force Majeure Event continues, give periodic notices in accordance with Section 20.3(A), with a frequency as directed by Company Representative.

(D)          Give the other Party prompt notice of the conclusion of the Force Majeure Event and resume performance of the Services as soon as reasonably possible after its conclusion.

20.4              Termination of the Contract due to a Force Majeure Event. This Contract may be terminated due to a Force Majeure Event in accordance with Section 3.3(C).

21.      GOVERNING LAW AND RESOLUTION OF DISPUTES

21.1              Governing Law. This Contract is governed by and interpreted under the laws of England and Wales, without regard to its choice of law rules. The United Nations Convention on Contracts for the International Sale of Goods, 1980 (known as “the Vienna Sales Convention”) does not apply to this Contract.

21.2              Resolution of Disputes. The Parties shall exclusively and finally resolve any Dispute between them using direct negotiations, mediation and arbitration as set out in Section 21, except as permitted in Section 17.6.

21.3              Direct Negotiations. If a Dispute arises, a Party shall initiate the resolution process by giving notice setting out in writing and in detail the issues in Dispute and the value of the Claim to the other Party. A meeting between the Parties, attended by individuals with decision-making authority, must take place within thirty days from the date the notice was sent in an attempt to resolve the Dispute through direct negotiations.

21.4              Mediation. If the Dispute cannot be settled by direct negotiations within thirty days of initiation of the resolution process, either Party may initiate mediation by giving notice to the other Party. The place of mediation shall be London, England. Each Party to the mediation shall pay one-half the cost of the mediator.

21.5              Arbitration. If the Dispute is not resolved by mediation within thirty days from the date of the notice requiring mediation, or if the Dispute is unresolved within sixty days from the date of the notice requiring direct negotiations, then the Dispute shall be finally settled by binding arbitration and either Party may initiate such arbitration by giving notice to the other Party. The arbitration shall be conducted in accordance with the following arbitration rules (as then in effect): Rules of Arbitration of the International Chamber of Commerce (ICC) except to the extent of conflicts between those rules and the provisions of this Contract, in which event the provisions of this Contract prevail. The place of arbitration shall be London, England.

21.6              Additional Arbitration Provisions. The following provisions shall apply to any arbitration proceedings commenced pursuant to Section 21.5:

(A)          The number of arbitrators shall be one if the monetary value of the Dispute is USD$5,000,000 or less. The number of arbitrators shall be three if the monetary value is greater than USD$5,000,000. Each Party shall select one (1) arbitrator and these two (2) arbitrators shally jointly select the third who shall serve as the presiding arbitrator.

(B)           If the arbitration is to be conducted by three arbitrators and there are only two parties to the Dispute, then each party to the Dispute shall appoint one arbitrator within thirty (30) Days of the filing of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within thirty (30) Days after the latter of the two arbitrators has been appointed by the parties to the Dispute. If a party to the Dispute fails to appoint its party-appointed arbitrator or if the two party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the ICC shall appoint the remainder of the three arbitrators not yet appointed.

(C)           If the arbitration is to be conducted by three arbitrators and there are more than two parties to the Dispute, then within thirty (30) Days of the filing of the arbitration, all claimants shall jointly appoint one arbitrator and all respondents shall jointly appoint one arbitrator, and the two arbitrators so appointed shall select the presiding arbitrator within thirty (30) Days after the latter of the two arbitrators has been appointed by the parties to the Dispute. If either all claimants or all respondents fail to make a joint appointment of an arbitrator or if the party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the ICC shall appoint the remainder of the three arbitrators not yet appointed.

(D)          The arbitrator or arbitrators must be fluent in the English language and the language of the arbitral proceeding shall be in English.

(E)           The arbitrator or arbitrators must remain neutral, impartial and independent regarding the Dispute and the Parties. If the number of arbitrators to be appointed is one, that arbitrator or the presiding arbitrator if the arbitrators are three, must be a lawyer experienced in the resolution of disputes with experience relating to the issues in dispute.

(F)           A Party producing, submitting or offering any document which is not in the English language shall also provide an English translation of the document by a qualified, independent third party translator at that Party’s sole expense. If the testimony of a witness must be translated, the Party proffering the witness shall bear the cost of translation.

(G)           The Parties waive any Claim for, and the arbitrator has or arbitrators have no power to award, the damages waived and released under Section 14. The arbitrator has or arbitrators have no authority to appoint or retain expert witnesses for any purpose unless agreed to by the Parties. The arbitrator has or arbitrators have the power to rule on objections concerning jurisdiction, including the existence or validity of this arbitration clause and existence or the validity of this Contract.

(H)          All arbitration fees and costs (with the exception of translation costs as specified above) shall be borne equally regardless of which Party prevails. Each Party shall bear its own costs of legal representation and witness expenses.

(I)            The arbitrator is or arbitrators are authorized to take any interim measures as the arbitrator considers or arbitrators consider necessary, including the making of interim orders or awards or partial final awards. An interim order or award may be enforced in the same manner as a final award using the procedures specified below. Without limiting the generality of the foregoing, any Party to the Dispute may have recourse to and shall be bound by the Pre-arbitral Referee

Procedure of the International Chamber of Commerce in accordance with its rules then in effect.

(J)            The arbitrator or arbitrators must render a reasoned award in writing. The award is final and binding.

(K)          The Dispute will be resolved as quickly as possible. The arbitrator’s or arbitrators’ award must be issued within three months from completion of the hearing, or as soon as possible thereafter.

21.7              Enforceability.

(A)          The Parties waive irrevocably their right to any form of appeal, review or recourse to any court or other judicial authority, to the extent that such waiver may be validly made.

(B)           Proceedings to enforce judgment entered on an award may be brought in any court having jurisdiction over the person or assets of the non-prevailing Party. The prevailing Party may seek, in any court having jurisdiction, judicial recognition of the award, or order of enforcement or any other order or decree that is necessary to give full effect to the award.

21.8              Confidentiality.

(A)          The Parties agree that any Dispute and any negotiations, mediation and arbitration proceedings between the Parties in relation to any Dispute shall be confidential and will not be disclosed to any third party.

(B)           The Parties further agree that any information, documents or materials produced for the purposes of, or used in, negotiations, mediation or arbitration of any Dispute shall be confidential and will not be disclosed to any third party.

(C)           Without prejudice to the foregoing, the Parties agree that disclosure may be made:

(1)        In order to enforce any of the provisions of this Contract including without limitation, the Parties agreement to arbitrate, any arbitration order or award and any court judgment.

(2)        To the auditors, legal advisers, insurers and Affiliates of that Party to whom the confidentiality obligations set out in this Contract shall extend.

(3)        Where that Party is under a legal or regulatory obligation to make such disclosure, but limited to the extent of that legal obligation.

(4)        With the prior written consent of the other Party.

22.      NOTICES, REPRESENTATIVES AND CONTACT INFORMATION

22.1              Notices.

(A)          All notices required or permitted under this Contract must be in writing and delivered by mail (postage prepaid) or by hand delivery to the address of the receiving Party set out in the signature page to this Contract. Notice may also be delivered by facsimile sent to the facsimile number of the receiving Party set out in the signature page to this Contract provided that the original notice is promptly sent to the recipient by mail (postage prepaid) or by hand delivery. Notices sent by email are ineffective.

(B)           Notices are effective when received by the recipient during the recipient’s regular business hours.

(C)           Notices which do not comply with the requirements of this Contract are ineffective, and do not impart actual or any other kind of notice.

22.2              Representatives and Contact Information.

(A)          The representatives and contact information of each Party are as set out in the Exhibit A — Scope of Work.

(B)           Each Party may change its representative or contact information by giving notice to the other Party. If a notice is given under this Section 22.2(B), the replacement representative or contact information which is set out in the notice replaces the representative or contact information as set out in the Exhibit A — Scope of Work.

23.      PUBLIC ANNOUNCEMENTS

Contractor shall not issue any public announcement or statement concerning this Contract without obtaining Company’s prior written consent except for public disclosures which may be legally required by any relevant stock exchange authority.

24.      THIRD PARTY RIGHTS

24.1              Except as otherwise provided in Section 24.2, the Parties intend that no provision of this Contract shall, by virture of the Contracts (Rights of Third Parties) Act 1999 (the “Act”) confer any benefit on, or be enforceable by, any Person who is not a Party to this Contract, and no Person who is not a party to this Contract has any rights under this Contract or may enforce any provision in this Contract, except as permitted in Section 24.2.

24.2              To the fullest extent permitted by law, each member of Company Group, Contractor Group, or a Released Contractor Group has the right to enforce benefits provided by this Contract to such member.

25.      GENERAL PROVISIONS

25.1              Prior Agreements. This Contract comprises the complete and exclusive agreement between the Parties regarding the subject matter of this Contract, and supersedes all oral and written communications, negotiations, representations, or agreements in relation to that subject matter made or entered into before the Effective Date.

25.2              Amendment. No amendment to this Contract is effective unless made in writing and signed by authorized representatives of both Parties.

25.3              Waiver. Company’s or Contractor’s failure to pursue remedies for breach of this Contract, or payment by Company of invoices, does not constitute a waiver by Company or Contractor (as applicable) of any breach of this Contract by Contractor/Company or raise any defeuse against Claims against Contractor or Company for breach of this Contract. The waiver or failure to require the performance of any covenant or obligation contained in this Contract or pursue remedies for breach of this Contract does not waive a later breach of that covenant or obligation.

25.4              Severability. Each provision of this Contract is severable and if any provision is determined to be invalid, unenforceable or illegal under any existing or future law by a court, arbitrator of competent jurisdiction or by operation of any applicable law, this invalidity, unenforceability or illegality does not impair the operation of or affect those portions of this Contract that are valid, enforceable and legal.

25.5              Survival. Despite completion of the Services or termination of this Contract for any reason, all provisions in this Contract containing representations and warranties, and all provisions relating to audit, confidentiality, insurance, disclaimer of certain remedies, ownership or use or return of Contract Information, retention and inspection of Records, dispute resolution and governing law, and all Claims which arose prior to completion or termination, survive indefinitely until, by their respective terms, they are no longer operative or are otherwise limited by an applicable statute of limitations.

25.6              Time of the Essence. Contractor and Company acknowledge that time is of the essence with respect to this Contract. By executing this Contract, Contractor confirms that the timeframes for performing the Services under this Contract are reasonable for all periods of time provided in this Contract.

25.7              Counterparts.  This Contract may be executed in any number of counterparts, each of which will be deemed an original of this Contract, and which together will constitute one and the same instrument; provided that neither Party will be bound to this Contract unless and until both Parties have executed a counterpart.

25.8              Drafting. Preparation of this Contract has been a joint effort of the Parties and the resulting Contract must not be construed more severely against one of the Parties than against the other.

25.9              Parent Company Guarantee. The Parties each agree to execute a Parent Company Guarantee in the applicable form attached hereto as Exhibit H.

26.      CHANGE OF LOCALE FOR OPERATIONS

26.1              Company may request, and Contractor will reasonably consider, changing the locale of the Operations requiring a change in the Area of Operations and/or the Country provided:

(A)       that such change does not result in a breach of Contractor’s trading warranties with its insurance underwriters or violate the laws, rules and regulations applicable to Contractor or its Affiliates; and

(B)       that Contractor is able to obtain all insurance required by the Contract, and any other insurance typically carried by Contractor, for Operations in the new Area of Operations.

26.2              In conjunction with a request from Company for a change of locale for the Operations, Company and Contractor shall review the Scope of Work and its Attachments to determine if changes are needed due to:

(A)       changes in financial impact arising from the requested change in locale, which for the sake of clarity shall include the financial impact on Contractor (either increase or decrease) as regards differences in taxes, labor rates, operating costs, shore base office costs, Contractor’s corporate operating structure, agency fees, etc.;

(B)       a change in the demobilization point for the Drilling Unit;

(C)       changes in the terms of the Scope of Work and its Attachments appropriate for the new locale.

It is intended that the changes to the Scope of Work and its Attachments for the purposes of this Section 28 shall be structured such that Contractor’s financial situation should not be adversely affected nor advantaged by the change of locale.

26.3              Notwithstanding any other provision of this Contract, Contractor acknowledges that Noble or its Affiliate may elect to use the Drilling Unit in waters offshore Cameroon during the drilling segment(s) referenced in Section 3.2(A)(4), with such election to be made on or before October 01, 2010, and such a change in the Area of Operations/Country to include Cameroon is hereby authorized by Contractor, with any additional costs under Section 26.2 to be borne by Noble or its Affiliate.

26.4              Any mutually agreed changes shall be included in an amendment to this Contract, as mutually agreed by the Parties, prior to the start of Operations in the new locale.

26.5              The form of Contract may need to be varied as required under laws, rules, custom or practice in the new Country of Operations.

Operations/Country to include Cameroon is hereby authorized by Contractor, with any additional costs under Section 26.2 to be borne by Noble or its Affiliate.

26.4              Any mutually agreed changes shall be included in an amendment to this Contract, as mutually agreed by the Parties, prior to the start of Operations in the new locale.

26..5             The form of Contract may need to be varied as required under laws, rules, custom or practice in the new Country of Operations.

IMPORTANT NOTICE: THIS CONTRACT CONTAINS PROVISIONS REGARDING INDEMNITIES AND WARRANTIES THAT EXPRESS THE AGREEMENT OF THE PARTIES CONCERNING CLAIMS ARISING OUT OF THIS CONTRACT.

The Parties have executed this Contract in duplicate as evidenced by the following signatures of authorized representatives of the Parties:

COMPANY:		CONTRACTOR:
Kosmos Energy Ghana HC		Alpha Offshore Drilling Services Company

Signature:	/s/ Marvin Garrett	Signature:	/s/ A.H. Dyne

Name:	Marvin Garrett	Name:	A.H. Dyne
Title:	Vice President	Title:	Director

ADDRESS FOR NOTICES TO KOSMOS:		ADDRESS FOR NOTICES TO ALPHA:

c/o 8401 N. Central Expressway, Suite 280		332A-11C, 11th Floor, Plaza Ampang City
Dallas, Texas 75225		Jalan Ampang
50450 Kuala Lumpur, MALAYSIA
Attention: Marvin Garrett		Attention: Tony Dyne
Facsimile: 214-363-9024		Facsimile: 603-4257-9208
With Correspondence copied to :
Name: Glen Kelley
Fax: 1-281-578-3253
COMPANY:

Noble Energy EG Ltd.
Signature:
/s/ David L. Stover
Name: David L. Stover
Title: Executive Vice President & COO

ADDRESS FOR NOTICES TO NOBLE:

100 Glenborough Drive, Suite 100
Houston, Texas 77067
Attention: Ron Jordan
Facsimile: 281-872-2511

EXHIBIT A

EXHIBIT A TO OFFSHORE DRILLING CONTRACT

SCOPE OF WORK

Company:		Contractor:

Kosmos Energy Ghana HC		Alpha Offshore Drilling Services Company
&
Noble Energy EG Ltd.		Contractor’s place of incorporation:
Cayman Islands, BWI

Area of Operations:	Country:	Well Location(s): TBA
Offshore Ghana and Equatorial Guinea	Ghana and Equatorial Guinea
Company Representative:		Contractor Representative:
For Kosmos:
Name:	Marvin Garrett	Name:	Butch Darnell
Email:	mgarrett@Kosmosenergy.com	Email:	bdarnell@atwd.com
Phone:	972-739-7707	Phone:	TBA
Fax:	214-363-9024	Fax:	TBA
For Noble:
Name:	Ron Jordan	With correspondence copied to:
Email:	rjordan@nobleenergy.com
Phone:	281-874-6718	Name:	Glen Kelley
Fax:	281-872-2511	Email:	gkelley@atwd.com
		Phone:	1-281-749-7805
		Fax:	1-281-578-3253

Name of Drilling Unit: Atwood Hunter

Mobilization origin point for the Drilling Unit per Sec 8.1(A): once the Drilling Unit has its last anchor bolstered at the preceding operator’s (Noble Energy, Inc. or its relevant Affiliate) last well location offshore Israel and the Drilling Unit is under tight tow and is one (1) nautical mile from that preceding location

Port of Entry for the Drilling Unit (if applicable): Company’s/Kosmos’ first well offshore Ghana, to be more fully-specified in writing prior to the Commencement Date

Mobilization delivery point for the Drilling Unit: Company’s/Kosmos’ first well offshore Ghana, to be more fully-specified in writing prior to the Commencement Date

Demobilization point for the Drilling Unit per Sec 8.1(H)(1): one (1) nautical mile from the last well location of the Contract.

Party Responsible for providing permissions necessary to enter the Area of Operations to operate at the well location, per Section 2.3(B)(2):

Company:  ☒                                              Contractor:  ☐

•                  Initial Operating Term of the Contract per Section 3.2(A):

•                  1,240 days

•                  Number of wells to be drilled: Not Applicable

Estimated duration to drill such well(s): NA

Optional Extension of Initial Operating Term, per Section 3.2(B):

Applicable:  ☒                                       Not Applicable:  ☐

Option to extend the Contract, per Section 3.2(C):

Option Available:  ☒                              Not Available:  ☐

The option to extend the initial or extended Operating Term of the Contract for one (1) year may be agreed at rates and terms mutually agreeable to the Parties with written notice from Company prior to 1 October 2010.

Number of days after completion of the Services by which Drilling Unit must be removed to a minimum of one nautical mile from Company’s last well location in the Area of Operations, per Secs. 2.11 and 8.1(H): Zero days

Estimated Schedule for Inspection(s) of the Drilling Unit, as per Sec 6.2(E)(4):

Certification of Drilling Unit: Complete and permanent. Renewal not required

Structural Inspection of Drilling Unit: Next special survey hull due Aug. 2012

Estimated UWILD/Drydock Schedule of Drilling Unit: Due Sept. 2009

(Two inspections within first five years; no more than three years apart. These inspections shall be confirmed prior to Mobilization of the Drilling Unit)

No of days per contract year to effect classification and regulatory requirements and to survey the equipment per Section 6.2(E)(2): three and one-half (3.5) calendar days per contract year (i.e. 365 days from the Commencement Date)

Local HSE policy attached, per Sec. 5.2: No additional requirements beyond those already appended.	Local Drug/Alcohol/ Search policy attached, per Sec. 5.2: No additional requirements beyond those already appended.

Local Content and/or Workforce Nationalization requirements, as per Sec 6.1(G): Attachment A10	Port of Entry for Contractor’s Personnel, per Sec 1.1 (if applicable): For Kosmos: Accra For Noble: Malabo

Contractor’s Personnel Rotation Schedule, per Sec. 6.1(F): TBA	No. of days notice required under Section 8.1(E)(4) for Contractor to remobilize its personnel: To be mutually agreed by the Parties

No. of hours allowed per month to effect repairs and maintenance of surface equipment and/or Subsea Equipment at the Operating Rate shall be based on the provisions of Section 6.2(D)(3) and 8.2.

Repairs Downtime and Maintenance Allowance:

All repairs and maintenance conducted shall be based on the provisions of Section 6.2(D)(3) and 8.2.

•                  Per Sec. 8.2(A)(1), 24 hours per month for surface equipment; after which compensation will revert to zero.

•                  Per Sec. 8.2(C)(1), 36 hours per month for Subsea Equipment; after which compensation will revert to zero.

Surface equipment and Subsea Equipment have the meanings defined in Section 8.2.

Force Majeure Event, per Sec. 3.3(C): 30 Days

Transportation arrangements for contractor’s personnel, if different from those set forth in Section 6.1(E)(4): Not Applicable

The Drilling Unit, Ancillary Equipment and Personnel to be furnished by Contractor are detailed in the following Attachments:

Attachment Al – Drilling and Ancillary Equipment Specifications

Attachment A2 – Equipment, Supplies, Materials & Services to be Furnished by Company & Contractor

Attachment A3 – Personnel to be Furnished by Contractor

Attachment A4 – Commissioning, Inspection and Acceptance Requirements of the Drilling Unit

Attachment A5 – Drill String Component Inspection Requirements

Attachment A6 – Drilling Hoisting Equipment Inspection Requirements

Attachment A7 – BOP Acceptance, Inspection and Testing

Attachment A8 – Environmental, Safety, Fire and Health Systems Audit and Inspection

Attachment A9 – Contractor’s Safety Management System

Attachment A10 – Application for Permit to Operate in Ghana

EXHIBIT Al TO EXHIBIT A

Attachment Al to Exhibit A – Scope of Work

RIG DESCRIPTION AND EQUIPMENT INVENTORY
“ATWOOD HUNTER”

1.	DESCRIPTION		Atwood Oceanics Pacific Limited
	A.	Owner

2.	CAPABILITIES
	A.	Maximum Water Depth	4,000’ (1,219m) Harsh Environment 5,000’ (1,524m) Mild Environment

	B.	Minimum Water Depth	150’(45 m)

	C.	Maximum Drilling Depth	28,000’ (8,535m)

	D.	Mild Environment (10 yr storm):	(i.e. West Africa, Mediterranean, Indonesia)
		(i) Maximum VDL	3,559 tons
		(ii) Wind Speed	35.0 knots
		(iii) Wave Height ft/Period sec	11.2/6.5
		(iv) Current (surface)	2.33 knot

	E.	Harsh Environment (10 yr storm):	(i.e. Brazil)
		(i) Maximum VDL	3,559 tons
		(ii) Wind Speed	46.7 knots
		(iii) Wave Height ft/Period sec	19.7/8.7
		(iv) Current (surface)	2.72 knots

3.	REGISTRATION and CLASSIFICATION
	A.	Construction	Catamaran with two (2) lower hulls braced by four (1) transverse trusses. Upper hull supported by eight (8) cylindrical columns

	B.	Classification	ABS Maltese Cross Al Column Stabilized Drilling Unit

	C.	Flag	Marshall Island

	D.	Year Built	1981, Upgraded 1997 and 2001

4.	DIMENSIONS and CHARACTERISTICS
	A.	Lower Hulls
		(i) Length Overall	290’
		(ii) Beam Overall	246.77’
		(iii) Width	52’
		(iv) Depth	25’

	B.	Stability Columns

Four (4) 26’ diameter, one (1) on each corner Four (4) 16’ diameter at upper deck flaring to 26’ diameter at pontoons, at each port and starboard side

Two (2) 15’ diameter, one (1) at each aft corner for additional buoyancy

	C.	Platform/Main Deck
		(i)	Length	268’/230’
		(ii)	Beam	237’/237’

	D.	Heights
		(i)	Keel to Main Deck	95’
		(ii)	Keel to Pipe Deck	108’
		(iii)	Keel to Helideck	126.9’
		(iv)	Keel to Drill Floor	128.4’
		(v)	Keel to top of Derrick	340.8’

	E.	Natural Period
		(i)	Heave (sec)	21
		(ii)	Pitch (sec)	32
		(iii)	Roll (sec)	41

5.	DRAFTS and LOADING
	A.	Drafts
		(i)	Lightship	18.6’
		(ii)	Transit draft	24’
		(iii)	Drilling	55’
		(iv)	Station Keeping	55’
		(v)	Survival	40’

	B.	Displacement
		(i)	Lightship	13,330.05 tons
		(ii)	Ocean Move	18,545.3 tons
		(iii)	Field Move	19,811.2 tons
		(iv)	Drilling	26,670.4 tons
		(v)	Survival	23,907.6 ions

	C.	Maximum VDL
		(i)	Ocean Move	2,300 tons
		(ii)	Field Move	2,300 tons
		(iii)	Drilling	3,559 tons
		(iv)	Survival	3,880 tons

6.	STORAGE CAPACITIES
	A.	Hulls
		(i)	Fuel Oil	7,548 barrels
		(ii)	Drillwater	21,328 barrels

		(iii)	Potable Water	1,966 barrels
		(iv)	Ballast Water	10,714.06 tons
		(v)	Base Oil	3,304 barrels
		(vi)	Total Compartments	11 per hull
		(vii)	Brine	1,000 barrels in aft stability columns

	B.	Main Deck
		(i)	Bulk Mud Storage Pods	Four (4) each at 1,250 ft3, total 5,000ft3
		(ii)	Bulk Cement Storage Pods	Four (4) each at 1,250 ft3, total 5,000ft3

	C.	Decks
		(i)	Active and Reserve Mud	3,247 barrels
		(ii)	Slugpit, sand traps, trip tank	324 barrels
		(iii)	Sack Mud Storage	5,120 sacks
		(iv)	Riser/Casing Rack Areas	One (1) 83’x56’ area, and one (1) 83’ x 52’ area
		(v)	Pipe/Casing Rack Areas	One (1) 40’x 38’ area
One (1) 40’x 28’area
One (1) 40’x 25’area

7.	DRILLING EQUIPMENT
	A.	Derrick		Pyramid
		(i)	Height	185’
		(ii)	Static Hook Load Capacity	1,200,000 pounds
		(iii)	Base / Top	40’ x 40’ / 18’ x 18’
		(iv)	Maximum Setback	550 tons: 308 stands 5-7/8” drill pipe plus 10
stands 10” drill collars

	B.	Crown Block		Pyramid
		(i)	Capacity	600 tons
		(ii)	Lines	12

	C.	Traveling Block		Western Gear
		(i)	Capacity	650 tons
		(ii)	Guide System	Two (2) rail system

	D.	Top Drive		Varco TDS-4S, driven by GE752 shunt motor, 45,500 foot pounds continuous torque, 50,100 foot pounds intermittent torque, equipped with PH 85 pipe handler

	E.	Swivel		Oilwcll PC-650
		(i)	Capacity	650 tons

	F.	Drawworks		Oilwell E3000
		(i)	Motors	Three (3) GE752 DC series
		(ii)	HP	800 HP each (continuous)
		(iii)	Electric Brake	Baylor 7838 with battery backup
		(iv)	Disc Brake	National ME 3000

	(v) KEMS	Drillers Control Unit

G.	Crown Block Protector	Crown-o-Matic

H.	Drill Line	1-1/2” diameter IWRC EIPS wire rope

I.	Wireline Anchor	National EB

J.	Motion Compensator	Western Gear pipermaster single cylinder Model 600-20/25C (upgraded)
	(i) Stroke	25’
	(ii) Capacity	600,000 pounds
	(iii) Static Load Lockout	1,200,000 pounds

K.	Rotary Table	Oilwell 49-1/2”
	(i) Motor	One (1) GE752 DC series
	(ii) HP	800 (continuous)
	(iii) Rated Capacity	800 tons

L.	Master Bushing	Varco MPCH 37-1/2”

M.	Pipe Spinner
	(i) Model	Varco SSW-40
	(ii) Size Range	2-7/8” 9”
	(iii) Drive	Pneumatic

N.	Iron Roughneck

Varco ST-80 Tubular OD Range 4 1/4 to 8 1/2 in. - Nominal Drill Pipe Sizes 3 1/2 to 5 1/2 in. Max. Make up Torque 60,000 ft-lb. Max Break-out Torque 80,000 ft-lb.

Spin Speed 100 RPM Spin Torque 1,750 ft-lb.

O.	Drill floor Manipulator Arm	MH Pyramid Model MH 3009-01 for handling riser and tubulars

P.	Rotating Mouse Hole

International Oil Tools - Phantom Mouse Model 1994 for tool joint sizes 2-7/8” to 10-3/4”

Twister Torque tool Model TT-98 make-up and break-out tool joint sizes 3” to 8-l/2”up to 108,000 ft-lbs torque. Allows make-up and break-out off the critical path

Q.	Pipe Handling	Elevated Catwalk - for transporting tubulars/riser on to drill floor

R.	Wireline Unit	Mathey Retriever 15,000’
	(i) Wire Size	0.092”

8.	DRILL STRING
	A.	Drill Pipe
Range 2 quenched and tempered with NC-50, 18° taper, 6-5/8” OD tool joints except as specified.
		(i)	Grade S-135	5” OD, 19.5 pounds/foot
			Joints	Four hundred & Eighty (480)
			Plastic Coated	Yes

		(ii)	Grade S-135	3-1/2” OD, 13.3 pounds/foot, with 5” OD NC-38 tool joints
			Joints	One hundred thirteen (112) (One Mule shoe Joint)

	B	Hevi-Wale Drill Pipe
		(i)	Size	5”OD, 50 pounds/foot
			Joints	Thirty-two (32)
			Connections	NC-50, 6 5/8” OD
		(ii)	Size	3-1/2” OD, 25.3 pounds/foot
			Joints	Ten (10)
			Connections	NC-38, 5” OD

	C.	Drill Collars Drill collars are 30’ spiral zip grooved, API stress relieved box and pin, cold rolled thread roots with anti-galling treatment
		(i)	Size	9” OD x 3” ID
			Joints	Ten(10)
			Connections	7-5/8” Reg

		(ii)	Size	8 1/4” OD x 2-13/16” ID
			Joints	Twenty (20)
			Connections	6-5/8” Reg

		(iii)	Size	8” OD x 2-13/16” ID
			Joints	Nine (9)
			Connections	6-5/8” Reg

		(iv)	Size	6-1/2” OD x 2-13/16” ID
			Joints	Thirty-five (35)
			Connections	NC-50
		(iv)	Size	4-3/4” OD x 2-1/4” ID
			Joints	Twenty-four (24)
			Connections	NC-38

	D.	Pup Joints
		(i)	5” OD Drill Pipe, NC-50,	Grade S-135:
			6 5/8” OD tool joints	Two (2) x 20’
One (1) x 15’
One (1) x 14.65’
One (1) x 10’
One (1) 9.7’

	E.	Miscellaneous Subs		Cross-overs and bit subs as required to fit contractor supplied tubulars.

	F.	Safely Valves
		(i)	Inside BOP	Two (2) 5” Gray, Two (2) 3-1/2” OMSCO
			Working Pressure	10,000 psi
			Connections	NC-50	NC-38
		(ii)	Lower Kelly Valves	Two (2) 5” TIW, One (1) 5” OMSCO , Two (2) 3-1/2”
OMSCO
			Working Pressure	10,000 psi
			Connections	NC-50	NC-50	NC-38
		(iii)	Upper Kelly Valves	One (1) Omsco
			Working Pressure	10,000 psi
			Connections	6-5/8” reg

	G.	Circulating Head with 1502		Manufactured from 6-1/2” drill collar with 18 degree lifting
		Weco side outlet		neck sub
		(i)	Connection	NC-50

9	DRILL STRING HANDLING TOOLS
	A.	Tongs
		(i)	100,000 foot pounds.	Two (2) each Foley Type 1600 3-1/2” to 17”
		(ii)	65,000 foot pounds.	Two (2) each Varco HT 65, 3-1/2” thru 13-3/8”

	B.	Slips
		(i)	Varco SD XL	Two (2) sets for 5” drill pipe
Two (2) sets for 3-1/2” drill pipe
		(ii)	Bash Ross	One (1) set for 3-1/2” drill pipe
		(iii)	Varco SDML	Two (2) sets for 3-1/2” drill pipe
		(iv)	Varco DCS-L	One (1) set for 9” - 10” drill collars
One (1) set for 7-3/4” - 8-1/4” drill collars
		(v)	Varco DCS-R	Two (2) sets for 6-1/2” drill collars
Two (2) sets for 4-3/4” drill collars

	C.	Elevators
		(i)	750 ton	One (1) set Blohm & Voss type VES-CL-75 center latch for 8-
5/8” riser running tool
		(ii)	500 ton	One (1) set BJ type HGG center latch for 5” drill pipe
(running riser)

		(iii)	350 ton	One (1) set Varco “bottle neck” center latch for 5” drill pipe
One (1) set Varco BNC type for Top Drive
		(iv)	250 ton	One (1) set BJ type MGG center latch for 5” drill pipe
Two (2) sets Web Wilson center latch for 3-1/2” drill pipe
		(v)	150 ton	Two (2) sets BJ type PA-150 for 8” drill collars
One (1) set of BJ type PA 150 for 6-1/2” drill collars
		(vi)	100 ton	Two (2) sets BJ type TA-100 for 4-3/4” drill collars

	D.	Elevator Links
		(i)	750 ton	One (1) set Blohm & Voss 4-3/4” x 144”
		(ii)	500 ton	One (1) set BJ 3-1/2” x 180”
		(iii)	350 ton	One (1) set Varco 2-3/4” x 108”
One (1) set BJ 2-3/4” x 132”
		(iv)	150 ton	One (l) set BJ 1-3/4” x 36”

	E.	Breaker Plates		For 26”, 17-1 /2”, 12-1 /4”, 8-1/2” and 6” bits

	F.	Drill Collar Torque Unit		Varco HC 26 Hydraulic Cathead
		(i)	Line Pull	4,000 pounds - 32,500 pounds at 2,500 psi.

	G.	Miscellaneous		One (1) Varco type MP-R for 5” - 7”
		(i)	Safety Clamps	One (1) Varco type MP-R for 6-3/4” - 8-1/4”
One (1) Varco type MP-R for 9-1/4” - 10-1/2”

10.	FISHING TOOLS			As required to fish Contractor supplied drill string excluding mills, magnets.

11.	CASING HANDLING EQUIPMENT
	A.	Tongs		Two (2) each Foley Type 1600 for 7” to 13-3/8” casing
Two (2) eachVarco Type B for 9-5/8” to 20” casing

	B.	Power Tongs		One (1) Weatherford Lamb Model 16000 with hydraulic
power unit, for sizes 2-3/8” through 16”

	C.	Elevators		Two (2) 500 ton BJ elevator slip/spider with inserts for 13-
3/8”, 9-5/8” and 7” casing
		(i)	20” casing	One (1) set BJ 150 Ton side door
		(ii)	13-3/8” casing	One (1) set BJ 150 Ton side door
		(iii)	9-5/8” casing	One (1) set BJ 150 Ton side door
		(iv)	7” casing	One (1) set BJ 150 Ton side door
		(v)	Single Joint	One (1) set for 7”, 9-5/8” and 13-3/8” and 20” casing

	D.	Slips and Bushings		Varco CMS-XL Casing Slips
One (1) set for 6-5/8” to 7-5/8”
One (1) set for 9-5/8”
One (1) set for 13-3/8”
One (1) set for 20”

	E.	Casing Protectors		Klepo, three (3) each casing size, 13-3/8”, 9-5/8” and 7”

12.	MUD CIRCULATING SYSTEM
	A.	Mud Pumps		Three (3) Oilwell A1700 PT triplex pumps,belt drive, with
maintenance free pulsation dampners on discharge/suction.
Each equipped with:
		(i)	Motors	Two (2) GE 752 DC 800 HP (continuous) series

	(ii)	Charge Pump	One (1) 6” x 5” centrifugal
	(iii)	Charge Pump Motor	One (l) 100 HP electric
	(iv)	Discharge Lines	5” schedule 160
	(v)	Liners	6-1/2”

B.	Rotary Hoses
	(i)	Working Pressure	Two (2) 3” x 120’ wire braided
	(ii)	Test Pressure	5,000 psi
7,500 psi

C.	Standpipes		Two (2) x 5”, 5,000 psi working pressure

D.	Mud Tanks
	(i)	Active Pits	Three (3) with 928 barrels total capacity
	(ii)	Reserve Pits	Seven (7) with 2,319 barrels total capacity
	(iii)	Slug Pit	One (1), 72 barrels capacity
	(iv)	Sand Traps	Two (2), 202 barrels total capacity
	(v)	Trip Tank	One (1), 50 barrels capacity

E.	Mud Mixing Pumps		Three (3) Mission 6” x 5” centrifugal each driven by 100 HP electric motor

F.	Mud Mixing System
	(i)	Agitators	Fifteen (15) Lightnin
	(ii)	Mud Guns	Twenty (20) Demco
Sixteen (16) Brandt
	(iii)	Hoppers	Two (2) Demco standard model units

G.	Desander		Fluid Systems Model 132X-NP
	(i)	Size	Six (6) each 8” cones
	(ii)	Capacity	900 GPM

H.	Degassers		One (1) Brandt Model DG 10
	(i)	Capacity	1,000 GPM

I.	Shale Shakers		Four (4) Brandt Dual Tandem over Four (4) Brandt
Flow Line Cleaners

J.	Mud Cleaner/Desilter		Fluid Systems Model CXP200-6
	(i)	Size	Sixteen (16) each 4” cones
	(ii)	Capacity	1,280 GPM

K.	Mud Gas Separator		48” diameter x 17’ tall with 10” vent line to derrick top, 2 each 5” lines from choke manifold, internal bafiles and liquid seal system

L.	Gumbo Box		One (1) Alwood design

13.	BULK STORAGE/ TRANSFER SYSTEM
	A.	Storage Tanks		Eight (8) Halliburton
		(i)	Size	1,250ft3 each, total 10,000 ft3
		(ii)	Load Cells	None - manually sounded

	B.	Surge Tank		One(l) Halliburton
		(i)	Size	70ft3
		(ii)	Load Cell	Martin Decker 10,000 pound capacity

	C.	Air System
		(i)	Compressors	One (1) Quincy Model QSP-100
		(ii)	Motors	One (1) 100 HP electric motor
		(iii)	Capacity	712 ACFM
		(iv)	Working Pressure	38 psi
		(v)	Dryer	One (1) Quincy PNC-2000 @ 2000 SCFM Dryer
		(vi)	Receiver	One (l) x 39 ft3

14.	CEMENT SYSTEM
	A.	Cementing Unit		Operator supplied. Presently equipped with BJ RAM SCP 348 with ACC-II, backup recire pump, two (2) Caterpillar 3406C diesel engines, 3305 Mini Monitor and Liquid Additives System.

	B.	Discharge Lines		Two (2) 3-1/2” OD X 2” ID, 10,000 psi working pressure, H2S certified.

	C.	Cement Standpipe		2”ID x 10,000 psi working pressure, 38’ high, complete with 2” x 45’ long x 10,000 psi working pressure hose with 2” 1502 connections.

15.	SUB-SEA BOP STACK, RISER and RELATED EQUIPMENT
	A.	BOP Stack
		(i)	Annular Preventers	Two (2) Shaffer 18-3/4”
			Working Pressure	5,000 psi
		(ii)	Ram Preventers	Two (2) Cameron 18-3/4” double type “U”
			Working Pressure	10,000 psi
		(iii)	Preventer Inventory	Two (2) sets 5” pipe rams
One (1) set 3-1/2” pipe rams
One (1) set blind shear rams
Two (2) sets Variable 3-1/2” - 7-5/8” pipe
rams
Two (2) sets Annular Elements
		(iv)	H2S Service	Yes

		(v)	Control Pods	NL Shaffer with Pressure Bias System

	B.	Choke and Kill Valves
		(i)	Master VaIves	Three (3) Cameron right-angle fail-safe type
hydraulic assist

		Size	3-1/16” ID
		Operation	Hydraulic open, spring assist close
		Working Pressure	10,000 psi
	(ii)	Operating Valves	Three (3) Cameron straight through type fail-safe hydraulic assist
		Size	3-1/16” ID
		Operation	Hydraulic open, spring assist close
		Working Pressure	10,000 psi

C.	Choke and Kill Hoses
	(i)	Lines	Two (2) 3” ID x 45’ long, 10,000 psi WP hoses
	(ii)	Oil States Flex Joint	Two (2) 4” 10,000 psi stainless steel armored hoses
Jumper Connection

D.	Connectors
	(i)	Riser	Vetco H-4 Style “E” 18-3/4” (stud top)
		Working Pressure	10,000 psi
	(ii)	Wellhead	Veteo H-4 Style “E” 18-3/4” (hub top)
		Working Pressure	10,000 psi

E.	Marine Riser		Veteo with two each 2.575” ID / 4.375”OD, 15,000 psi integral kill and choke lines, one 2.350” ID / 2.875” OD hydraulic supply line, one 3.364” ID / 4.0” OD mud circulating line
	(i)	Quantity/OD/Length/Wall	Sixty eight (68) each 21” x 75’ x 5/8” wall (22 with 2,000’ buoyed, 23 with 3,500’ buoyed, 20 with 5,000’ buoyed, and 3 slick.)
	(ii)	Connections	Veteo HMF (flanged connections)
	(iii)	Pup Joints	One (1) each 25’, 31.5’, 37.5’, 43.75’, 50’.

F.	Telescopic Joint		Two (2) Vetco with dual packers, and HMF connections
	Stroke		55’

G.	Flex Joint		One (1) Oil States 10° Single Flex 18-3/4” with Vetco HMF connections and jumper hoses,
One (1) spare 18-3/4” Oil States 10° Single Flex Joint

	H.	Choke Manifold

Control Flow

10,000 psi working pressure H2S trimmed

Two (2) 3-l/16”hydrau!ic chokes, Control

Flow Multi-Flow

Two (2) 3-I/16”manuaI adjustable chokes

Flocon type LH-94

Sixteen (16) 3-1/16” gate valves, Flocon type

BW

Two (2) 2-1/16” gate valves, Flocon type BW

Four (4) 4-1/16” 5,000 psi working pressure,

Flocon type BW gate valves

	I.	Test Stump	Two (2) Vetco 18-3/4” 10,000 psi working pressure MSP stumps

	J.	Diverter and Diverter Ball Joint	Regan KFDS-500 with 12” diverter lines to port and starboard, with DR-1 Ball Joint. Fitted for SDL ring (tensioner hangoff)

	K.	Accumulator Unit	NL Shaffer
		(i) Working Pressure	3,000 psi
		(ii) Usable Bank Capacity	591 gallons
		(iii) Accumulator Bottles	91 x 6.5 gallons
		(iv) Pumps	Two (2) electric triplex, two (2) air driven

	L.	Master Control Board	Rig floor

	M.	Remote Control Board	Toolpusher’s office

	N.	Hydraulic Control Pods	Two (2) NL Shaffer fully redundant, with Pressure Bias system for one (1) Annular, one (1) Pipe Ram, one (1) Blind Shear Ram and one (1) H4 Connector

	O.	Hydraulic Control Hoses	Two (2) bundles each 5,750’ long with sixty-five (65) x 3/16” diameter pilot hoses and one (1) x 1” supply hose

16.	SUB-SEA SUPPORT SYSTEM
	A.	Riser Tensioning System	Two (2) Western Gear Control Flow dual tensioners at 160 kips each line. Two (2) Western Gear dual tensioners at 80 kips each line Four (4) Western Gear single line tensioners at 80 kip each
		(i) Line Travel	48’
		(ii) Number of Lines/Idler	Twelve (12)
Sheaves
		(iii) Total Tension Capacity	1,280,000 pounds.

	(iv)	Control Panel	Western Gear
	(v)	Compressors	Two (2) Hamworthy Units
		Working Pressure	2,400 psi
		Dryers	Two (2) refrigerated type

B.	Guideline Tensioning System		Four (4) Western Gear single line tensioning units
	(i)	Line Travel	40’
	(ii)	Single Line Load Capacity	16,000 pounds
	(iii)	Number of Lines/Idler Sheaves	Four (4)

C.	Pod Line Tensioning System		Two (2) Western Gear single line tensioning units
	(i)	Line Travel	40’
	(ii)	Single Line Load Capacity	16,000 pounds
	(iii)	Number of Lines/Idler	Two (2)
Sheaves

D.	Air Hoists for Guideline and Podline Tensioners

Guideline - Four (4) Ingersoll Rand Model FA7TPL42XK1, 25, HP, 7800 pounds rated pull at first layer and 4000 lbs. pull top layer (100 fpm).

Podline - Two (2) Ingersoll Rand Model FA7TPL42XX1 16,000 lbs. line pull first layer and 8000 lbs. pull top layer @ a line speed of 50-60 ft/min.

Capacity for 6,300’ of 3/4” wire rope.

E.	BOP Handling System		Two (2) Houston System Gearmatic Model 44 60 ton hydraulic bridge cranes. BOP Transporter System with cart tracks and four (4) handling carts for port and starboard skidding of BOP/LMRP/Sub Sea Trees

F.	Hole Position Indicator		Kongsberg Simrad Model HPR 410D Acoustic Positioning System complete with differential tilt transponder with two (2) sets of inclinometers and transducers

G.	Underwater Camera		Kongsberg Simrad Fiber Optic Subsea TV System with hydraulic winch unit
	(i)	Cable Length	5,700’
	(ii)	Camera	One (I) Zoom color camera
	(iii)	Pan and Tilt Assembly	One (1) Heavy duty stainless steel assembly

17.	WELL TESTING EQUIPMENT
	A.	Burner Booms	(Operator furnished)

	B.	Well test piping permanently installed on the rig	None

18.	MOORING
	A.	Chain	Eight (8) x 2-3/4”ORQ+20%
		(i) Length	4,500’ (4,000’ usable)
		(ii) Minimum Breaking Strength	1,060,000 pounds

	B.	Wire
		(i) Size/Length	3-1/4”x 8,500’ (8,000’ usable length)
		(ii) Minimum Breaking Strength	1,224,000 pounds

	C.	Anchors – Main	Six (6) 10 tonne MK5 High Holding Stevpris Two (2) 12 tonne MK5 High Holding Stevpris
		Anchor – Spare	One (1) 30,000 pound Moorfast One (1) 10 tonne MK5 High Holding Stevpris

	D.	Permanent Chain Chasers	Eight (8) Bruce Ring cast steel

	E.	Mooring Winch System	Four (4) Skagit TMWW-325/44 combination traction winch/windlass

	F.	Tension Indicator System	One (1) remote tension recorder, Chessel Corp. located in Ballast Control Room Two (2) local Martin Decker tension gauge at each console

19.	POWER
	A.	DC System	Ten (10) bay IPS SCR system connected by common buss bar. Each SCR bay is 600 VAC/750 VDC
		(i) Drilling	Five (5) bays, each 0 - 2,000 AMPS One (1) bay, 0-3,000 AMPS
		(ii) Windlasses	Four (4) bays, each 0 - 1,200 AMPS
		(iii) Harmonic Fi1ter/Power Factor Corrector	To reduce harmonic distortion to less than 5%

	B.	AC System	600 VAC distribution center connected to six (6) motor control centers for all AC rig power
		(i) Generators	Two (2) General Electric AB20-6, 2,625 KVA
		Voltage	600 VAC
		Engines	Two (2) EMD diesel engines
		Model	16-645-E9B
		Output	Each 2,925 HP, Turbo-charged
		(ii) Generator	One (1) General Electric AB20-6, 2,625 KVA
		Voltage	600 VAC

		Engine	One (1) EMD diesel engine
		Model	l6-645-E8
		Output	2,200 HP, Roots blown

	C.	Emergency AC System	One (1) 550 KW 600 VAC generator with independent motor control center for essential services
		(i) Engine	One (1) Caterpillar 3412 diesel engine, 800 HP

20.	SAFETY EQUIPMENT
	A.	Life Boats	Three (3) Watercraft 44 person

	B.	Fast Deploy Rescue Craft	One (1) Schat Harding MOB17 Rigid rescue boat, integrated steering column, six (6) person capacity, 40 HP outboard motor, launched by rig crane.

	C.	Life Rafts	Six (6) 25 person B.F. Goodrich davit launched

	D.	Life Jackets/ Vests	Per ABS / Marshall Islands Regulations

	E.	Ring Buoys	Per ABS / Marshall Islands Regulations

	F.	Sick Bay	Six (6) beds plus examination table

	G.	Stretchers	One (1) wire with orange floatation stretcher One (1) wire stretcher One (1) Sea Jay lift stretcher One (1) Billy Pugh stretcher One (1) Zee wooden body stretcher

	H.	Breathing Air	Nine (9) SCBA units complete with 30 minute air bottles and six (6) spare bottles

	I.	Fire Pumps and Hydrants
		(i) Centrifugal Pumps	Two (2) 3x4 with 75 HP motors One (1) 3x4 with 100 HP motor
		(ii) Hose Stations	Thirty-five (35)

	J.	Extinguishers	One (1) lot portable as per ABS / Marshall Islands Regulations

	K.	Fixed Fire System	CO2 fire suppression system for engine room, emergency generator room, control room, SCR room, and paint locker

	L.	Gas Detection Systems	One (1) Detcon System Model FP624 and TP624 with (28) LEL sensors and (31) H2S sensors

Four (4) portable MSA Micro-guard detectors - LEL and Oxygen Two (2) portable H2S detectors- Biosystems

	M.	Fire and Gas Detection Panels

One (1) Sola Comm / Motorola Moscad 136 points of addressable fire notification, UPS system (4.3 KVA) with 2 touch screen displays, 78 strobe lights, and 3 outputs for alarm over the PA system. One Mimic panel located in the Drillers console One (1) Henschel twelve stations located in quarters for monitoring outside quarters

21.	VESSEL SYSTEMS
	A.	Ballast Pumps		Two (2) in each hull
		(i)	Type	Johnston, 13.375” Impeller
		(ii)	Motors	Four (4) US Electric 100 HP, 1,780 RPM

	B.	Bilge Pumps		Four (4), two (2) in each hull
		(i)	Type	Crane Deming Model 3131, size 3 x 2 x 10” Marcon SZHEL-76
		(ii)	Motors	Four (4) Marathon 5 HP, 3,440 RPM

	C.	Sanitary System		Omnipure I2MS

	D.	Salt Water Service Pump		One (l)
		(i)	Type	Mission Magnum 5 x 4
		(ii)	Motor	US Electric 100 HP, 1,750 RPM

	E.	Brake Cooling Pumps		Two (2)
		(i)	Type	Mission Magnum 2x3x13”
		(ii)	Motors	Two (2) US Electric 20 HP, 1,760 RPM
		(iii)	Tank Capacity	3,500 gallons

	F.	Potable Water Pumps		Two (2) in each hull
		(i)	Type	Howard Model 1512
		(ii)	Motors	Four (4) 5 HP, 3,450 RPM

	G.	Fire Pumps		See Safety Section 20.I

	H.	Fuel Oil Transfer Pumps		Two (2) in engine room
		(i)	Type	Roper model 2AP32
		(ii)	Motors	Two (2) US electric 5 HP, 1,740 RPM

	I.	Fuel Oil Service Pumps		One (1) in each hull
		(i)	Type	Roper Model 2AP32
		(ii)	Motors	Two (2) US electric 5 HP, 1,740 RPM

J.	Drill Water Pumps		One (1) in Mechanical equipment room Two (2) in lower hulls
	(i)	Type	Mission Magnum 5x4x12” (equipment room) Johnston Type 10AC 7-1/2” impeller (hulls)
	(ii)	Motor	One (1) Marathon Electric 100 HP, 1,775 RPM (equipment room) Two (2) US Electric 20 HP, 1,750 RPM (hulls)

K.	Waste Oil Transfer Pump		One (1) in engine room
	(i)	Type	Brown & Sharp
	(ii)	Motor	One (1) Marathon electric 5 HP, 1,750 RPM

L.	Lube Oi1 Transfer Pump		N/A - Gravity fed

M.	Rig Air Compressors
	(i)	Main	Two (2) Quincy QSI-490
		Capacity	490 CFM at 125 psi
		Motors	Two (2) electric 125 HP
	(ii)	Emergency (Cold Start)	One (1) Quincy QSI-490
		Capacity	490 CFM at 125 psi
		Motor	One (1) Detroit 6V-71 diesel
	(iii)	Receivers	Three (3) x 34ft3

N.	HP Air Compressors		Three (3)
	(i)	Type	Hamworthy
	(ii)	Rating	3,000 psi

O.	Air Dryers
	(i)	Type	One (1) Quincy PNC-2000 10 hp motor rated @ 2000 scfm Two (2) Zander refrigerated for HP compressors One (1) Arrow refrigerated for Rig air compressors

P.	Heliport Foam Unit
	(i)	Type	Magnum Fire and Safety System
	(ii)	Maximum Allowable Working Pressure	175 psi at 200°F
	(iii)	Bladder Capacity	50 gallons
	(iv)	Monitors	Two (2) Akron 37000 Series Turbo Jet, Style 352 B
	(v)	Water Pump	Mission 3x4
	(vi)	Motor	100 HP, 3,500 RPM
	(vii)	Hose Reel	One (1) with 1-1/2” x 75’ hose and nozzle

Q.	Helicopter Refueling System

One (1) ITT Marlow 2UEVP17A system rated at 60 gpm. Complete with dual filter separator, meter, pump, hose reel complete with 2” x 70’ hose and nozzle, and two (2) skid mounted 600 gallon fuel tank assemblies on quick release platforms.

	R.	Water Distillation Unit	One (1) Alfa-Laval Model DPU-36-C125
		(i) Capacity	14,500 gpd

	S.	Lighting	General rig lighting and emergency generator

22.	ACCOMMODATIONS
	A.	Rooms	Total of 120 beds (excluding sick bay)

	B.	Galley and Mess	One (1) with seating for 60

	C.	Recreation Room	One (1),

	D.	Reading Room	One (1) (Use as Prayer room in required Countries)

	E.	Break room	One (1) (Used as coffee & smoke room)

	F.	Change Room	One (1)

	G.	Laundry Room	One (1)

	H.	Smoking Room	One (1)

	I.	Conference Room	One (1)

	J.	Heliport Waiting Room	One (1)

	K.	Laboratory Facilities	Mud Lab (Positioned Starboard side Main deck)

	L.	Warehouse and Storage	Dry stores, cooler, freezer, paint locker, storeroom, drilling stores

	M.	Workshops	Mechanical, electrical and sub-sea

	N.	Offices	Six (6) — one office fitted with five (5) cubicles (Three (3) designated as Client/Third Party offices)

	O.	Sick Bay	One (I)—six (6) beds plus examination table

23.	HVAC
	A.	Accommodations
		(i) Condensing Units	Two (2) units with backup for each quarters level
		(ii) Air Handlers	Seven (7) units with backup for each quarters level

	B.	SCR Room
		(i) Condensing Units	Two (2) Carrier Model 38AH-024-6 (20 ton each), two circuits
		(ii) Air Handlers	Two (2) Carrier Model 39LD-8 Complete with DX coils, two circuits

24.	HELIPORT				83’ x 83’ rated for 19,000 pounds. Designed to accommodate Sikorsky S-61N helicopter

25.	CARGO HANDLING
	A.	Cranes			One (1) Starboard Seatrax Series 80 Model 8032 One (1) Port Baker Marine Model BMC 2250-C88
		(i)		Boom Length	150’(stbd) 140’ (port)
		(ii)		Load Rating
			a)	Static	105,061 pounds at 100 feet (stbd) 73,963 pounds at 20 feet (port)
				Dynamic (Dynamic coefficient = 2.0)	105,061 pounds al 70 feet (stbd) 49,186 pounds at 20 feet (port)

	B.	Gantry Crane			Cranemann 30 ton capacity (two each 15 ton hoists) for tubular/riser handling

	C.	Forklift			Hyster E80XL2 Electric
		(i)		Capacity	8,000 pounds

26.	COMMUNICATIONS and NAVIGATION
	A.	Radio/Telephone
		(i)			Satellite Communications Make: XERA
Model: Fleet 77
Stabilized Satellite antenna that operates on the International Maritime Satellite (INMARSAT) network originally established for commercial ships traveling around the world in shipping lanes.

		(ii)		Equipment included in the RC-1500- IT

GMDSS System, Imarsat C MES Felcom 12 complete set, MF/HF radio-telephone FS 1562-15 (150 watt) and FS-1562-25 (250 watt), FS-5000 (400 watt), FS-8000 (800 watt), NBDP Terminal dp-6, MF-HF DSC watch receiver AA-50, DSC terminal DSC-6 complete set printer, PP-510, printer selector

		(iii)		VHF	Radio telephone with VHF DSC terminal FM-8500
		(iv)		Power Supply	Power supply unit with AC/DC charge over facility PR-300 (20 amp) and PR-850A (60 amp), S-5300 or S-8300 ( with Battery- charger)
		(v)		Helicopter Radio Beacon	Southern Avionics SS-500
		(vi)		Telex	Built in Marisat system
		(vii)		Communications in Life Boats	Three (3) VHF radios with channel selection

	B.	Interior/Exterior Communications	Gaitronics 5-Channel page/phone system

27.	OCEANOGRAPHIC and METEOROLOGICAL INSTRUMENTS		Weather station providing wind speed and direction.

28.	INSTRUMENTATION
A.	Drilling Instrumentation		Petron drillers cabin containing Petron Networked Distributed Drilling Data (3D) Instrumentation System consisting of:
			1)	Integrated drilling recorder function
			2)	Dual rig floor touch screen display with dual master panel capability
			3)	Drilling data hub monitoring:
				a)	Top drive torque
				b)	Top drive RPM
				c)	Hydraulic hookload
				d)	Hydaulic tong torque
				e)	Crown sensor depth and ROP
				f)	Mud pump pressure (2 each)
				g)	Cement pump pressure
				h)	Casing/annular pressure
				i)	Flow sensor
			4)	Mud pit data hub monitoring:
				a)	Riser boost pressure
				b)	Mud pump strokes (3 each)
				c)	Mud pit volume 13 sensors in main mud pit system (3 pits have dual sensors) and 2 sensors in trip tank
			5)	Drilling data hub and Mud pit data hub are networked to workstation in Toolpusher’s office (and Company Representative office optional)
			6)	Drillers console consisting of controls, gauges, and lights for the control and monitoring of approximately 90 items.

	B.	Deviation Recorder	Totco non-directional drift indicators, one (1) each 0-8 degrees and 0-16 degrees

29.	ADDITIONAL / OTHER
	A.	Storeroom	Computerized and air conditioned

B.	CCTV System

Kongsberg Simrad fiber optic color system consisting of eighteen (18) cameras monitoring: eight (8) anchor winches, two (2) loading stations, two (2) ballast pump rooms, moon pool, riser tension ring, rig floor, top drive, monkey board and upper shale shakers, and nine (9) monitors: one (1) at each anchor winch control station, drillers console, Toolpusher office, Company man office, O.I.M. office, and Ballast Control Room.

EXHIBIT A2 TO EXHIBIT A

Attachment A2 to Exhibit A — Scope of Work

Offshore Drilling Contract

EQUIPMENT, SUPPLIES, MATERIAL AND SERVICES
TO BE FURNISHED BY COMPANY AND CONTRACTOR

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
100.	Contractor’s Equipment and Personnel

101	Drilling Unit and auxiliary equipment as listed in Attachment Al to Exhibit A.	X

102.	Personnel as listed in Attachment A3 to Exhibit A, “Personnel to be Provided by Contractor”.	X

103.

Subject to the provisions of Section 6.1(A)(4), extra personnel in excess of the normal complement listed in Attachment A3 to Exhibit A., for fully supporting full Drilling Unit operations for both well centers, excluding Operator supplied Third Party personnel. Extra personnel must be requested in writing by Company. Contractor shall provide such additional personnel as provided in Section 9.3.

X

104.	Overtime beyond normal work schedule for Contractor’s personnel when requested by Company. Overtime rates arc listed in Exhibit D, the “Compensation Schedule”.			X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
105.	Additional cost (i.e. overtime, lodging, transport, etc.) resulting from a required evacuation of the Drilling Unit due to bad weather.		X

106.	Subject to the provisions of Section 9.1, any additional equipment or modifications to the Drilling Unit requested by Company.		X

107.	Items replaced or repaired which are found to be defective during inspection and testing as described in Attachment A4 and A7 to Exhibit A. and to include all cost of replacement and repair.	X

108.	Spare parts required to keep Contractor equipment in good operating order.	X

109.	All spare parts and third party services to keep Company items in good operating order, unless otherwise specified in this Attachment A2.				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
110.	Contractor to maintain adequate stocks of screens for the following equipment as listed below:

	a. For each type of shaker listed in Attachment A1 to Exhibit A., Contractor to provide all screens with equal or larger opening size that DX-84 or equivalent.	X

	b. Company shall pay for screens smaller than 80 mesh.		X

	c. Any other Contractor owned equipment.	X

	d. All other non-Contractor owned shale shaker and flow line cleaner screens.				X

111.	Replacement parts for all solids control equipment listed in Attachment A1, other than shaker screens as listed in Item 110 above.	X

112.	Drill pipe wipers for Contractor supplied drill pipe.	X

113.	Re-circulating trip tank with Driller’s level readout.	X

200.	GENERAL

201.	Offshore drilling permies) licenses and clearances, including Navy Permit Drilling site surveyed, marked and cleared of obstructions when required.				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
202.	All radio equipment, including satellite communications, other than that provided by Contractor in Attachment Al to Exhibit A. Includes obtaining any necessary permits.				X

203.	Radio permits and licenses for Contractor radio equipment. Company will assist Contractor in obtaining these permits if required by Contractor.	X

204.

Telephone calls by Company on Contractor’s Fleet 77 satellite telephone. Calls by Company’s third party personnel must be authorized, logged and signed for by the Company representative on the Drilling Unit. The original documentation must accompany invoices.

X

205.	Telephone calls by Contractor on Company’s satellite telephone. These calls must be logged and authorized by the Company representative on the Drilling Unit.					X

206.

Telephone calls by Company’s third party personnel on Company’s satellite telephone.

The Radio Operator has the duty of controlling access to satellite telephones in the radio room and maintaining these logs.

X

207.	Operating licenses and maintenance of Contractor vehicles.	X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
208.

Meals and quarters for all Contractor’s and Contractor’s subcontractor personnel and including all Company and Company third party personnel subject to the capacity of the Drilling Unit, as mentioned in Exhibit D, the “Compensation Schedule”.

X

209.	Not Used.			X

210.	Drilling Unit positioning, weather forecasting, seabed survey and shallow hazard assessment services as required by Company, Contractor or Contractor’s underwriters surveyors.				X

300.	Marine and Logistics

301.	Transport for Contractor personnel (listed in Attachment A3 to Exhibit A.) between Point of Origin and Point of Entry.	X

302.	All transport for Contractor material and equipment between point of procurement and Company designated shore base.	X

303.

Air or marine transportation of Contractor and Company personnel, material and equipment between Point of Entry and Drilling Unit in the course of normal duties. The means of transport is at the discretion of Company.

X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
304.

If Contractor requires a special flight to the drilling unit (for example for a tour by management or a prospective client) then this will be provided at Company’s discretion. An emergency flight for medical evacuation shall not be considered as a special flight.

X

305.

Transfer onto and from the Drilling Unit of all materials, equipment and personnel of Contractor and of Company. Contractor personnel shall not be placed on the work boats to assist loading and unloading the boats.

X

306.

Standby and work/supply/towing vessel(s) as required (including fuel), including boats for moving needed Contractor’s equipment between Ghana and Equatorial Guinea. Standby boat requirements shall be determined by Company, or local laws.

X

307.	Main towing line from Contractor cables to towing vessel(s) during moves between locations, including shock lines.				X

308.	Towing bridle, pennant lines, and other associated towing gear, if required.	X

309.	Replacement of supply vessel mooring lines initially supplied by Contractor which have been damaged during course of Company well.				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
310.	Replacement of loading and unloading hoses on board Drilling Unit initially supplied by Contractor and damaged during course of Company well.			X

311.	Loading and unloading services at dock site or heliport of all material and equipment of Contractor and Company.				X

312.	Shore base with quay site for loading out Contractor equipment, reasonable yard space required and dedicated to Contractor’s equipment.				X

313.

a) Cargo baskets for use in transporting Contractor’s supplies on supply vessels. The baskets must be fit for purpose, marked with the load rating and equipped with suitable lifting certified slings and baskets.

X

b) Cargo baskets for use in transporting Company’s supplies on supply vessels. The baskets must be fit for purpose, marked with the load rating and equipped with suitable lifting certified slings and baskets.

X

314.	a) Wire rope certified slings for pre-slinging of Contractor furnished drill pipe and drill collars.	X
	b) Wire rope certified slings for pre-slinging of Company furnished drill suing and casing.				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
315.	a) Replacement of metal slings damaged during loading or unloading of Contractor furnished drill pipe, drill collars and equipment as shown in Attachment Al to Exhibit A.	X
	b) Unless damaged at Company’s shorebase by non-contractor personnel.				X

316.	Adequate open storage for Contractor equipment and spare parts at Company shore base while equipment is in transit to Drilling Unit.				X

317.	Transfer of Contractor equipment and spare parts between Company shore base and quay.				X

318.	Transfer of Contractor equipment and spare parts between Company shore base and third party locations.	X

319.	Office for Contractor shore-based supervisory staff.	X

320.	Office furniture and supplies for Contractor shore-based supervisory staff.	X

400.	Drilling Equipment & Services

401.	Cementing unit rental.				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
402.	All cementing services (other than the Cementing unit) and equipment in excess of that listed in Attachment Al to Exhibit A.				X

403.	All cement and additives.				X

404.	Mud engineering services (but Contractor will carry out routine mud testing and treatment as required).				X

405.	All drilling fluids and additives, including pallets if applicable.				X

406.	Mud logging service.				X

407.	All electric well logging services and equipment, including string shot and back-off equipment. Installation and removal of equipment.				X

408.	Wireline formation testing, side wall sampling, hydraulic fracturing and acidizing.				X

409.	a) Suitable space for locating well logging and mud logging units, mud lab and wireline workshop ROV, etc.	X
	b) Contractor shall install, run all necessary utilities (air, gas, water, etc) to this equipment at Company’s cost to the Company and Contractor originally agreed locations.			X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
410.	Fishing tools for all equipment except Contractor furnished drill pipe, HWDP, drill collars and downhole tools as shown in Attachment A1.				X

411.	Fishing tools for all Contractor drill pipe, HWDP, drill collars, and downhole tools as shown in Attachment Al to Exhibit A.	X

412.	Repair and/or replacement parts for Contractor provided fishing tools, if damaged during the performance of Services.		X

413.	Welding services required on Company’s equipment to the extent available from Contractor’s labor.	X

414.	a) Welding materials used on Company’s equipment.			X
	b) If time required by Company exceeds “reasonable” time, then Company to provide a third party welder.				X

415.	Any geological or petroleum engineering services.				X

416.	ROV or diving services, if required for maintenance or repair of Contractor’s Drilling Unit.				X

417.	ROV or diving services, if required for work related to Company’s well or Subsea facilities.				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
418.	Extra labor or casing crews for running casing or tubing.				X

419.	Directional drilling engineering services and special equipment.				X

420.	Jetting tools for setting 36” or 30” conductor casing.				X

421.

Well test unit and associated equipment for production testing including services and including a separate air compressor for any compressed air needed such equipment, where they are not listed in Attachment Al to Exhibit A.

X

422.

Drilling bits, mills (other than those listed in Attachment Al to Exhibit A for fishing), hole openers, reamers, under-reamers, casing scrapers, drilling bumper subs, shock subs, drilling safety joints, hydraulic drilling jars and similar downhole equipment, including replacement parts.

X

423.	Drills stem testing equipment if required.				X

424.	Handling tools, subs, etc. required for Company supplied drill pipe.				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
425.

Inspection of riser, drill collars, HWDP, drill pipe, subs, pups and all downhole tools as shown in Attachment Al to Exhibit A, hoisting equipment and handling tools prior to spud of first well unless agreed to otherwise by both Parties.

X

426.	Subsequent inspections when requested by Company except as indicated in Section 6.2.				X

427.	Core barrel and core bits.				X

428.	All third party services pertaining to the drilling, workover and completion operations.				X

429.

Any drill pipe, HWDP, drill collars, subs, bits, reamers, hole openers, stabilizers, shock subs, and other downhole tools in excess of those provided by Contractor as shown in Attachment Al to Exhibit A.

X

430.	Drill pipe floats for Contractor supplied drill strings as shown in Attachment Al.	X

431.	Drill pipe floats for Company supplied drill strings.				X

432.	Mud pump liners as specified by Company limited to two (2) sizes.	X

500.	BOP and Wellhead Equipment

501.	BOP control fluid.	X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
502.	Initial set rubber goods for BOP stack as per BOP Manufacturer’s specification.	X

503.	All ring gaskets between sub-sea wellhead or tree and BOP Stack.				X

504.

Replacement rubber goods and ring gaskets, flex joint rubbers, including riser string seals, VBR packers, annular packing elements and diverter packers, for BOP stacks due to normal or abnormal wear and tear. This to be documented from initial inspection of rubber goods and end inspection of rubber goods. Rubber goods to be compatible for use in OBM, and SBM.

X

505.

New annular preventer, diverter and VBR elements and mud seals required at start of Contract. Contractor to keep spare annular preventer elements as mutually agreed on board the Drilling Unit at all times.

Company, by prior approval, may accept a used element(s) if relatively new and in good condition.

X

506.	Replacement annular elements at end of Contract, if proven replacement is needed with documentation of initial and end condition.		X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
507.	Repair/replacement of Contractor Subsea well control equipment due to abnormal wear and tear such as key seating with documentation of initial condition and end condition and proven cause of damage.			X

508.	Replacement door seals for Contractor supplied BOPs when changed at Company’s request.			X

509.	Provide equipment to do BOP test independently. Contractor’s responsibility for this equipment is limited to test tools as currently equipped.	X

510.	All wellhead and Subsea Equipment i.e., Subsea wellheads, hangers, pack offs, Christmas trees, corrosion caps, etc.				X

511.	Running and retrieving tools for the following: LPWH, HPWH, casing hangers, pack-offs, wear bushings and nominal seat protectors.				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
512.	Riser Fairings: Company has the discretion whether or not to install and/or replace riser fairings.				X

	a) Repair and/or replacement of Subsea riser fairings lost or damaged after initial installation.	X

	b) Repair and/or replacement of Subsea riser fairings lost or damaged before initial installation.	X

513.	Subsea BOP test plugs, both isolation type and sealing inside the casing hanger.				X

600.	Well Equipment & Supplies

601.	Fuel for all Contractors’ equipment on the Drilling Unit.				X

602.	Helicopter fuel.				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
603.

An inventory of fuel is to be taken as the Drilling Unit goes on and off contract, and signed for by the Company’s representative. Any balance will be reimbursed to the Contractor (if negative) or deducted from invoices (if positive) at Contractor’s documented invoiced cost.

X

Contractor will assist Company by obtaining and documenting on and off contract inventories from supply and standby boats on location.

604.	Lubricants for:
	a) Contractor equipment	X
	b) Drill string provided by Contractor.	X
	c) Drill string provided by Company				X
	d) Casing and Company provided equipment				X
Note: if specialized lubricants are required for Company supplied Drill String, then Company shall be responsible for Company’s cost.

605.	The following items, including all consumable items used therewith:
	a) All conductor pipe				X
	b) All casing, attachments and other well tangibles				X
	c) All tubing				X
	d) All completion equipment				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
606.	Potable water for use on board the Drilling Unit, to the extent of the capacity of the Drilling Unit’s water makers.	X

607.	Any potable water required in excess of the capacity of the Drilling Unit’s water makers and any drill water above that provided by surplus potable water.				X

608.	a) Any fabrication material (e.g. steel, cable) provided by Contractor to assist in rig up of Company third party equipment.		X
	b) Company to supply labor to install.				X

609.	All rope, cargo slings (for use on Drilling Unit), hand tools and general Drilling Unit consumables.	X

700.	Waste

701.	a) Trash compactor.	X

	b) Bags for Contractor waste.		X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
702.	a) Disposal of Contractor’s Victual waste, if required by 33 CFR 151, garbage, refuse and other non-hazardous waste, in Contractor furnished containers.				X

	b) Disposal of Company’s and Company’s other contractor’s Victual waste, if required by 33 CFR 151, garbage, refuse and other waste, in Company furnished containers.				X

703.	a) Disposal of Contractor’s scrap metal, drill lines, drums and other containers that have been emptied, drained and interior cleaned with water or other cleaning agents.				X

	b) Disposal of Company’s scrap metal, drums and other containers that have been emptied, drained and interior cleaned with water or other cleaning agents.				X

704.

Disposal of Contractor’s waste oil, waste paint and other hazardous waste generated by Contractor’s Drilling Unit, equipment or personnel, or Contractor’s subcontractor personnel and/or equipment during the Contract. Containers to he provided by Company.

X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
705.

Disposal of Company’s waste oil, waste paint, or other hazardous waste generated by Company’s or Company’s other contractors personnel and/or equipment during the Contract. Containers to be provided by Company.

X

706.	Clean out of Oil Storage tanks and disposal of contents, including brine, base oil and synthetic base materials, at the end of the Contract to be performed by Company, if required.			X

800.	Safety

801.	All safety equipment for Contractor personnel, including self-contained breathing apparatus for emergency work in H2S environments as shown in Attachment Al to Exhibit A to he provided by Company.				X

802.	Self contained breathing apparatus for work in H2S environment in excess of that furnished by Contractor as shown in Attachment Al to Exhibit A, and/or a cascade breathing system.				X

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
803.	a) Safety equipment (e.g. floats, life belts, work vests, PPE, fire extinguishers, etc.) for the total complement on board the Drilling Unit.	X

b) Company shall provide safety equipment, such as work boots, hard hats, gloves and safety glasses and other safety firefighting gear for third party equipment, office and buildings belonging to Company’s other contractors.

X

804.	Provide explosion-proof wiring and lighting for Contractor’s Drilling Unit and ancillary equipment as required by all applicable regulations.	X

805.	All Company’s or its other contractors’ equipment, materials or supplies to be brought on board the Drilling Unit shall he provided with slings properly certified for the load.				X

806.

All Company’s or its other contractors’ equipment to be brought on board the Drilling Unit shall be properly inspected and certified as appropriate including but not limited to certifications of’ pressure vessels, and appropriate electrical zoning certifications prior to being placed in service on board the Drilling Unit.

X

Company shall have all its other contractors’ utilize this Contractor’s equipment checklist.

Furnished By
Item No.	DESCRIPTION	Contractor at Contractor’s Cost	Contractor, at Company’s cost, plus applicable handling charge	Contractor, at Company’s cost, no handling charge	Company at Company’s Cost	Company at Contractor’s Cost
807.	Company or its other contractors shall provide MSDS on all chemicals Company or its other contractors bring on board the Drilling Unit. These records must be current at all times.				X

End of Attachment A2

EXHIBIT A3 TO EXHIBIT A

Attachment A3 to Exhibit A — Scope of Work

Offshore Drilling Contract

PERSONNEL TO BE FURNISHED BY CONTRACTOR

1.             Number and Classification of Contractor’s Personnel, as per Section 6.1(A)(1); Personnel Rates as per Sections 1.1.1 and 6.1(A)(7): arc shown in the table below.

ATWOOD HUNTER CREW COST SCHEDULE

	Daily Straight Time 2:	Hourly Overtime 3.	Hourly Overtime
SHORE BASED
Manager	674	N/A
Superintendent	626	N/A
Administrator	382	N/A
RIG BASED
Toolpusher	636	N/A
Tourpusher	544
Barge Captain	521
Rig Maintenance Supervisor	473
Driller	398		66
Asst. Driller	298		50
Derrickman	155		26
Floorman	125		21
Subsea Engineer	511		90
Roustabout	110		18
Crane Operator	311		52
Welder	317		53
Rig Mechanic	429		72
Rig Electrician	429		72
Swing Elec/Mech	429		72
Motorman	125		21
Materialsman	290		48
OffSzhore Systems Admin	290		48
Rig Medic	311		57
Radio Operator	105		18
Camp Boss	301		50
Cook	264		44
Utility	100		17
Control Room Operator	373		62

Note : For Operating Segments referred in Section 3.2 A.2 and 3.2 A.4, of the Contract, only the Operations Superintendent will be in Equatorial Guinea.

Notes for Attachment A3 Table above:

•              The figures in column “A” are to be used as the basis for adding personnel to the permanent crew and for determining the credit for crew members short. This includes all Training, Transportation and Catering costs.

•              It is understood from time to time that there may be a shortfall in certain positions that Contractor makes up for by overtime in equivalent positions or (e.g. Floorman staying over to work in a roustabout position) as reflected in the daily drilling report (IADC report). Any downsizing of the crew requested by Company shall be documented in writing to Contractor.

•              The figures in column “C” are the hourly cost of overtime including Training, Transportation and Catering costs.

•              The positions denoted with an asterisk (*) are to be fluent in English as per Section 6.1 (A)(7) and for the purposes of this Contract are designated as Key Personnel which may not be replaced or substituted without prior Company approval. Such Key Personnel experience level requirements will be supplied to and agreed by Company.

•              Key Personnel may not be changed out without the consent of Company.

•              The Contractor shall provide all necessary shorebased administration and management support to fulfill its obligations under this Contract.

2.             All Contractor’s Personnel must be conversant in English.

3.             Offshore Contractor Personnel Qualifications

3.1           The following offshore positions would be expected to be filled by staff with a minimum of five (5) years’ experience on floating or semi-submersible drilling units and who arc fluent in conversational English and who are accomplished in reading and writing English:

•        Senior Toolpusher

•        Toolpusher

•        Driller

•        Assistant Driller

•        Barge Engineer

•        Senior Mechanic

•        Senior Electrician

•        Crane Operator

All other positions shall be filled by staff who have had previous offshore drilling experience. Contractor shall provide Company with resumes of all expatriate staff to be assigned to the project. Company reserves the right to reject Contractor’s proposed personnel.

3.2           Minimum Rig Personnel Qualifications Expected By Company

Senior Toolpusher	(1)	(12)	(13)	(14)	(16)
Toolpusher		(2)	(12)	(13)	(14)	(16)

Driller		(3)	(12)	(13)	(14)	(16)
Assistant Driller	(4)	(12)	(13)	(14)	(16)
Senior Mechanic			(5)	(14)	(16)
Senior Electrician		(6)	(11)	(16)
Crane Operator			(7)	(14)	(16)
Barge Engineer		(8)	(14)	(15)	(16)	(17)
Medic			(16)	(18)

(1)           10 years experience in all phases of onsite drilling operations. Minimum 2 years’ experience as a Senior Toolpusher on floating / semi-submersible rigs.

(2)           10 years’ experience in all phases of onsite drilling operations. Minimum 1 year experience as a Toolpusher on floating / semi-submersible rigs.

(3)           8 years’ experience in all phases of onsite drilling operations. Minimum 2 years’ experience as a Driller on floating / semi-submersible rigs.

(4)           5 years’ experience in drilling operations. Minimum 1 year as an Assistant Driller on floating / semi-submersible rigs.

(5)           5 years’ experience in maintaining and operating related equipment on a drilling unit.

(6)           5 years’ experience in maintaining and operating SCR or AC-DC electrical equipment on an offshore drilling rig.

(7)           5 years’ experience as Crane Operator, minimum 3 years’ onboard offshore drilling units. Minimum 1 year operating experience as a Crane Operator on floaters. Crane Operators must also have current certification.

(8)           5 years’ operating experience in offshore drilling operations. Must have thorough knowledge of marine and international regulatory body requirements as they apply to offshore drilling operations. Minimum 1 year as Bargemaster on same type of Drilling Unit in drilling mode.

(9)           5 years’ experience in operating and maintaining subsea blowout prevention control equipment.

(10)         3 years’ experience in warehousing, inventory, and maintenance of adequate stock levels. Must have knowledge of offshore drilling equipment and computerized inventory control systems.

(11)         5 years’ experience in offshore drilling and marine operations on floaters.

(12)         Current valid IWCF, American MMS-OCS, Norwegian NPD, or IADC well control certification. Valid shall mean that all well control certificates have not lapsed in accordance with certifying authority. This certificate must be valid for the position in which the individual is employed, i.e., toolpusher with a drillers certificate is not acceptable

(13)         H2S control and operation certification.

(14)         Safety, first aid, and fire fighting certification.

(15)         Master MODU or Unlimited Master’s license.

(16)         Proficient English language skills.

(17)         Ballast Control Operators Ticket.

(18)         Trained and certified to international standards as a Medic. Proficient in English language skills.

Copies of all certificates shall be made available to Company prior to commencement of contract.

4.             Shore Base Personnel

4.1           The shore-base Drilling Superintendent shall have a minimum of two years as Drilling Superintendent for Contractor’s rig or a rig of similar design.

4 2           Shore-base personnel minimum requirements.

Drilling Rig Manager	(1)	(2)	(3)	(4)

(1)           15 years’ experience in all phases of onsite drilling operations, including 5 years’ offshore experience as Senior Toolpusher/Rig Superintendent.

(2)           Current Well Control certification.

(3)           H2S control and operation certification.

(4)           Proficient English language skills.

5.             General

All senior staff positions shall work 28 days on and 28 days off.

Contractor may not change senior staff personnel without prior approval from Company, such approval shall not be unreasonably withheld.

All drill crew personnel shall be fluent in English and are required to have an up to date well control certificate. This certificate must be valid for the position in which the individual is employed, i.e., toolpusher with a drillers certificate is not acceptable. The certificate should be recognized by an appropriate governmental regulatory agency such as the US MMS or IWCF.

End of Attachment A3

EXHIBIT A4 TO EXHIBIT A

Attachment A4 to Exhibit A — Scope of Work

Offshore Drilling Contract

DRILLING UNIT COMMISSIONING, INSPECTION AND
ACCEPTANCE REQUIREMENTS

Company requires a full acceptance inspection of the Drilling Unit prior to the Commencement Date of the Contract. Following is a general description of the scope of the inspection.

1.             Full Drilling Unit Acceptance Inspection. This survey is an in-depth visual inspection and function testing of all Drilling Unit equipment. This includes but is not limited to full inspections of mud pumps, rotary table, drawworks and internal inspection of other vital equipment. The scope of the inspection will include:

•        Visual examination to confirm equipment condition and standards of maintenance, and verification of compliance with applicable API standards and recommended practices and other criteria as mutually agreed per the applicable sections of Attachments A4, A5, A6 and A7 of this Contract.

•        Opening all major items of equipment for internal inspection as requested by Company, for the purpose of performing an examination of components and ancillary parts for excessive wear, damage, cracks and other defects and for measurements of clearances.

•        Function testing, pressure testing, load testing, and insulation resistance checks for all equipment as requested by Company, as applicable, will he conducted.

•        Checking that the proper safety devices are installed and are working correctly to prevent accidents and equipment failures.

•        Evaluating the efiectiveness of the preventive maintenance program and maintenance record management prior to the Commencement Date of the Contract.

2.             Inspection Procedures. Drilling Unit inspections (except for subsea blow out preventer and control systems) will normally be conducted by two third-party independent consultants selected by and at the expense of Company. All other costs associated with the inspection shall be at the expense of the Contractor. The inspection shall be conducted during a rig move, in shipyard or when stacked Criteria used for rejection of equipment through this Attachment A4 to Scope of Work shall be mutually agreed between Company and Contractor.

The minimum number of Contractor’s personnel required for assistance are: Toolpusher, Assistant Driller, Derrickman, Mechanic, Electrician, Barge Engineer and two helpers.

The time required for a full inspection is normally six days for two rig inspectors. All rig time required for inspection and required repairs, if any, shall be at Contractor’s expense, unless otherwise indicated in Attachment A2 to Exhibit A - Scope of Work.

3.             Detailed Description of Inspection Program. The full acceptance program consists of the following:

Drilling Equipment: The Drilling Equipment Inspection section specifically relates to equipment listed in Attachment Al to Exhibit A - Scope of Work. Contractor shall submit its maintenance system for review by Company. If found acceptable, Contractor may submit documentation for review and acceptance by Company that is generated from Contractor’s maintenance system verifying the most recent inspections as indicated in Table V. Credit for such inspections shall be granted by Company if it can be demonstrated that the scope of such inspections meets the intent of API RP8B and API RP7L, and that the inspections have been carried out in accordance with the frequencies specified in Contractor’s maintenance system and meet the maintenance and recommended practices and alerts of the manufacturer. In addition, Contractor shall provide documentation to substantiate that such equipment has not been operated over 90% of its rated load capacity since such inspections were performed in order to receive credit. Random checks of the equipment may be specified by Company to the extent necessary to substantiate that the equipment is in serviceable condition. For equipment that is randomly selected for inspection, these items shall he comprehensively reviewed with inspection covers shall be removed to the extent necessary fbr access for visual inspections, measurement of tolerances and clearances, as well as a detailed examination of the mechanical and electrical condition of the equipment.

Hoisting Equipment: Drawworks, Rotary Table, Swivel, Crown Block, Traveling Block, Hook, Top Drive.

Pipe Handling Equipment: Automatic Pipe Handling Systems, Pipe Spinning Wrench, Tongs, Slips and Safety Clamps, Elevators, Casing Tongs, Spiders, and Elevators.

Drilling Fluids Equipment: Mud Pumps, Shale Shakers, Desilters, Desanders, Degasser, Mud Centrifuge, Mud Agitators, Centrifugal Pumps, Standpipe Manifold and Rotary Hoses, Mud Cleaner, Mud Mixing System.

Miscellaneous: Drilling Instrumentation, Derrick/Casing Stabbing Board, Tuggers and Sheaves, Man Riding Winches, Survey Line, Well Testing Equipment, Drill String Components.

4.             Drilling Unit Floor and Derrick. This inspection ensures the standards of maintenance and safe working order of all derrick fittings and fixtures. Auxiliary drilling equipment items are also examined in accordance with Section 3 above, together with a review of drilling tool and tubular NDE inspection records.

5.             Well Testing Equipment. All aspects of the production equipment support pipelines (which belong to the rig) are included in this section together with review of the current condition and performance of the support equipment.

6.             Bulk System. The performance of the bulk systems shall be verified by function testing of the system.

7.             Mud System. The mud system inspection relates to all aspects of mud mixing, storage, cleaning, and pumping, including the mud pits, together with the centrifugal pumps, agitators, ventilation, pipework and related systems. All mud cleaning equipment is inspected, including shale shakers, degasser, de-sanders, de-silters, and mud cleaners. The mud pumps are given a detailed mechanical/electrical review. Also included is the high pressure mud system from the mud pumps to the top drive or swivel.

8.             Electrical. The electrical system inspection includes an insulation resistance check which highlights problem areas within all DC motors, critical system AC motors (as defined by Contractor’s maintenance system and accepted by Company), generators, and transformers. The Elmagco brake is highlighted for particular attention with regard to the brake monitoring and backup power supply systems; electrical supply to living quarter, rig floor and other parts of the rig will be inspected for proper installation and usage.

9.             Power Generation. A full condition and performance review of all power generation and diesel engines and generators, the emergency generator, propulsion systems, air compressors and water makers to ensure safe, reliable service. All equipment safety features are checked and tested where appropriate, including the main engine shutdowns and pressure relief valves.

10.           Maintenance Management. Maintenance programs, procedures and historical files are reviewed to establish standards and efficiency.

11.           Safety Systems and Equipment Check. General Rig Safety, Gas Detection System, Fire Control System, Automatic Fire Detection System, CO2 Fire Control System, Fire Stations, Extinguisher and Firefighting Equipment, Heli-deck Foam System, Survival and Lifesaving Equipment, Lifeboats, Davit-Launched Life Raft Stations, Escape Routes, Breathing Apparatus, Helicopter Facilities, Drilling Facilities, First Aid Stations and Sick Bay, Emergency Procedures, Living Quarters, Potable Water Maker and Potable Water System, Sewage System, Pollution Control, Work Permits and General Housekeeping. Company may credit inspections documented in Contractor’s maintenance system that have been performed within established frequencies and in accordance with manufacturer’s recommended practices, as well as all current and valid certification surveys conducted by classification surveys.

12.           Certification. The current status of the rig is reviewed with regard to the required certification which should be available. Certification inspections which will fall due within the duration of the Contract are highlighted, together with any deficiencies which may be problematic. Certification of lifting gear and appliances including the registrar in place are examined.

13.           Safety Management. The safety programs, level of training and certification, emergency procedures, documentation systems and procedures mar he reviewed to establish the standard and efficiency of the safety management system.

14.           Barge Equipment. Ballast and Bilge System, Overflow and Vents, Watertight Integrity/Watertight Compartments, Mooring System, Bulk Air System and Tanks, Registration and Classification, Communication Equipment, General Operations.

The Drilling Unit acceptance inspection will also document the status of required equipment to ensure the Drilling Unit is in compliance with the equipment specified in Attachment Al to Exhibit A — Scope of Work.

A copy of the written report will be given to Contractor following the inspection. All deficient items shall be repaired and/or replaced at Contractor’s expense prior to the Commencement Date of the Contract.

End of Attachment A4

EXHIBIT A5 TO EXHIBIT A

Attachment A5 to Exhibit A — Scope of Work

Offshore Drilling Contract

DRILL STRING COMPONENT INSPECTION REQUIREMENTS

The Drilling Unit and all associated equipment are subject to inspection and acceptance testing by COMPANY and/or its agents. Said inspection is without prejudice to CONTRACTOR’s obligation to provide a rig and associated equipment which are fully capable of performing in accordance with good international petroleum industry practice and which conform to CONTRACTOR’s listing and description of said rig and equipment in Schedule “C”, Section I. By performing this inspection, neither COMPANY nor its agents warrant the seaworthiness or operational safety of CONTRACTOR’s rig or equipment, and in no way are the indemnity provisions as set forth in this Contract affected by this inspection.

The parties acknowledge that the Drilling Unit will be mobilizing to COMPANY’s well location immediately following the completion of drilling operations with the previous operator or upgrade project. Accordingly, COMPANY will keep Drilling Unit inspections to a minimum so as to avoid undue delays and interruptions to the Drilling Unit’s drilling operations. All delays arising from inspections will be conducted at the Standby Day Rate.

DRILL PIPE AND BOTTOM-HOLE ASSEMBLY (BHA) REQUIREMENTS

A.                     When new, drill string components shall have met the following requirements:

COMPONENT	MINIMUM REQUIREMENTS OUTLINED IN

Drill pipe	API Specification 5D
Tool joints	API Specification 7
Drill collars	API Specification 7
Subs	API Specification 7

Whenever so requested by COMPANY, CONTRACTOR shall furnish satisfactory evidence, traceable to the specific components furnished, that the above requirements were met when the components were new.

B.                       On the date of this contract, drill string components shall meet the requirements of Standard DS-1, Service Category Level 4, latest edition, including the following:

COMPONENT	MINIMUM REQUIREMENTS

Drill pipe	Premium Class
Tool joints	Premium Class

Drill collar OD

Minimum requirements of Standard DS-1, Service Level Category 4. Bottom-Hole Assembly will comply with the bevel diameter range, as listed in Table 3.8 in DS-1, Volume 3, 3rd Edition, to standards applicable when purchased.

DRILL STEM INSPECTION

A.                            Methods and Procedures

1.                         Drill pipe, tool joints, drill collars, HWDP, subs, and all rotary-shouldered connections on any drill string component shall be inspected in accordance with the requirements of Standard DS-1 for Service Category Level 4. Inspection shall be performed by a third party inspection company. CONTRACTOR shall furnish COMPANY with a copy of the inspection report, and all components shall be marked as required in Standard DS-1. COMPANY may require that inspections be witnessed by a COMPANY representative, at COMPANY’s expense.

2.                         All specialty equipment, such as hole openers, underreamers, drilling jars, roller reamers, floor safety valves, and IBOP’s shall be inspected internally and function tested in the manner prescribed by their manufacturers. CONTRACTOR shall furnish satisfactory evidence that these inspections were satisfactorily completed.

B.                            Frequency

Drill string components shall be inspected by a third party inspection company at the beginning of this contract and then no less frequently than the intervals below:

COMPONENT	INSPECTION FREQUENCY

Drill pipe and tool joints	1500 rotating hours

Drill collars, HWDP, stabilizers, hole openers, underreamers, drilling jars, roller reamers, floor safety valves, and IBOP’s	300 rotating hours (Excluding back reaming time.)

CONTRACTOR shall furnish COMPANY with a copy of the inspection reports. COMPANY may require that inspections be witnessed by a COMPANY representative, at COMPANY’S expense. Hevi-wate Drill Pipe will comply with the dimensional criteria as listed in Table 3.9.1 on page 137 of DS-1, Volume 3, 3rd Edition, to standards applicable when purchased.

EXHIBIT A6 TO EXHIBIT A

Attachment A6 to Exhibit A — Scope of Work

Offshore Drilling Contract

DRILLING HOISTING EQUIPMENT INSPECTION REQUIREMENTS

Inspection shall be carried out as per requirements stated in API  RP 8B. Inspection categories arc as follows:

Category I:

Observation of equipment during operation for indications of inadequate performance. When in use, equipment shall be visually inspected on a daily basis for cracks, loose fits or connections, elongation of parts, and other signs of wear, corrosion or overloading. Any equipment found to show cracks, excessive wear, etc., shall be removed from service for further examination. The equipment shall be visually inspected by a person knowledgeable in that equipment and its function.

Category II:

Category I inspection, plus further inspection for corrosion, deformation, loose or missing components, deterioration, loose or missing components, deterioration, proper lubrication, visible external cracks, and adjustment.

Category III:

Category II inspection plus further inspection, which should include NDT of critical areas and may involve some disassembly to access specific components and identify wear that exceeds the manufacturer’s allowable tolerances.

Category IV:

Category III inspections, plus further inspection for which the equipment is disassembled to the extent necessary to conduct NDE of all primary load carrying components as defined by the manufacturer. Equipment shall be disassembled in a suitably-equipped facility to the extent necessary to permit full inspection of all primary load carrying components and other components that are critical to the equipment; as well as inspected for excessive wear, cracks, flaws and deformations. Corrections shall be made in accordance with the manufacturer’s recommendations.

It is the Contractor’s responsibility to develop, submit for Company approval and follow a schedule of inspections as specified by Contractor’s maintenance system. This schedule shall be based on consideration of OEM recommendations, operating experience, equipment age and usage, ambient conditions, regulatory requirements, inspection and testing results, previous repairs, loading and loading cycles and other measurable life-cycle criteria, such as running hours or ton-miles, etc. If Contractor’s maintenance system does not specify the scope and frequency of inspections of hoisting equipment, the table below shall be used.

In addition, inspection Category III (min.) shall be performed prior to the following:

•                                          A Drilling Unit entering a long term Contract. Long term includes a period of one or more year(s).

•                                          A Drilling Unit entering a contract where harsh drilling conditions are anticipated and/or will be drilling in a sensitive location.

•                                          Equipment being subjected to heavy load conditions. Heavy load conditions include loads equal to or greater than seventy percent (70%) (min.) of rated capacity.

•                                          A Drilling Unit will be subjected to low temperature drilling conditions that are below the documented temperature rating of the equipment.

End of Attachment A6

EXHIBIT A7 TO EXHIBIT A

Attachment A7 to Exhibit A — Scope of Work

Offshore Drilling Contract No.
BOP ACCEPTANCE, INSPECTION AND TESTING; WELL CONTROL
SYSTEMS ACCEPTANCE, INSPECTION AND TESTING

1.1                Prior to rig mobilization, COMPANY reserves the right to conduct, at its cost, with CONTRACTOR’s equipment and personnel, a successful BOP and Control Systems Test in accordance with manufacturers specification to COMPANY’s satisfaction. This test is to be witnessed by a Company representative. Successful completion of this test is required before Company will accept the Drilling Unit for performance of the work hereunder. If the test is not successful at the first attempt then Contractor will use its best efforts to take remedial action necessary and will repeat the BOP test at no cost to COMPANY.

The initial BOP test shall also be subject to the provisions of Clause 20.2 of the Contract.

BOP Inspection and Testing

BOP equipment acceptance criteria will be based on COMPANY and the Equipment Manufacturer’s specifications. All installed and replacement parts shall be from the original manufacturer. No other parts are acceptable. All tests shall be successfully completed prior to spudding the first well. An Equipment Manufacturer’s Representative shall be made available on site if deemed necessary by the COMPANY Representative conducting acceptance Inspection and testing. One (1) CONTRACTOR subsea engineer shall be on site during the acceptance testing. The testing procedure shall be reviewed by the COMPANY Representative prior to starting the testing program, and all test objectives will be discussed and clearly outlined. Every effort should be made to perform the testing in the order listed.

Visual Inspection

CONTRACTOR shall provide preventive maintenance records on equipment as required by the COMPANY Representative. Visual inspection shall be carried out, where deemed necessary by the COMPANY Representative, so as to confirm use of original manufacturer’s parts and implementation of manufacturer’s preventive maintenance program. This includes, but is not limited to, the following:

(a)           Visually inspect annular for seal condition and bore wear.

(b)           Flex joint (ball joint) for Internal bore wear and its choke and kill stabs.

(c)           Fail-safe valves shall be disassembled. Gates and scats shall be examined for wear.

(d)           Rams (Doors Open).

•      Bore for wear and damage.

•      Top seal area for wear and damage.

•      Condition of ram blocks and seals.  Confirmation rubber goods are original manufacturer’s parts.

•      Ram door seals and seal areas.

•      Dimension of ram cavities

•      Roughness of bonnet sealing faces

(e)          General Inspection

•      Condition of control hoses.

•      Choke and kill line hoses and stabs.

•      Guidance structure.

•      Inspect seal ring grooves.

•      Check accumulator pre-charge pressure and adjust if necessary.

•      Flush pilot line hoses in both pods.

•      Slip joint.

•      Diverter packing elements.

•      Reserve spare parts inventory.

•      Confirm only crimp on hose fittings and stainless steel piping is used on all subsea stack equipment.

BOP and Related Equipment Operator Tests

All operators (except annular) to be tested to a minimum of 3000 psi via hot line test hose with pressure gauge and isolation valve. The location of the pressure gauge and hot line will be further than 10 feet from the operator. All operators to be tested twice, once from each side of the accompanying shuttle valve. All hoses must be marked prior to removal. Test rams with ram blocks off so that rubber goods are not damaged.

(a)        Rams (doors open) - with control hoses removed at the shuttle valve, test open and close operators. Ram-locking functions to be checked at this time.

(b)        Annular - with control hoses removed at the shuttle valves, test open and close operators to a maximum pressure of 1500 psi.

(c)        Wellhead and LMRP connectors - with control hoses removed at the shuttle valve, test all lock and unlock functions to 3000 psi.

(d)        All backup control systems to be test to 3000 psi.

(e)        ROV stabs: Minimum hookup.

BOP and Related Equipment Pressure Tests (Test Stump)

(a)        All rams, valves and wellhead connectors to be pressure tested to:

250 psi	5 minutes
10000 psi	10 minutes

(b)        Annular(s) pressure test to:

250 psi	5 minutes
70% of Rated Working Pressure	10 minutes

All tests to be recorded on chart recorder. VBR rams to be tested for pipe size to be used during operations.

BOPs and Control System Function Tests

After connecting the control hoses, all functions, except annulars, to be tested with ± 3000 psi control pressure (after assembly is completed):

(a)        Check that all functions are hooked up properly.

(b)        Check all hoses and fitting for leaks.

(c)        Check control system for leaks.

A second function test at normal operating pressure (1500 psi) to be conducted to record function times and fluid volumes for each function. Maximum permissible response times, as per API:

Rams	45 seconds
Annulars	60 seconds

It is important that this test be conducted last. After the test is complete, no hoses, fittings, etc., should be changed or disconnected without approval of the COMPANY Representative.

Hydraulic Closing System Test

Test to ensure that accumulator has enough capacity, without the assistance from the charging system, to open and close all rams and one bag-type preventer with a minimum pressure of 200 psi above the pre-charge pressure.

Summary

To ensure that the above test procedure is conducted in the most efficient and time effective manner, the following are recommended:

(a)        Detail schematics of the BOP and BOP control system be available on the Drilling Unit.

(b)        Proper working condition of control flowmeter and read-back pressure gauges is necessary prior to finalizing the acceptance testing.

(c)        CONTRACTOR should have one (1) qualified subsea engineer who is fluent in English available to provide 24-hour operation.

(d)        Have all doors on the BOP stack open prior to arrival of COMPANY’s representative on the Drilling Unit

(e)        All lights on all panels shall be tested and functional.

(f)         All functions shall be operated from the remote panels to confirm working order.

(g)        An Equipment Manufacturer’s Representative shall be made available on site if deemed necessary by the COMPANY Representative.

(h)        Any changes to the system after testing shall be reviewed prior to the change by the COMPANY Representative.

(i)         CONTRACTOR shall, at his cost, repair or replace items not meeting manufacturer’s specifications or wear tolerances.

(j)         Final test acceptance shall be on the date COMPANY’s Drilling Manager gives CONTRACTOR written notice that COMPANY is satisfied that the BOP and Control System meets all COMPANY requirements.

l.2    All such inspections required by COMPANY will be paid by COMPANY. A satisfactory result of these inspections shall be required prior to Drilling Unit acceptance.

1.3   Subject always to the provisions of Exhibit 3, COMPANY and CONTRACTOR agree to the following in relation to the BOP test: CONTRACTOR shall ensure adequate personnel resources are available to ensure timely execution of the BOP inspection.

Nothing contained within this ATTACHMENT A7 shall prejudice COMPANY’s rights contained elsewhere within the Agreement.

End of Attachment A7

EXHIBIT A8 TO EXHIBIT A

Attachment A8 to Exhibit A — Scope of Work

Offshore Drilling Contract

ENVIRONMENTAL, SAFETY, FIRE AND HEALTH SYSTEMS AUDIT AND INSPECTION

This exhibit is not applicable

EXHIBIT A9 TO EXHIBIT A

Attachment A9 to Exhibit A — Scope of Work

Offshore Drilling Contract

CONTRACTOR’S SAFETY MANAGEMENT SYSTEM

TO BE REVIEWED AND ADDRESSED BY THE PARTIES IN THE BRIDGING DOCUMENT

TABLE OF CONTENTS

Section	Contents

1.0	PURPOSE

2.0	SCOPE

3.0	REFERENCES

4.0	DEFINITIONS and ABBREVIATIONS

5.0	ORGANIZATION AND RESPONSIBILITIES

5.1	Purpose
5.2	Scope
5.3	Safety Organization and Responsibilities
5.4	Corporate Safety & Training Department
5.4.1	Corporate Safety & Training Manager
5.5	Line Management Responsibilities
5.6	Sub-Contractor Services
5.7	Client, Contractors and Third Party

6.0	EMPLOYEE SELECTION, COMPETENCY AND TRAINING

6.1	In-house Training and Orientation
6.1.1	Safety Induction and Orientation
6.1.2	Other Internal/In-House Training
• Safety Training Observation Program (STOP)
• Rig Site Safety Related Training
• On The Job Training (OJT)
• Newly Promoted Personnel
6.2	External Training/Seminar/Conferences (Mandatory and Recommended Training for Shore Based Management and all Rig Based Personnel are identified in a MATRIX form)
6.3	Records of Training
6.3.1	Rig Based
6.3.2	Shore Based (Rig Site)
6.4	Request for Training

6.4.1	Human Resources Department
6.4.2	Corporate Safety & Training Department
6.5	Evaluation and Review Process
6.5.1	Measuring Internal Training Performance
6.5.2	Measuring External Training Performance
6.5.3	Training Needs, Assessment and Review Process

7.0	DRUG AND ALCOHOL POLICY

7.1	Objectives
7.2	Policy Definitions
7.3	Application
7.4	Standards
7.5	Enforcement
7.6	Types of Drug Testing
7.6.1	Drugs To Be Tested For
7.6.2	Pre-Employment Testing
7.6.3	Random Testing
7.6.4	Post Accident/Incident Testing
7.6.5	Reasonable Cause Testing
7.6.6	Periodic Testing/U.S. Coast Guard
7.7	Notice of Disciplinary Action
7.8	Requirements of Testing Facilities
7.9	Acknowledgments

8.0	ENVIRONMENTAL IMPACT CONSIDERATIONS

9.0	RISK ASSESSMENT AND RISK MANAGEMENT

9.1	Objectives
9.2	Risk Acceptance
9.3	Risk Management Methods
9.3.1	Safety Programs (STOP, JSA, Meetings)
9.3.2	Maintenance Program
9.3.3	Formal Safety Assessment (FSA)
9.3.4	Assessment of Risk (HAZID and HAZOPS)
9.3.5	Hazard Register
9.3.6	Risk Acceptance Criteria
9.4	Follow-up Procedures

10.0	EMPLOYEE INVOLVEMENT

I0.1	Purpose
10.2	Scope
10.3	Employee Involvement Methods (Also refer to STOP in Section 9.3 Risk Management Methods)
10.3.1	Types of Safety Meetings: Pre-Tour Safety, Pre-Job, Weekly
10.3.2	Safety Recognition Programs: Quarterly and President’s Safety Award
10.4	Safety Initiatives

10.5	Rig Based Safety, Health & Environmental (SHE) Committee
10.6	Safety Alerts
10.7	Records

11.0	SAFE OPERATIONAL PROCEDURES

11.1	Basic Safety Rules
11.1.1	Introduction
11.1.2	Basic Safety Rules Brochure
11.2	General Safety Requirements
11.2.1	Basic Work Clothes/Attire
11.2.2	Personal Protective Equipment (PPE)
11.2.3	Eye Protection
11.2.4	Hand Protection
11.2.5	Hearing Protection
11.2.6	Respiratory Protection
11.2.7	Fall Protection Equipment
11.2.8	Housekeeping
11.2.9	Unguarded Opening
11.2.10	Work Over The Side
11.2.11	Electrical Safety
11.2.12	Radiation Safety
11.2.13	Ventilation
11.2.14	Lighting
11.2.15	Signs and Notices
11.2.16	Portable Gas Detection Equipment
11.3	Cranes and Lifting Equipment
11.3.1	Qualification
11.3.2	General Requirements
11.3.3	Lifting Equipment
11.3.4	Cranes
11.3.5	Air Winches
11.3.6	Fork Lifts
11.4	Welding and Cutting
11 4.1	General Precautions
11.4.2	Cylinder Stowage
11.5	Materials Handling
11.5.1	Manual Handling
11.5.2	Storage and Handling of Dangerous Materials
11.5.3	Hazardous Materials Communication Program
11.6	Safe Use of Equipment
11.6.1	Tools and Equipment
11.6.2	Pneumatic and Hydraulic Hoses
11.6.3	Safe Work Procedures
11.6.4	Guarding of Machinery and Moving Parts
11.6.5	Lock-Out and Tag-Out Procedures
11.7	Helicopter Operations
11.7.1	Responsibilities
11.7.2	Special Precautions

11.7.3	Passenger Procedures
11.7.4	Helideck Equipment
11.7.5	Helicopter Refueling Procedures and Guidelines
11.8	Off The Job Safety

12.0	EMERGENCY RESPONSE PROCEDURE
(Reference should also be made to Appendices Section and Emergency Response Plan - Rig and Area Specific)
12.1	Introduction
12.2	Emergency Escape Equipment and Procedures
12.3	Abnormal Pressure Situations
12.4	Abandonment of the Rig and Evacuation Procedures
12.4.1	Responsibility
12.4.2	Procedures for Abandonment of the Rig
12.5	Evacuation Procedures
12.6	Person Overboard
12.7	Medical Evacuation (Medivac)
12.8	Storm/Hurricane/Cyclone Encounter Procedures (Reference should also be made to Appendices Section and STORM Encounter Procedures Manual Area Specific)
12.9	Hydrogen Sulfide (H2S) Emergency (Reference should also be made to Appendices Section and H2S Emergency Manual - Area Specific)
12.10	Working In Potential H2S Environment
12.10.1	Description
12.10.2	Toxicity to Personnel
12.10.3	Rig Equipment and Personnel
12.10.4	Personnel Safety and Protection
12.10.5	Training Program
12.10.6	Personal Protective Equipment (PPE)
12.10.7	Equipment
12.11	Life Saving Appliances and Equipment
12.11.1	Lifeboat/Capsule
12.11.2	Lifeboat Launching Equipment (Davits)
12.11.3	Inflatable Life Rafts
12.11.4	Means of Embarkation
12.11.5	Life Jacket/Preserver (PFD)
12.11.6	Work Vest (PFD)
12.11.7	Life Ring Buoys
12.11.8	Line Throwing Appliances
12.11.9	Distress Signals
12.11.10	Self Contained Breathing Apparatus
12.11.11	Combustible Gas/Oxygen Detector (‘sniffer’)
12.12	Fire Protection and Prevention
12.12.1	Equipment
12.12.2	Fire Drills/Other Emergency Drills
12.12.3	Emergency Response Team

13.0	ACCIDENT/Incident Evaluation AND REPORTING

13.1	Objectives
13.2	Scope
13.3	Reporting Requirements
13.4	Forms and Reporting
13.5	Incident Evaluation
13.5.1	All Incidents
13.5.2	Lost Time Incident and Medical Treatment Cases
13.5.3	Fatalities
13.5.4	Special Accident Investigation (Catastrophic Occurrence)
13.6	Monthly Safety Reports
13.7	Safety Statistics

14.0	MANAGEMENT OF CHANGE

15.0	OCCUPATIONAL HEALTH & HYGIENE

15.1	Purpose
15.2	Scope
15.3	Types Of Occupational Health Hazards
15.4	Occupational Health Hazard Control Methods
15.5	Hygiene and Living Quarters
15.6	Hospital/Medical Treatment Room
15.6.1	General Requirements
15.6.2	Medic Qualification
15.6.3	Medication
15.6.4	First Aid and Medical Equipment
15.6.5	Hospital
15.6.6	Weekly Inspection
15.7	Rehabilitation of Injured Personnel

16.0	PERMIT TO WORK SYSTEM

16.1	Purpose
16.2	Scope
16.3	Description
16.4	Glossary of Terms
16.5	Authority Levels and Responsibilities
16.6	Work Requiring Permit
16.7	Types of Permits and Forms
16.8	Procedures
16.9	Administration
16.10	Isolation Procedures
16.11	Training/Retraining or Review Requirements
16.12	Audit & Review

17.0	Safety AUDIT, Inspection AND REVIEW

17.1	Objectives
17.2	Scope

17.3	Safety Audit, Inspection and Survey Procedures
17.3.1	Type of Safety Audit and Inspection
17.3.2	Approach
17.3.3	Audit Structure
17.3.4	Reporting
17.3.5	Interview Techniques
17.3.6	Audit/Inspection Review and Correction
17.4	Selection Criteria For Auditor/Inspector/Surveyor
17.4.1	Recommended Internal Auditor/Inspector’s Qualification
17.4.2	Recommended External Organization Auditor/Inspector/Surveyor
17.5	Special Instructions

18.0	Security

18.1	Purpose
18.2	Scope
18.3	Security Planning
18.3.1	Methodology
18.3.2	Security Plans
18.4	Responsibilities
18.4.1	Security Committee
18.4.2	Manager of Safety, Health, Environment and Security
18.4.3	Operations Manager
18.4.4	References
18.5	Definitions
18.6	Training And Guidance
18.6.1	Corporate Office
18.6.2	Shore Based
18.6.3	Rig Based
18.7	Audit And Inspection
18.7.1	Monthly
18.7.2	Annual
18.7.3	As Required
18.8	Reporting

19.0	Dropped Objects Prevention System (DROPS)

19.1	Purpose
19.2	Objectives
19.3	Responsibilities
19.4	Reference
19.5	Zone Assignments
19.6	Reduce the Incidents of Dropped Objects through these Measures
19.7	Implement a DROPS Action Plan
19.8	Review of Inspection Check Sheets
19.9	Frequency of Inspections by Rig Crews
19.10	Control of Temporary Equipment
19.11	Continuous Improvement
19.12	Records

19.13	Audit
19.14	Drops Register
19.15	Tools / Equipment in Derrick Log Sheet

APPENDICES

A	Safety Training Observation Program (STOP)
B	Off The Job Safety (OTJS)
C	Job Safety Analysis
D	Safety Duties and Responsibilities of Shore Based Management and Rig Crew
E	Storage & Handling of Hazardous Materials and Associated Instruments or Equipment
F	Hazard Identification (HAZID) Procedures
G	Guidelines For Hazard Operability Study (HAZOP)
H	Emergency Response Plan
I	Tropical Rotating Storm Procedure
J	Hydrogen Sulfide (H2S) Guidelines and Procedures
K	Lifting Gear and Appliances Register Guidelines
L	Safe Work Procedures
M	Helicopter Refueling Procedures and Guidelines
N	Internal Company Safety Audit - Guidelines and Implementation
O	Permit To Work System - Training Program
P	Potable Water Treatment And Testing Procedure

EXHIBITS

A	Safety Organization Chart
B	Safety Orientation For New Hires
C	On Arrival Safety Briefing - Check List
D	Mandatory (M) and Recommended (R) External Training
E	Training Request Form
F	Consent Form (for Alcohol and Drug Screening)
G	Chain of Custody
H	Hazard Study Record Sheet
I	Hazid Action Sheet
J	Hazard Identification List
K	Hazid-Fire Risk Analysis
L	Hazard Register
M	Safety Instructions Meeting
N	SF-5 - Weekly Rig Safety Inspection Report
O	Quarterly Safety Award
P	Safety Notice
Q	Basic Safety Rules
R	SF-1 - Employer’s First Report of Incident
S	SF-2 - Surgeon’s Report
T	SF-3 - Employer’s Supplemental Report of Incident
U	SF-4 - Supervisor’s Incident Evaluation Report
V	SF-6 - Third Party Incident Notice

W	Monthly Safety Statistics Report
X	Permit To Work System (Hot Work)
Y	Permit To Work System (Cold Work)
Z	Confined Space Entry Certificate
AA	Isolation (Mechanical/Electrical) Certificate
BB	Crane Lifting - Check List
CC	Abrasive Blasting - Check List
DD	Fuel Oil Transfer - Check List
EE	Work Over The Side - Check List
FF	Pressure Testing - Check List
GG	Spray Painting - Check List
HH	OTJS (Off The Job Safety) - Home Fire Safety Checklist
II	OTJS - “Home Slip & Fall Safety” Checklist
JJ	Automobile Loss Notice
KK	STOP Breakdown by Category (Example 1)
LL	STOP Breakdown by Category (Example 2)
MM	Radio Silence Checklist
NN	Employee Computerized Maintenance, Purchasing And Inventory System Training And Orientation
OO	Corporate/Area Security Measures
PP	Shore Base/Rig Security Measures
QQ	Example Rig Security Plan
RR	Travel Security Guidelines

EXHIBIT A10 TO EXHIBIT A

Attachment A10 to Exhibit A — Scope of Work

Offshore Drilling Contract

APPLICATION FOR PERMIT TO OPERATE IN GHANA

Contractor is advised that, for the term of this Agreement and Work Order, Work shall be in compliance with the Laws of the Republic of Ghana, the Agreement and Ghana National Petroleum Corporation (GNPC) regulations, including but not limited to, the requirement to register and apply for permits from the Ghana National Petroleum Corporation (GNPC) before setting up in the Republic of Ghana, as set forth in the Guidelines for Setting Up Upstream Petroleum Service Companies in Ghana issued by the Ministry for Energy dated March 26, 2008.

A specimen “Application Form for Permit to Operate as Petroleum Service Company in Ghana” is attached in this Attachment A10 to Exhibit “A”.

For all information regarding application for this permit and to obtain the Guidelines noted above, please direct your inquiries to Thomas Manu, GNPC Director of Operations using both the following email addresses: t.manu@gnpcghana.com thmsmanu@yahoo.co.uk

Specimen Form

GHANA NATIONAL PETROLEUM CORPORATION

Application Form for Permit To Operate as
Petroleum Service Company in Ghana

PART ONE — Corporate Structure and Services

1.                                       Name of Applicant (as indicated in Certificate of Incorporation)

2.                                       Date and Place of Incorporation.

3.                                       Address of Registered Office

(Indicate street and postal address, telephone, facsimile numbers and email address)

4.                                       List all Companies or Individuals with shares in the applicant company. Please provide detailed addresses.

Percentage share in
Name of Shareholder	Address	the Company

5.                                       List Directors of the company (with detailed address)

Name of Director	occupation/profession	Address

6.                                       Give an outline of the corporate structure, including an explanatory diagram, if appropriate, showing parent, subsidiary and affiliate companies. (Annex 1)

7.                                       Please provide a description of the range of services you propose to offer in Ghana.

PART TWO                              Financial Capability and Technical Competency of Applicant

A. Financial Capability

1.               Provide Annual Reports or Audited Financial Reports for each of the last three years, if any. (Annex 2)

2.               Indicate sources where applicant intends raising funds for the operations in Ghana:

B. Management and Technical competencies

3.               Provide Organizational Chart indicating key management and technical staff. (Annex 3)

4.                       a.   Provide detailed information on the number of staff and their expertise.

b.   Indicate expertise to be sourced locally and internationally. (Annex 4)

5.               Indicate sources from which applicant proposes to obtain equipment and other facilities to support exploration and production activities. (Annex 5)

C. Details of Experience

6.               Describe company’s past oil industry experience, including locations and dates of significant activities or contracts. (Annex 6)

7.               In which countries do applicant, parent company and affiliates currently have oil industry activities or contracts? List of all current operations globally. For Ghana, please show the various contracts and subcontracts being undertaken and total capital investments made to date, if applicable. (Annex 7).

PART THREE — Plans and Programmes

Please provide the company’s business plan for Ghana for the next three (3) years. The plan should include:

(a)                                Employment Programme and Budget.

(b)                               Technology Transfer Programme and Budget

(c)                                Training Programme and Budget

(d)                               Social Development Programme and Budget

(e)                                Environmental Management Programme including Decommissioning

PART FOUR — Local Content

Please provide a description of the proportion of Ghanaian participation in respect of

(a)                                management,

(b)                               infrastructure investments,

(c)                                ownership,

(d)                               employment,

(e)                                value of services,

(f)                                  raw materials utilized,

(g)                               Ghanaian finished goods utilized and

(h)                               Ghanaian participation in procurement of imported goods as a share of your company’s activities in Ghana.

PART FIVE — Miscellaneous

Any other relevant information which applicant wishes to offer or further proposal which applicant seeks to make in relation to this application.

SUBMISSION OF APPLICATION

Completed application forms in triplicate together with a non-refundable permit fee of Two Thousand United States Dollars (US$2000.00) for foreign companies and One Thousand Ghana Cedis (ghc 1,000.00) for Ghanaian companies in the form of a Cheque or Banker’s Draft payable to the Ghana National Petroleum Corporation, at the following address:

The Managing Director

GHANA NATIONAL PETROLEUM CORPORATION

PRIVATE MAIL BAG

TEMA

GHANA

Telephone:	233 22 204726
Facsimile:	233 22 202854
Email:	info@gripcghana.com

EXHIBIT B

EXHIBIT B TO OFFSHORE DRILLING CONTRACT

INDEPENDENT CONTRACTOR HEALTH, ENVIRONMENTAL AND SAFETY
GUIDELINES

1.             RESPONSIBILITY FOR COMPLIANCE

1.1           Contractor shall comply (and ensure that all members of Contractor Group comply) with all applicable laws and these Independent Contractor Health, Environmental and Safety Guidelines (“Guidelines”) within the Area of Operations. These Guidelines are intended to promote a safe and healthful workplace where the Services are performed without incident and in an environmentally-sound manner.

1.2           These Guidelines are a minimum standard and are intended to supplement, not replace, Contractor’s safety program. Contractor may implement additional measures, as necessary, to assure workplace health, environmental and safety protection, and shall implement all additional measures required by law.

1.3           The requirement for Contractor to comply with these Guidelines does not alter Contractor’s status as an independent contractor, does not change the rights or obligations Contractor has as an independent contractor, and does not amend or restrict Contractor’s liabilities and indemnities provided in this Contract. All costs associated with compliance are included in the compensation provided for under this Contract, and Contractor has no right to claim any additional payment not specifically provided for in this Contract because of the requirement for compliance with these Guidelines.

1.4           Contractor shall communicate these Guidelines to its employees and to members of the Contractor’s Group prior to entering the Area of Operations. Contractor shall maintain written documentation of its actions undertaken to fulfill these responsibilities and maintain a copy of those written documentations on site.

1.5           Contractor shall provide Company with the name of its Contractor representative and those of Contractor Group who are responsible for health, environmental, safety and security protection in the Area of Operations.

1.6           Company or its representatives may inspect the performance of the Services in the Area of Operations at any time to determine compliance with these Guidelines and prescribe measures to Contractor to achieve compliance, Contractor or Contractor’s Group shall implement steps to achieve compliance with these Guidelines.

2.             HEALTH, ENVIRONMENTAL AND SAFETY WORK PLAN

2.1           On or before the Effective Date of the Contract, Company will advise Contractor whether a Health, Environmental and Safety Work Plan (“Plan”) is required, and if so, of the scope of the Plan. Contractor shall prepare the plan on or before the Effective Date of the Contract.

2.2           The Plan developed by Contractor shall describe the health, environmental and safety issues associated with the Services, and the mitigation measures required to address these issues before Contractor or Contractor Group enters the Area of Operations. Contractor shall ensure that the Plan is based on, and complies with applicable laws, decrees, codes, standards, administrative rules and regulations, relevant Company policy, processes and standards, these Guidelines and generally accepted good international industry practice for the industry in which the Services are to be provided. If an inconsistency or conflict exists between components of these laws, decrees, codes, standards, rules, regulations, policy, these Guidelines and practices, Contractor shall ensure that it complies with the most stringent to the extent that it is legal.

2.3           Contractor shall submit Contractor’s Plan to Company’s Representative for review. Company has the right, but not the obligation, to review Contractor’s Plan and either approve the Plan or return it to Contractor with notice of deficiencies. Contractor shall correct any deficiencies and resubmit the Plan for Company’s review. Contractor shall ensure that the Plan is accepted by Company before Contractor commences the Services. Company’s review of the Plan does not absolve Contractor of its responsibility to develop and implement a Plan that complies with applicable laws or these Guidelines.

3.             ENTRANCE TO PROPERTY

3.1           Before commencement of performance, Contractor shall inspect and confirm that the work site within the Area of Operations is safe and if not, promptly report any unsafe condition to Company. Without relieving Company of its obligation under Item 20l of Attachment A2 to Exhibit A Scope of Work, failure to promptly report an unsafe condition to Company precludes Contractor from asserting any defense or Claim against Company in reliance on an unsafe condition, which should have been observed during inspection.

3.2           Contractor shall comply (and ensure that all members of Contractor Group comply) with Company’s security requirements that Company communicates to Contractor during the performance of the Services.

3.3           Contractor shall ensure that only those employees or personnel of Contractor or Contractor Group having authorized business arising out of this Contract are allowed in the Area of Operations.

4.             MOTOR VEHICLE SAFETY

4.1           Contractor shall have or develop and implement (and ensure that all members of Contractor Group comply) with its own motor vehicle safety plan (“Motor Vehicle Safety Plan”) to promote safe practices relating to operation of motor vehicles and equipment (“vehicle”) used in performance of services within the Area of Operations, unless the Services provided do not require the operation of motor vehicles and equipment (“vehicle”). Company Representative may review this Motor Vehicle Safety Plan and, if required, Contractor shall implement improvements, such as a provision for defensive driving training.

4.2           Contractor shall comply (and ensure that all members of Contractor Group comply) with rules and regulations, including written instructions prescribed by Company and communicated to Contractor, relating to vehicle safety. These include observation of the posted speed limit, or if not posted, a safe speed with regard to existing conditions.

4.3           Contractor shall ensure that all vehicles are in safe operating condition and operators must be properly trained, qualified, licensed and/or certified. Contractor shall ensure that these vehicles are equipped with seat belts for driver and passengers and that operator and passengers use seat belts at all times.

4.4           Except as provided in this Section, the operator of a vehicle may not use a cellular telephone or any other communication device, in either hand-held or hands-free mode, while the vehicle is in motion. These telephones or communication devices may be left in an “on” position to alert drivers of an incoming call; however, calls must not be answered until the vehicles have been stopped in a safe location. This guideline does not apply to Contractor’s use of facility mobile equipment (e.g., forklifts, electric carts, fire trucks, etc.), dispatch or emergency response communications, or citizen band radios if previously approved to do so in writing by Company.

4.5           On or before the Effective Date of the Contract, Company will advise Contractor whether a driver monitoring system is required. If a driver monitoring system is required, Contractor shall have, or develop and implement such a system. Company may request review of the system’s monthly data and recommend measures to improve Contractor’s vehicular safety performance.

4.6           Contractor shall ensure that motorcycles are not used for performing the Services except if approved in writing by Company.

5.             SMOKING

5.1           Smoking is prohibited in all areas containing crude oil or fuel storage, gas processing and compression equipment and separation or treating equipment. Smoking is only permitted in designated, authorized areas.

5.2           Company has the right to order persons observed smoking in unauthorized areas to cease or to leave the Area of Operations.

5.3           Smoking is prohibited in Company-provided aircraft and vessels.

6.             PERMIT TO WORK

6.1           The “Permit to Work” (“PTW”) applies to work that requires a specific, permit to perform the work. PTW requires identification of job task hazards, evaluation of job task risks, specification for control measures to track performance and use of those control measures to prescribe improvements to performance. The purpose of PTW is to prescribe documented practices to manage and control risks associated with the particular work. Contractor shall submit its practice(s) for Company’s review. If Company determines that Company’s documented practices for substantially the same work are more stringent than Contractor’s documented practices, Company Representative may require Contractor to follow Company’s documented practices.

6.2           Prior to starting any non-routine, safety critical work or field activities, Contractor shall perform a Job Hazard Analysis (“JHA”). Contractor shall ensure that the JHA accomplishes all of the following:

(A)          Study and record each step of any non-routine, safety critical work or field activities.

(B)           Identify existing or potential equipment-, environmental- or action-generated job hazards.

(C)           Determine the best way to perform the job and mitigate or eliminate hazards and risks.

6.3           Prior to starting any non-routine, safety critical work or field activities, Contractor shall communicate the JHA to its employees and those members of Contractor’s Group who will perform the non-routine, safety critical work.

6.4           Before hot work operations are conducted, Contractor shall communicate to the Company that a hot work permit is required and shall develop, implement and comply with all conditions of any hot work permit.

6.5           Contractor shall develop, implement and comply with (and ensure that all members of Contractor Group comply with) written safe-entry procedures for any Services involving entry into confined spaces, limited access vessels or below grade pits.

6.6           Contractor shall develop, implement and comply with an energy isolation system (lock-out/tag-out) before any member of Contractor Group performs work on equipment or machinery.

7.             PRESSURE TESTING

7.1           Contractor shall ensure that its employees or Contractor Group do not test pipes or pressure vessels with or without compressed air, gas or service fluid, without Company’s prior written approval.

8.             EXPLOSIVES AND HAZARDOUS MATERIALS

8.1           If explosives are required in the performance of the Services, Contractor shall train its employees and provide Company with written notification regarding the proposed use, storage and handling of explosives prior to the start of the blasting. Further, Contractor shall ensure that its employees are qualified to perform this type of work.

8.2           Contractor shall notify and receive Company’s prior written approval before chemicals or hazardous substances are brought to the Area of Operations.

8.3           Contractor shall ensure that all hazardous substances used in the performance of the Services are handled, stored, transported, identified, documented and secured in a safe and environmentally-sound manner.

8.4           Contractor shall maintain (and ensure that all members of Contractor Group maintain) Material Safety Data Sheets or their equivalent (“MSDSs”) in the Area of Operations for all chemicals and other hazardous substances used in performance of the Services and perform all the Services consistent with instructions contained in these MSDSs.

9.             FIRE PROTECTION AND EMERGENCY RESPONSE

9.1           Contractor shall take (and ensure that all members of Contractor’s Group take) reasonable precautions to prevent fires. Contractor shall ensure that contaminated paper, rags, trash and other combustible are disposed of in safe containers in compliance with applicable laws and generally accepted prudent industry practice.

9.2           Contractor shall ensure that flammable liquids, such as, gasoline, kerosene and fuel oil, are transported and stored in industry-approved metal containers that are designed for these purposes. Contractor shall ensure that these liquids are stored away from possible sources of ignition.

9.3           Contractor shall make reasonable efforts to ensure that fire protection equipment is not tampered with. Contractor shall ensure that hydrants or main water valves are not opened or closed without Company’s written approval, except in the case of an emergency.

9.4           Contractor shall immediately report all leaks or other indications of gas escaping around piping, vessels or equipment to Company. Contractor shall cease (and ensure that all members of Contractor Group cease) all work in the area near the leak upon discovery of the hazard.

9.5           Contractor shall ensure that its employees use only non-toxic cleaning solvents with a high flash point (above 140oF or 60oC) for cleaning purposes.

9.6           Contractor shall ensure that its employees receive the fire protection, safety and other emergency training required under all applicable laws and these Guidelines.

9.7           Contractor shall provide its own fire protection equipment for the use of its employees and personnel of Contractor Group unless otherwise agreed by Company in writing.

9.8           Contractor shall shut down (and ensure that all members of Contractor Group shut down) internal combustion engines before refueling, except where the refueling point is sufficiently remote from the engine to allow safe refueling.

9.9           In case of fire or other emergency situation, Contractor shall immediately take (and ensure that all members of Contractor Group take) appropriate measures to protect the safety of personnel and to extinguish the fire or otherwise handle the emergency situation even where the cause is unrelated to the Services. The first priority must be the safety of all personnel. Contractor shall notify Company Representative about the fire or other emergency immediately, but not later than the period of time after discovering the emergency incident permitted under the Plan.

9.10         Contractor shall shut down (and ensure that all members of Contractor Group shut down) and remove all equipment from the area in and around the fire and other emergency situation to the extent possible.

9.11         Use of motors, compressors, pumps and other equipment inside tank dike areas by Contractor is permitted only in accordance with Company procedures.

9.12         Contractor shall ensure that “strike anywhere” matches and plastic disposable lighters are not carried or used in hazardous areas. Safety matches are preferred, but facility or work site rules apply and control in case of conflict.

10.                               MEDICAL AID

10.1         Contractor shall provide first aid personnel, equipment and supplies for its employees and personnel of Contractor Group unless otherwise agreed by Company in writing.

11.                               PERSONAL PROTECTIVE EQUIPMENT

11.1         Personal protective equipment must be provided by Contractor for its employees and personnel of Contractor Group if required by applicable laws, decrees, codes, standards, administrative rules and regulations, relevant Company policy or generally accepted good international industry practice for the industry in which the Services are to be provided. Contractor shall provide this equipment at its own cost unless otherwise agreed by Company in writing. Contractor’s employees must wear (and ensure that all members of Contractor Group wear) this equipment within the Area of Operations, as required

11.2         All personal protective equipment must be used and maintained by Contractor in compliance with applicable laws and manufacturer’s instructions.

11.3         Contractor shall provide fall protection rescue equipment and personnel trained in its use, if performing work that requires fall protection equipment. This should also include high angle rescue training and associated equipment.

12.                               HOUSEKEEPING

12.1         Contractor shall maintain good housekeeping at all times and keep all work sites clean and free from obstructions. Contractor shall mark and identify all tripping hazards.

12.2         Contractor shall keep (and ensure that members of Contractor Group keep) the access to emergency exits clear at all times.

12.3         Contractor shall ensure that all ditches, holes, excavations, overhead work and other impediments connected with the Services are properly barricaded, and are provided warning signs or lights where necessary.

13.                               INCIDENT AND SAFETY REPORTING

13.1                         Contractor shall report all on-the-job accidents or injuries arising from the Services to the proper governmental authorities, where required., and to Company Representative. Contractor shall also report all theft or other incidents of a criminal or security nature, such as, a hijacking or assault. Contractor shall complete and provide Company with a copy of every accident and incident report involving personnel injury or property damage that is filed with Contractor’s (or any member of Contractor Group’s) insurance company or representative or that are reportable under OSHA’s recordkeeping regulations (or their equivalent in the Area of Operations).

13.2                         Contractor shall maintain and file (and ensure that all members of Contractor Group maintain and file) accident and incident reports required under this Contract or as required by applicable laws, decree, codes, administrative rules, these Guidelines and regulations, and furnish copies to Company.

13.3                         Contractor shall immediately and verbally report all accidents and incidents to Company and confirm the report in writing within the time limit specified by Company in the Plan. This includes fatalities, injuries, fires, spills, motor vehicle accidents, damage to Company property and other reports required in this Contract.

13.4                         Contractor shall immediately and verbally report all accidents and incidents to Company-arising from the Services that affect health, the environment and safety (including spills) and confirm the report in writing within the time limit specified by Company in the Plan. These reports must be delivered to Company Representative on a monthly basis unless otherwise specified by Company in the Plan.

13.5                         If required by Company Representative, Contractor shall also prepare monthly reports regarding total hours worked , number and type of incidents that occurred during the report period or other statistic required by Company. Contractor shall deliver these reports to Company Representative by a specified date each month.

14.                               BEHAVIOR-BASED SAFETY

14.1                         Contractor shall develop, implement and comply with (and ensure that all members of Contractor Group implement) a behavior-based safety process (“BBS”) to provide for observation and feedback on employee behaviors and to track and analyze these observations in an effort to identify and implement actions for improvement. BBS is intended to prevent injury and incident through reduction of at-risk behaviors in the workplace.

15.                               ENVIRONMENTAL PROTECTION

15.1                         Contractor shall prevent (and ensure that all members of Contractor Group prevent) spills or other releases of oil or chemical substances during the performance of Services. Contractor shall develop, implement and comply with a pollution prevention plan. Company has the right, but not the obligation to review this pollution prevention plan.

15.2                         Contractor shall exercise (and ensure that all members of Contractor Group exercise) the necessary care to protect and preserve the environment, including flora, fauna and other natural resources or assets at any location where the Services are performed. Contractor shall mitigate (and ensure that all members of Contractor’s Group mitigate) adverse impacts to the environment. This includes proper disposal of all hazardous and non-hazardous wastes such as oil, chemicals, sewage and garbage. Contractor shall comply with any environmental practices specified by Company and included as a condition of this Contract. In the event Contractor discovers or is notified of 1) any condition or situation on, in or around the Area of Operations which may constitute a release of Hazardous Substances or a violation of any law, or 2) any threatened or actual lien, action or notice that the Area of Operation is not in compliance with any law, the party discovering the condition shall immediately notify the Company. Contractor shall then immediately take reasonable measures to remediate the conditions and notify any other appropriate governmental authorities.

15.3                         Contractor shall assess the environmental hazards of materials and supplies used in conjunction with the Services and provided by the Contractor under Attachment A2 to Exhibit A – Scope of Work and substitute materials presenting less risk whenever possible. Contractor shall not use the following materials, as well as any other materials specified by Company, in the Area of Operations without Company’s written approval:

(A)                              Polychlorinated Biphenyls (PCBs).

(B)                                Asbestos.

(C)                                Chlorinated solvents and thinners,

(D)                               Halon and other chlorinated fluorocarbons.

15.4                         Contractor shall use only properly grounded above-ground steel tanks for fuel storage. Contractor shall not use bladder, fiberglass, plastic and other types of fuel storage tanks without Company’s written approval. Contractor shall ensure that loading and drainage connections to fuel storage tanks are either plugged or locked in the closed position when not in use, and equipped with self-closing (“dead-man’s valve”) fuel dispensing nozzles.

15.5                         Contractor shall ensure that all offshore, above-ground fuel, oil and chemical storage tanks used in connection with the Services have a secondary containment mechanism with a minimum capacity equal to 110% of the capacity of the largest single tank. Secondary containment impounds may have a drain connection for removal of storm water if the drain discharge is normally plugged or equipped with a valve that is generally locked closed.

15.6                         Contractor shall ensure that its employees do not hunt, disturb or capture native birds, fish or other animals. Contractor may allow its employees to fish at certain times and in certain places in the Area of Operations if permitted by local regulations in the Area of Operations.

15.7                         Contractor shall ensure that trees and vegetation are not removed to an extent greater than is necessary to perform the Services. Contractor shall ensure that topsoil is stockpiled for subsequent use in site restoration unless Company provides in writing for an alternative course of action.

15.8                         Contractor shall ensure that fossils and antiquities found at work sites are protected from damage or disturbance. Contractor shall report the location of these fossils and antiquities to Company and suspend work at that location pending further instructions from Company. Contractor is not entitled to compensation for the period of the suspension but Company shall reimburse Contractor for all of the following expenses of Contractor which are actual, direct and non-recoverable:

(A)                    Expenses incurred by Contractor as a consequence of the suspension which are reasonably necessitated by the suspension.

(B)                      Expenses otherwise incurred by Contractor during the period of the suspension which Contractor could not reasonably have avoided in order to be able to recommence performance of the Services upon the suspension being lifted.

15.9                         Contractor and its subcontractors shall keep a reasonable degree of order by properly disposing of accumulated rubbish and waste materials. Contractor and its subcontractors shall start site cleanup and remediation immediately upon completion of Work at that site.

15.10                 Contractor and its subcontractors shall not discharge oil, solvents chemicals, etc. to water bodies or unto land.

16.                               SHORT SERVICE EMPLOYEE PROGRAM

16.1                         A short service employee (“SSE”) is an individual who has been employed by Contractor or subcontractor for less than six (6) months or has been in a like job by Contractor for less than six (6) months. No one person crew may be staffed by an SSE. Only one SSE is allowed on a 2-4 person crew and on crews of five (5) persons or more no more than twenty percent (20%) may be SSE’s. Contractor shall notify Company of any SSE’s on its crews. A qualified mentor must be assigned to each SSE to monitor the SSE’s job performance. Exceptions to the SSE policy may be made only with Company’s prior written approval.

16.2                         On or before the Commencement Date of the Contract, Company will advise Contractor whether a Short Service Employee (“SSE”) program is required. If required, Contractor shall prepare and implement its SSE program. This SSE program applies to those employees engaged by Contractor or any member of Contractor Group who have less than six months experience in the same job type.

16.3                         Minimum requirements of a SSE program include all of the following:

(A)                              SSE personnel shall be visibly identified.

(B)                                The number of SSEs in any work crew shall be limited to the extent possible.

(C)                                A list of any high-risk work activities or areas in which SSEs are not allowed to work.

17.                               STOP WORK AUTHORITY

17.1                         Stop Work Authority. Both Company and Contractor shall have the right to stop work at any time the work environment is imminently hazardous to persons, property or the environment. The Parts stopping the work shall immediately notify the other Party of the reasons for stopping the work. Contractor shall provide an estimate of when the work will resume. Contractor shall take all appropriate measures to abate the imminent hazard and limit the duration of the stop work and coordinate efforts with Company Representative to mitigate the effect of this stop work authority.

18.                               TRAINING

18.1                         Contractor shall ensure its employees are trained (and ensure that all members of Contractor’s Group are trained) in compliance with appropriate health, safety and environmental codes, standards, laws and regulations of all governmental or regulatory agencies having jurisdiction over the Services or the Area of Operations. Contractor shall ensure that this training also addresses potentially dangerous conditions, safe work practices and procedures, including safety training to ensure the proper use of any personal protection equipment required to perform the Services. At Company’s request, Contractor shall provide Company with a certification that training requirements are met and maintained.

18.2                         Prior to commencement of the Services, Contractor shall participate (and ensure that all members of Contractor Group participate) in a health, environmental and safety orientation with Company Representative.

19.                               MISCELLANEOUS

19.1                         Contractor shall secure (and ensure that all members of Contractor Group secure) compressed gas cylinders in place on a regular cart or chained to a support in an upright position. Contractor shall ensure that these cylinders are protected when not in use with protective valve caps. Furthermore, Contractor shall ensure that compressed oxygen and flammable gases are not stored together or near combustible materials, but stored in accordance with written instructions provided by Company or, if no instructions are provided, in accordance with generally accepted good international industry practice.

19.2                         Contractor shall ensure that no firearms, ammunition or deadly weapons are stored,brought upon or used in the Area of Operations except as may be authorized by Company (e.g., for security purposes to ensure protection of Contractor’s personnel and property).

19.3                         Contractor shall ensure that all of its safety equipment are properly maintained and in operable condition in accordance with manufacturer’s instructions, Company requirements and applicable laws.

19.4                        Contractor shall review the final or completed work site and undertake any remedial measures required to remove hazards and restore the work site in accordance with Company requirements.

20.                               WORKER RECOGNITION AND AWARD PROGRAM

20.1                         If required by Company, Contractor shall develop a Worker Recognition and Award (R&A) Program to recognize and positively reinforce workers who exhibit safe work behaviors and teams that have an effective culture of safety. The Worker R&A Program shall be agreed by Company before Work begins. During the Work, the Company’s and Contractor’s Representatives shall oversee the Worker R&A Program, with awards implementation by Contractor’s line managers, supervisors and safety inspectors. The program could include:

•                                        Recognition of workers for stopping unsafe work.

•                                        Recognition of workers for reporting unsafe conditions, unsafe acts, at-risk behaviors and near misses.

•                                        Recognition of workers for completing safety activities, such as safety audits, inspections and behavioral observations.

•                                        Recognition of work teams for excellent housekeeping in their Work Area(s) or for completing high-risk activities safety.

•                                        Instant small awards to be handed out frequently to positively reinforce workers who are observed working safely.

20.2                         The Worker R&A Program shall not provide incentives to the Contractor for meeting pre-determined safety milestones (i.e. safe hours worked) or for attaining a certain incident rate.

20.3                         Rewards shall be material or monetary, as appropriate. Public recognition and positive feedback shall also be included, as appropriate for the local culture.

END OF EXHIBIT B

EXHIBIT C

EXHIBIT C TO OFFSHORE DRILLING CONTRACT

DRUG, ALCOHOL AND SEARCH POLICY

1.                                      GENERAL POLICY

1.1.                            Compliance. Contractor and Subcontractors (“Subcontractor” means any Person who is engaged by Contractor or another Subcontractor to provide the Services (other than a person engaged as an employee), but does not include the vendor of Products to Contractor) shall comply with Company’s drug, alcohol, and search policy (“Policy”) set out in this Exhibit, except to the extent that compliance is penalized under the laws of the United States or violates applicable laws.

1.2.                            Policy, Program and Training. Contractor and Subcontractors shall have in place a written controlled substance and alcohol policy, an implementation program, and a training program, that meet or exceed the requirements provided in this Exhibit. When required by law, Contractor shall comply with U.S. Department of Transportation (DOT) procedures for transportation workplace drug and alcohol testing programs, 49 CFR Part 40, and applicable DOT rules and regulations (or their equivalent in the Area of Operations).

1.3.                            Notice to Personnel. Contractor shall provide a written notice (set out in Section 2 of this Exhibit) to all personnel of Contractor and Subcontractors Who will be engaged in performing the Services in the Area of Operations, prior to assigning them to work under this Contract. Each of those individuals must be specifically made aware of Company’s and Contractor’s right to search.

1.4.                            Search. Contractor shall have the right to perform reasonable, unannounced searches of the personnel of Contractor or Subcontractors at any time while they are in the Area of Operations, including searches of personal vehicles and personal effects which are in or entering into the Area of Operations.

1.5.                            Testing.     Contractor shall have the right to perform reasonable, unannounced controlled substance and alcohol tests on the personnel of Contractor or Subcontractors at any time while they are in the Area of Operations. If a test is positive, the individual must be removed from the Area of Operations or cease performance of the Services until reinstatement is permitted by Company. The individual shall be similarly treated if he/she refuses or fails to have a requested test. Individuals testing positive or refusing tests are subject to reinstatement upon the agreement of Company and Contractor Management Representatives.

1.6.                            Post-Accident Testing. Contractor shall conduct an immediate preliminary evaluation into the circumstances of all accidents, injuries, near misses and mishaps in the Area of Operations which arise out of this Contract or the performance of the Services. This evaluation must include a review of the conduct and behavior of affected individuals following any incident or near miss involving these individuals to determine whether personnel performance contributed to the incident. Alcohol and/or controlled substances test(s) must be required by Contractor when the evaluation reveals a reasonable cause to suspect the presence of alcohol or controlled substances.

1.7                               Training. At a minimum, Contractor’s and Subcontractors’ personnel (before arriving at the Area of Operations) shall receive training on all items listed in Sections 1.7A to 1.7D below and Contractor’s and Subcontractors’ supervisors shall receive training on all items listed in Sections 1.7A to 1.7E below:

A.                                 Company’s and Contractor’s controlled substances and alcohol policies.

B.                                   The effects and consequences of controlled substance and alcohol use on personal health, safety and the work environment.

C.                                   The details of Contractor’s employee assistance program, if any, and available treatment resources.

D.                                  The consequences of failing to comply with Contractor’s and Company’s policies.

E.                                    The physical, behavioral and performance indicators that may indicate controlled substance and alcohol use or abuse.

1.8                               Records. Contractor shall keep records of activities in compliance with this Exhibit. These records must be maintained for at least twenty-four months after termination or completion of this Contract.

2.                                      NOTICE TO CONTRACTOR’S EMPLOYEES

2.1.                            Company’s Drug, Alcohol, and Search Policy.

2.1.1.                   The use, possession, distribution, purchase or sale of any controlled substances or alcohol by Contractor or Subcontractors or their personnel is prohibited while within the Area of Operations.

2.1.2.                   The use (in any place) of any controlled substance or alcohol which causes or contributes to unacceptable job performance or unusual job behavior in the Area of Operations is prohibited. Being under the influence of alcohol while within the Area of Operations is prohibited.

2.2.                            Penalty for Violation. Contractor and Subcontractors and their personnel who enter the Area of Operations shall comply with this Policy. Any Person violating the Drug, Alcohol and Search Policy may be removed from the Area of Operations and may be denied future access. In addition, Company may suspend the Services as a result of violation of this Policy or, in the event that Contractor is unwilling or unable to remedy violation of this Policy by its personnel, Company may terminate this Contract. In appropriate cases, local law enforcement agencies may be advised of violations.

2.3.                            Searches and Testing. In support of this Policy, Company or Contractor may conduct or require searches and tests as follows:

2.3.1.                                                                     Searches. Unless prohibited by law, the following searches may be carried out:

2.3.1.1.          Company or Contractor may carry out reasonable searches of individuals and their personal effects and personal vehicles when entering the Area of Operations, while within the Area of Operations and when leaving the Area of Operations. These searches may be carried out at any time and without prior announcement.

2.3.1.2.          Entry by an individual into the Area of Operations constitutes consent to a search of the individual and his/her personal effects, including packages, briefcases, purses, lunch boxes and vehicle or any office, locker, closet or desk.

2.3.1.3.          An individual may elect to decline to cooperate; however, refusal to cooperate may result in the individual being removed from the Area of Operations and restricted or disqualified from performing the Services for Company.

2.3.2.                   Testing. Unless prohibited by applicable law, the following testing may be conducted:

2.3.2.1.          Company or Contractor may conduct or have conducted a controlled substance or alcohol test(s) on the personnel of Contractor or Subcontractors upon entering or while within the Area of Operations. This testing may be carried out at any time and without prior announcement.

2.3.2.2.          Prior written consent shall be obtained from any individual who is to be tested. A positive test or a failure to give written consent for a test or a substituted or adulterated test or a failure to take a requested test is cause for removal from the Area of Operations, and may result in the individual being restricted or disqualified from performing the Services for Company.

3.                                      DEFINITIONS

3.1.                            As used in this Exhibit, these terms have the following meanings:

3.1.1                      “Controlled substance” means:

3.1.1.1             Opiates, including heroin.

3.1.1.2             Hallucinogens, including marijuana, mescaline and peyote.

3.1.1.3             Cocaine.

3.1.1.4             PCP.

3.l.1.5                Prescription drugs, including amphetamines, benzodiazepines and barbiturates, which (a) are not obtained and used under a prescription lawfully issued to the Person possessing them or (b) have been prohibited by Company for use in the Area of Operations by any personnel or personnel performing specified functions.

3.1.1.6             Any other substance included in the U.S. Federal Controlled Substances Act or its regulations or that is otherwise unlawful to possess or sell under applicable law.

3.1.2                      “Controlled substance testing” means testing to detect the presence of controlled substances.

3.1.3                      Controlled substance or alcohol “test” means any collection and analysis using urine, breath or other samples to determine the presence of controlled substances or alcohol in the body.

3.1.4                      “Under the influence of alcohol” or a “positive alcohol test” means having a blood alcohol concentration (%BAC) of 0.04% or above.

3.1.5                      Those terms defined in Exhibit B – Independent Contractor Health, Environmental and Safety Guidelines have the same meaning in this Exhibit C Company’s Drug Alcohol and Search Policy.

END OF EXHIBIT C

EXHIBIT D

EXHIBIT D TO OFFSHORE DRILLING CONTRACT

COMPENSATION

Contractor shall be compensated by Company for the Services in accordance with the rates set forth in this Exhibit D Compensation for Services rendered and the Drilling Unit, personnel and all other items furnished by Contractor in conformance with this Contract. Daily rates shall be prorated on the basis of a twenty-four hour calendar day to the nearest one-half hour. No other payments shall be due by Company to Contractor other than those specifically provided for in this Contract. Section numbers and summarized descriptions are provided below for convenience; however, if a conflict exists between this Exhibit and the Contract, the body of the Contract prevails.

I.                                         MOBILIZATION AND DEMOBILIZATION FEES.

1.                             Mobilization Fee per Section 8.l (A): 90% of the Operating Rate during mobilization. It is noted that the costs of providing the following items are specifically excluded from the Mobilization Fee: towing/transport vessels, anchor handling vessels, safety standby vessel, fuel for all vessels and the Drilling Unit, and rig positioning services which shall be provided by Company.

2.                             Demobilization Fee per Section 8.1(H): 90% of the Operating Rate to a point one (1) nautical mile from the last well location of this Contract.  It is noted that the costs of providing the following items are specifically excluded from the Demobilization Fee: towing/transport vessels, anchor handling vessels, safety standby vessel, fuel for all vessels and the Drilling Unit, and rig positioning services which shall be provided by Company until Demobilization is complete.

II.                                     DRILLING SERVICES RATES.

1.                                       Operating Rate per Section 8.1 (B):

(a)          During Mobilization/Demobilization : US$511,000

(b)         During Operations in Equatorial Guinea : US$545,067

(c)          During Operations in Ghana : US$537,895

(d)         During Operations in other countries : US$511,000 plus
adjustments required by Contract (i.e., Sections 13 and 26)

2.                                      Moving Rate per Section 8.1(C): 90% of Operating Rate.

3.                                       Standby with Crews Rate per Section 8.1(D): 90% of Operating Rate

Sections 8.1(D) (1) (2) and (3): the first twenty-four consecutive hours, the Operating Rate shall apply. Thereafter the Standby with Crews Rate shall apply.

Section 8.1(D) (4), the Standby with Crews Rate applies without the first twenty-four consecutive hours of the Operating Rate.

4.                                       Extended Standby Rate per Section 8.1(E): 80% of Operating Rate

5.                                       Force Majeure Rate per Section 8.1(F): 90% of Operating Rate

•                                          First thirty (30) days: Stand-by with Crews Rate

•                                          After thirty (30) days, up to ninety (90) days: One-half of the Extended Standby Rate

•                                          After ninety (90) days: Zero Rate unless Contractor elects to terminate the Contract

6.                                       Redrill Rate per Section 8.1(G): 50% of Operating Rate

7.                                       Off Weather Rate per Section 8.1(K): 85% of the Operating Rate

8.                                       Variation of Service Rates per Section 8.3:

On the Commencement Date and subsequent one year anniversaries of the Commencement Date, the dayrates payable under the Agreement shall be subject to adjustment for cost increases incurred by Contractor, with the first calculated from the date of the Effective Date and subsequent calculations based on the anniversary date of the last calculation. Such cost increases must be documented by Contractor to the reasonable satisfaction of Company and shall include additional expenses incurred for payroll, payroll burden, insurance, travel costs and shorebase overhead. Additionally, twenty five percent (25%) of the Base Operating Rate of $511,000 shall be subject to annual adjustment, not to exceed 8% annually either upward or downward as the case may be, based on the Producer Price Index for Oil and Gas Field Machinery and Equipment (Series Id# pcu333132333132) (or, if such index is discontinued, a similar mutually agreeable inflation index) in effect for the month of the Commencement Date and on each successive one year anniversary date thereof for the duration of the Contract. For clarity, following the initial Operating Rate adjustment effective at the Commencement Date, each subsequent annual adjustment shall be made to the Operating Rate, as adjusted in the previous year.

III.                                 REIMBURSEMENTS TO CONTRACTOR.

I. Meals and Lodging for Additional Persons:

Per Section 9.5: The Service rates set forth in Part II above include meals and lodging limited to available space for all of Company Persons and all of Company’s other contractors’ personnel: $1,000 lump sum per day

IV.                                MISCELLANEOUS FINANCIAL PROVISIONS.

COMPANY’s address for submission of CONTRACTOR’s paper invoices, per Sec. 10.1(A):	CONTRACTOR’s banking information, per Sec. 10.2(E)(1):

c/o:	Intermediary Bank: Wachovia Bank, New York.
Kosmos Energy Ghana HC	SWIFT Code: PNBP US3NNYC
8401 N. Central Expressway, Suite 280	ABA Code: 026-005-092
Dallas, Texas 75225

Noble Energy EG Ltd.	For Credit: FirstCaribbean International Bank ((Cayman) Ltd.
100 Glenborough Drive, Suite 100	SWIFT Code: FCIB KYKY
Houston, Texas 77067	Account No.: 2000192002655

For Further Credit: ALPHA OFFSHORE DRILLING

Account No.: 7001850

Currency of Payment, per Sec. 10.2(E)(3):

United States Dollars

Payroll Burden per Sec. 1.1: Payroll Burden shall mean the following percentage of the straight time salary of each of Contractor’s employees: 40%

END OF EXHIBIT D

EXHIBIT E

RIG SHARING AGREEMENT
(“ATWOOD HUNTER”)

This Rig Sharing Agreement (“Contract”) dated as of                             2008 is made by and between Kosmos Energy Ghana HC a company, with offices at Clifton House, 75 Fort Street, George Town, Grand Cayman, Cayman Islands (“Kosmos”); Noble Energy EG Ltd., a company with offices at 100 Glenborough Drive, Suite 100, Houston, Texas 77067 (“Noble”) and Alpha Offshore Drilling Services Company, a Cayman Islands company, with its registered office located at M&C Corporate Services Ltd., P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (“Contractor”). These parties may also be referred to individually as “Party” or collectively as “Parties”.

Whereas, the Parties have entered into that certain Offshore Drilling Contract between Kosmos Energy Ghana HC and Noble Energy EG Ltd. and Alpha Offshore Drilling Services Company dated June        ,2008 (“Drilling Contract”);

Whereas, Kosmos and Noble have agreed to share the use of the Drilling Unit as specified in the Drilling Contract.

Now therefore, the Parties, for and in consideration of the mutual obligations, undertakings, premises and covenants herein contained do hereby agree as follows:

ARTICLE I – DEFINITIONS

1.1                                 Capitalized Terms. Any capitalized term not specifically defined in this agreement shall have the same meaning as in the Drilling Contract.

1.2                                 Reference to Sections. References to sections in this agreement shall be understood to be Sections of the Drilling Contract.

ARTICLE II – RIG SHARING PROCEDURES

2.1.                              Noble Affiliate Well(s) In Israel; Possible Adjustment of Initial Operating Term. The Parties acknowledge that Contractor (or its Affiliate) and Noble’s Affiliate, Noble Energy Mediterranean Ltd. (“Noble Med”) have entered into that certain drilling contract for one or two wells offshore Israel dated                                           , 2008 (“EMed Contract”). The E.Med Contract allows Noble Med to mobilize the Drilling Unit, drill and test one well (with an option to drill, but not test, a second well) in the Eastern Mediterranean. For purposes of determining the Operating Term of the Drilling Contract, the E.Med Contract has been allocated an estimated period of 166 days. To the extent that the actual total number of days used by Noble Med (including mobilization and operating) under the E.Med Contract is less or greater than 166 days, the days allocated to Noble under the Drilling Contract, and thus the initial Operating Term, shall be adjusted accordingly. Notwithstanding the foregoing, Kosmos and Contractor agree that Noble Med’s use of the Drilling Unit under the E.Med Contract may take more than 166 days, and the Parties currently estimate that all possible operations might take a total of approximately 202 days. In any event, if the number of days is less or greater than 166 days, the Operating Term of the Drilling Contract shall be adjusted accordingly, and any increase or reduction in Noble’s days shall occur in the drilling segment described in Section 3.2(A)(4) of the Drilling Contract.

2.2                                 Mobilization from Noble Affiliate Well(s) In Israel; Possible Adjustment of Initial Operating Term. The Mobilization under the Drilling Contract from Israel to the Mauritania Line is estimated to take 35 days (and the cost is allocated under the Drilling Contract two-thirds to Noble and one-third to Kosmos), and the Mobilization from the Mauritania Line to one mile from Kosmos’ first well location in Ghana is estimated to take 20 days (and the cost is allocated under the Drilling Contract one-half each to Noble and Kosmos). To the extent that the actual Mobilization days are less or greater than the estimated days, the days shall he adjusted and allocated to Noble or Kosmos in the same proportion as cost has been allocated under the Drilling Contract (2/3 Noble and 1/3 Kosmos from Israel to the Mauritania Line and 50/50 from the Mauritania Line to Kosmos’ first well location in Ghana), and the initial Operating Term shall be adjusted accordingly.

2.3                                 Limits On Spudding A Well At The End of Each Segment. Neither Kosmos nor Noble may spud a well during the time allotted to it in a time segment under Section 3.2(A) if the number of days left in that time segment is less than 30 days. Noble and Kosmos shall agree on such modifications of the time segments allotted to each in Section 3.2(A)(4) (for Noble) and Section 3.2(A)(5) (for Kosmos) as will fairly and equitably distribute any unused days or excess days from any earlier segment. That agreement shall be communicated to Contractor at least 30 days prior to expiration of each segment described at Section 3.2(A)(4) and Section 3.2(A)(5) or as may he otherwise agreed between Kosmos and Noble.

2.4                                 Beginning of First Time Segment. The segment or time described in Section 3.2(A)(1) of the Drilling Contract shall begin when the Drilling Unit is one nautical mile from the first Kosmos well location to be drilled during that segment.

2.5                                 End of Each Time Segment. Each time segment described in Section 3.2(A)(1) through (5) of the Drilling Contract shall end after (i) the Drilling Unit has finished drilling the last well to be drilled during that time segment, (ii) the last anchor has been bolstered; and (iii) the Drilling Unit is underway and one nautical mile away from the location of the last well drilled during that segment.

2.6                                 Beginning of Each Time Segment After the First. The time segments described in section 3.2(A)(2) through (5) of the Drilling Contract shall begin at the same time as the prior segment ends as described in Article 2.5 above.

2.7                                 Designation of First Well Location For Each Time Segment. No later than 30 days before termination of drilling operations on the last well drill during each time segment under Section 3.2(A), the Party allotted the time under the next time segment shall notify the Contractor in writing of the location or the first well to be drilled during that next time segment. The notice shall specify Lat/Long coordinates.

2.8                                 Consumables. At the end of each time segment as provided in Article 2.5, Noble and Kosmos shall jointly take a written inventory and record it on the IADC report of all materials and supplies ordinarily considered as expendable or consumable in the well operations. The Party next receiving the Drilling Unit shall pay the other Party at cost for all expendables and/or consumables identified in the inventory. It is provided, however, that the Party receiving the Drilling Unit shall have the right to reject any expendables and/or consumables. Those items will then be removed from the Drilling Unit by the Party transferring the Drilling Unit unless otherwise agreed.

2.9                                 Failure To Receive Drilling Unit. If Noble or Kosmos is unable to utilize or to assign its allotted time segment, that Party shall be required to make all payments to Contractor pursuant to the Drilling Contract until the other takes possession of the Rig for its assigned time segment.

ARTICLE III – THIRD PARTY SERVICES

3.1                                 List of Third Party Service Providers. At least 30 days prior to Commencement Date, Noble and Kosmos will agree on a list of third party service providers to be contracted by Noble and Kosmos for services on the Drilling Unit during the Operating Term of the Drilling Contract. Noble and Kosmos shall work together to identify and contract such services to minimize changeover of such personnel and services at the end of each time segment.

ARTICLE IV – RIGHTS AND DUTIES AND INDEMNITIES

4.1                                 Rights and Obligations Before The First Time Segment Begins. From Commencement Date until the first time segment provided for in Section 3.2(A)(1) begins as provided in Article 2.1 above, the rights and duties of Noble and Kosmos shall be as provided in the Drilling Contract.

4.2                                 Rights and Duties Between Noble and Kosmos During Operating Term. The rights and obligations of Noble and Kosmos during the Operating Term under the Drilling Contract shall enure to the benefit of and be binding upon each of Kosmos and Noble based upon the time allotted to each as identified in Articles 2.3, 2.4, 2.5 and 2.6 hereof. The liability of Kosmos and Noble, respectively, to Contractor under the Contract shall be several and not joint with respect to the days included in each time segment.

4.3                                 Indemnities During Each Time Segment. Each of Noble and Kosmos shall indemnify and hold the other harmless from any and all liability, cost, damage or expense owed by the indemnifying Party under the Drilling Contract during the time segments allotted to each from the time a segment begins until it ends as provided in Article II above. During that time, Company shall be deemed to be either Noble or Kosmos depending upon which of those two Parties has been allotted the time segment. Contractor shall not look to one Party for any obligation or liability arising under the Drilling Contract during a time segment allotted to the other Party.

ARTICLE V – EFFECT OF EARLY CONTRACT TERMINATION

5.1                                 Termination of the Drilling Contract Before the First Time Segment. Any termination rights of Company under the Drilling Contract before the first time segment described in Section 3.2(A)(1) begins shall be exercised by Noble and Kosmos only upon unanimous agreement between those parties. In such event, the terms of the Drilling Contract shall apply to each in proportion to the number of days allotted to each during the remainder of the Drilling Contract; to the extent that termination occurs before the first segment begins under Section 3.2(A)(1), the allocation of any remaining mobilization days shall be in proportion to the percentages applicable to Noble and Kosmos in Section 2.4 of the Drilling Contract.

5.2                                 Termination of the  Drilling Contract After the First Time Segment  Begins. Any termination of the Drilling Contract by either Noble or Kosmos during a time segment in which either is using the Drilling Unit shall not affect the rights of the other to use the Drilling Unit for the next time segment except that all remaining time segments of that Party under the Drilling Contract shall be consolidated into one continuous segment from the date of termination. To the extent the non-terminating Company reasonably requires additional time to get ready to commence operations prior to commencement of its next scheduled segment, the terminating Company shall pay Standby With Crews Rate until the non-terminating Company is ready to commence operations. . It is provided, however, that neither Noble nor Kosmos shall terminate the Drilling Contract for convenience during a time segment in which either is using the Drilling Unit except upon agreement by both such Parties.

5.3                                 Termination of the Drilling Contract  By Contractor. If the Contractor terminates the Drilling Contract during any time segment, the Drilling Contract shall continue as to the Party entitled to use the Drilling Unit in the next time segment except that all remaining time segments of that Party under the Drilling Contract shall be consolidated into one continuous segment from the date of termination. To the extent the non-terminated Company reasonably requires additional time to get ready to commence operations prior to commencement of its next scheduled segment, the terminated Company shall pay Standby With Crews Rate until the non-terminated Company is ready to commence operations.

5.4                                 Notice of Disputes. Noble and Kosmos shall promptly notify each other of any dispute either may have with the Contractor during any time segment under the Drilling Contract as soon as possible after the occurrence of the dispute.

ARTICLE VI – INSPECTION OF DRILLING UNIT

6.1                                 Prior to Commencement of Services. Prior to the Commencement Date, Noble and Kosmos will share the cost of inspection of the Drilling Unit by a third party on the basis of 50% each.

ARTICLE VII – ASSIGNMENT

7.1                                 Assignment of the Drilling Contract Subject To This Agreement. Any assignment of the Drilling Contract shall be made subject to this agreement. Any assignment of the Drilling Contract without being subject to this agreement shall be null and void.

7.2                                 Assignment of This Agreement. This agreement may be assigned on the same basis as provided in the Drilling Contract for assignment of that agreement subject to Article 7.1 above.

ARTICLE VIII - INSURANCE

8.1                                 No Additional Insurance. None of the Parties shall be required to carry insurance for purposes of this agreement. The Parties, however, shall maintain the insurance coverage provided for under the Drilling Contract.

ARTICLE IX - TERM

9.1                                 Concurrent Terms. The term of this agreement shall run concurrently with the duration of the Drilling Contract.

9.2                                 Early Termination. No Party shall have the right to terminate this agreement before termination of the Drilling Contract.

ARTICLE X - GOVERNING LAW AND DISPUTE RESOLUTION

10.1                           Reference to Drilling Contract. The governing law and dispute resolution provisions of the Drilling Contract shall apply to this agreement.

ARTICLE XI - CONFIDENTIALITY

11.1                           Undertaking. Noble and Kosmos each undertake to keep confidential all information received from the other regarding the activities performed within this agreement and under the Drilling Contract (“Confidential Information”).

11.2                           Exclusion. For purposes of this Agreement, Confidential Information shall not include any information that:

(A)                              corresponds in substance to information developed by either such Party prior to receipt of Confidential Information under this agreement; or

(B)                                is public information generally known on a non-confidential basis in the petroleum industry;

(C)                                corresponds in substance to information legally furnished to either such Party before, during or after entering into this agreement by others as a matter of right without restriction on disclosure; or

(D)                               disclosure of the Confidential Information is required pursuant to an order of a court, government instrumentality, or securities exchange, properly exercising jurisdiction over the matter.

11.3                           Duration of Confidentiality Obligation. The obligation to keep information confidential in accordance with the terms of this article shall continue for two years after expiration of the term of this agreement.

ARTICLE XII - GENERAL PROVISIONS

12.1                           No Waiver. No waiver by a Party of any one or more breaches of this agreement by any other Party shall operate or be construed as a waiver of any future default or defaults by the same Party. No Party shall be deemed to have waived, released, or modified any of its rights under this agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such rights.

12.2                           Modification. This agreement may not be modified except by written consent of the Parties.

12.3                           Headings. The topical headings used in this agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this agreement relating to any topic are to be found in any particular article or provision.

12.4                           Singular and Plural. Reference to the singular includes a reference to the plural and vice versa.

12.5                           Counterpart Execution. This agreement may be executed in counterparts and each counterpart shall be deemed an original agreement for all purposes; provided that neither Party shall be bound to this agreement until both parties have executed a counterpart.

12.6                           Entirety. This agreement, along with the Drilling Contract, comprises the full and complete agreement of the Parties regarding the subject matter hereof and supersedes and cancels all prior communications, understandings, and agreements between the Parties whether written or oral, expressed or implied.

12.7                           No Third Party Beneficiaries. Except as otherwise provided in the Drilling Contract, the interpretation of this agreement shall exclude any rights under legislative provisions conferring rights under a contract to persons not a party to that contract.

ARTICLE XIII - NOTICES

13.1                           All notices authorized or required between the Parties by any of the provisions of this agreement shall be in writing, properly addressed to the other Party as shown below, and delivered in person, by courier, or by facsimile transmission. Oral communication and e-mails do not constitute notice for purposes of this agreement. A notice given under any provision of this agreement shall be deemed delivered only when received by the Party to whom the notice is directed. “Received” for purposes of this article means actual delivery of the notice to the address or facsimile address of the Party shown below.

13.2         Addresses:

Kosmos Energy Ghana HC

c/o Kosmos Energy Inc.

8401 N. Central Expressway, Suite 280

Dallas, Texas 75225

Attention: Marvin Garrett

Facsimile: 214-363-9024

Noble Energy EG Ltd.

c/o Noble Energy Inc.

100 Glenborough Drive, Suite 100

Houston, Texas 77067-3610

Attention: Ron Jordan

Facsimile: 281-872-2511

Alpha Offshore Drilling Services Company

332A-11C, 11th Floor, Plaza Ampang City

Jalan Ampang

50450 Kuala Lumpur, MALAYSIA

Attention: Tony Dyne

Facsimile: 603-4257-9208

With copies to:

Atwood Oceanics, Inc.

Attention: Glen P. Kelley

15835 Park Ten Place Drive

Houston, Texas 77084

Facsimile: 281-578-3253

IN WITNESS WHEREOF, the authorized representatives of the Parties hereto have executed this agreement effective on the day and year first above written.

Kosmos Energy Ghana HC

By

Noble Energy EG Ltd.

By
David L. Stover
Executive Vice President and COO

Alpha Offshore Drilling Services Company

By	/s/ Anthony H. Dyne
Anthony H. Dyne
Director

EXHIBIT E TO OFFSHORE DRILLING CONTRACT

RIG SHARING AGREEMENT

(CHART)

EXHIBIT F

EXHIBIT F TO OFFSHORE DRILLING CONTRACT KOSMOS INVOICING PROCEDURE

1.             All original invoices shall be addressed as follows:

Kosmos Energy Ghana HC

C/o Kosmos Energy, LLC

Attn: Accounts Payable

8401 N. Central Expressway, Suite 280

Dallas, Texas 75225 USA

2.             In addition to Contractor’s other requirements, invoices must contain the following information and be submitted with all supporting documentation. Invoices may NOT be submitted in electronic form, specifically not email or facsimile, only original invoices with original signatures shall be accepted.

a)                                      Contractor’s name, address, contact phone and fax numbers;

b)            Sequential invoice numbering system, commensurate with Contractor’s needs;

c)             Invoice Date;

d)            Reference: Ghana;

e)             Contract No.          , dated the          day, of          , 2007;

f)             Work Order No.

3.             All invoices must be in U.S. dollars (USS) and have a clear breakdown of Goods and Services.  The Contractor shall issue separate invoices in respect of Work performed in Ghana or Ghanaian territorial waters and Work performed outside of Ghana. The invoice shall contain one of the following statements identifying the appropriate tax requirement:

a)             For Work performed outside Ghana, the following wording must appear on the invoice:

“Work rendered outside Ghana, not taxable.”

b)            For Work performed inside Ghana:

“This invoice relates to Work performed in Ghana and is subject to withholding tax to be withheld by Kosmos.”

NOTE 1: Company, as required under the terms of the petroleum agreement governing the West Cape Three Points Block, shall withhold 5% of the value of invoiced goods and services rendered within the Republic of Ghana including its territorial waters. For all goods and services provided from outside the Republic of Ghana no withholding tax shall be withheld.

NOTE 2: Company is exempt from Value Added Tax (VAT) in its operations and will provide certificate to this effect upon request of Contractor. VAT should not therefore appear on invoices submitted to Company under the provisions of the present Invoicing Procedure (Attachment “B”).

NOTE 3: Company and its Contractors are exempt from any import duties/taxes, with the exception of minor administrative charges, on goods and materials imported into the Republic of Ghana that are to be used to perform the Work, subject to compliance with certain procedures.

4.             The following amounts should be shown on each invoice:

Invoice Amounts

Total Gross	$
Tax to be Withheld by Company	$(	)
Total Amount Due	$

Sample Text Section of an Invoice:

		Amount
Item	Description	Subtotal	Totals
01	Service 1	100.00
02	Service 2	100.00
	Total		$200.00
	5% Tax Withheld (if applicable)		$(10.00)
	TOTAL DUE		$190.00
	Include payment information as requested in Item 7 on all invoices.

5.             Payment Information: Each invoice should provide the following payment information:

Remit payment by wire transfer or USS check to:

Check made payable to :

Mailing address:

OR

Wire transfer details:

Bank Name:

Account Name:

Account Number:

ABA Routing Number:

Swift Code:

Other

6.             The original invoice should contain an original signature by a named representative of Contractor;

7.             To facilitate invoice processing and assure prompt payment, the initial invoice under the Contract should contain, as support, a copy of the official and initialed Contract rate schedule or quote;

8.             A cover letter to Company detailing the invoices being submitted for payment should accompany each group of invoices and contain an attachment by invoice number of an accounts receivable report for any invoices Contractor has pending with Company; and,

9.             All invoices must have the “text” in English.

10.           Contractor is responsible for ensuring compliance with all tax laws and administration of its affairs.

11.           Should Contractor have any questions regarding Invoice Procedures, please address them to:

Kosmos Energy Ghana HC

c/o Kosmos Energy, LLC

Accounts Payable Department,

8401 N. Central Expressway, Suite 280

Dallas, Texas 75225 USA,

Telephone: 972-739-7700

12.           Failure to follow these instructions will result in the invoice being returned for re-submittal of a conforming invoice.

EXHIBIT G

EXHIBIT G TO OFFSHORE DRILLING CONTRACT
ATWOOD OCEANICS AND AFFILIATES
CODE OF CONDUCT

Introduction – The Company believes that its greatest resource is you, the employee. Together, we all have a responsibility to conduct ourselves in a manner which is in compliance with high ethical and legal standards while meeting the growing business needs and challenges in our industry. It is important that we conduct our business honestly and fairly.

This booklet will explain the policies which have been adopted by the Company to ensure that we perform our business at high ethical standards while meeting the continuing business needs of our customers.

Remember, “actions speak louder than words” and we will be held accountable for our actions by our customers, who hold the success of this Company and all of us in their hands. Accordingly, as we certify our compliance with these policies on the attached Certificate Of Compliance, let’s continue to meet these very important ethical and legal standards.

All Corporate Office, Regional Office, and Shorebase Rig Operations personnel will be required to review the Code Of Conduct and execute the accompanying Certificate Of Compliance on an annual basis.

John R. Irwin

President and CEO

The Company would advise all employees that:

Responsibility Every employee and supervisor has the responsibility and duty to certify compliance with our policies and to report any concern or allegation of wrongdoing to their supervisors, the Human Resources Department, or the Legal Department.

No Contract of Employment — This Code of Conduct and the policies contained herein shall not constitute a contract of employment and may be amended, modified, or terminated by the Company at any time with or without notice.

Ethics — All employees are required to handle the Company’s business with integrity, honesty, respect, and in compliance with high ethical and legal standards.

Insider Trading — It is imperative that all information, of any kind, which we learn about the Company and/or a customer during the course of our business, be kept in the strictest confidence. It is a violation of the law to pass material non-public information about our employer, customers or suppliers which was obtained in the course of employment. The law provides for civil and criminal penalties including imprisonment for violations of these provisions. It is a violation of this policy and the law to buy or sell securities or engage in any other action to take advantage of or pass on to others, that information which is material and non-public. Violators may be subject to corrective discipline up to and including termination, in addition to prosecution under applicable federal and state statutes. If you have any questions or concerns, please contact the Legal Department.

Antitrust — The Company requires each employee to comply with all legal requirements relating to our dealings with customers, competitors, and vendors when the Company is selling or buying services. It is a violation of this policy and the law to:

•                       bribe or take a bribe as a means of influencing someone to take action in violation of their legal or ethical duties and responsibilities.

•                       fix or stabilize prices.

•                       engage in bid rigging.

•                       allocate or steer customers under any agreement with our competitors.

•                       agree with our competitors upon certain terms or conditions of sale.

Confidentiality — The Company’s customer/client lists, price lists, books, records, pricing techniques, equipment, services, technical information and related material regarding products and our trade secrets all constitute confidential information and shall not be disclosed by employees. Further, the Company and employees are prohibited from acquiring confidential or proprietary information (including technology) about other companies through illegal means, including deceit, misrepresentation, or receipt of information illegally acquired by a third party or from present or former employees who are not authorized to disclose it under all applicable laws. All employees must sign a Confidentiality Agreement and certify compliance with this policy and may also be required to certify compliance on an annual basis. Upon termination of employment from the Company, every employee must return to his or her supervisor all of the Company’s trade secrets and confidential information which he or she was given during the course of employment.

Foreign Corrupt Practices Act — All employees, consultants, and their agents and representatives are required to comply with the provisions of the Foreign Corrupt Practices Act (“FCPA”). Although the FCPA is a U.S. law, it can have application to the conduct of the Company’s business around the world. The FCPA prohibits the corrupt offer, payment or gift of money or anything of value to a foreign government official or employee or to any foreign political candidate or party for the purpose of influencing any act or decision of a government body in order to obtain or retain business or to direct business to any person. Please contact the Legal Department if you have any questions or concerns.

Communications Systems — The Communications Systems of the Company shall mean all work stations, computers, E-mail, telephones, voicemail, fax machines, internal and external electronic bulletin boards, wire services, on-line services and the Internet (when access, e.g. to wire services, on-line services and the Internet Account, is provided be the Company). All employees and consultants using the Company’s Communications Systems shall be defined as Users and are required to comply with the following:

a.                                       Users of the Company’s Communications Systems must insure that the Communications Systems are used for legitimate business purposes.

b.                                      The Company’s Communications Systems shall be defined to mean any and all means of communication with the Company’s employees, customers, vendors, contractors, agents, etc., and shall include but is not limited to, interoffice mail, voicemail, E-mail, pagers, cellular or digital phones, computers, telephones, and the software and wiring to access these forms of media, photocopy machines, facsimile machines, and the like.

c.                                       Users shall be defined to mean employees, agents, contractors, and others who have been authorized by the Company to access the Communications Systems.

d.                                      The Company shall have the right to monitor, access and disclose, for any purpose, the contents of any messages saved in the Communications Systems, and all Users waive any right of privacy expectation upon their use of the Communications Systems and further consent to said access or monitoring by the Company.

e.                                       Users must insure that their use of the Communications Systems does not compromise the security and integrity of the Company’s systems. Further, all Users must follow all rules and procedures regarding protection against viruses, encryption and all password requirements.

f.                                         Users must comply with federal, state, and local laws, including, but not limited to copyright, harassment, discrimination, defamation, privacy, publicity, and obscenity.

g.                                      Users must refrain from using the Communications Systems for chain mail, harassing others, posting abusive or demeaning messages, posting comments directly or indirectly in chat rooms regarding the business of the Company, and infringing on the rights of others.

Equal Employment Opportunity — The Company is an equal opportunity employer and will not tolerate or condone discrimination in employment on the basis of race, age, color, gender, sexual preference, religion, national origin, disability, or veteran status.

All employees shall comply with all federal, state, and local laws prohibiting discrimination in employment. An individual’s race, color, gender, sexual preference, national origin, religion, age, or disability shall not be considered in any hiring or promotion decision, shall not cause an individual to be treated differently in the terms and conditions of employment or in the exercise of any disciplinary action, including termination; shall not subject the person to harassment or allow harassment to occur, Further, the Company shall not segregate or sponsor functions which segregate on the basis of any individual’s race, gender, sexual preference, color, national origin, religion, age, or disability.

It shall constitute a violation of this policy if employees fail to cooperate in a truthful and forthcoming manner in connection with any investigation of any complaints or concerns which may arise about discrimination and an employee’s employment. Further, retaliation against an employee who reports concerns about equal employment opportunity will not be tolerated.

Harassment — All employees shall comply with all federal, state and local laws governing the prevention of harassment in the workplace of any employee, consultant, or customer on the basis of gender, sexual preference, race, color, national origin, religion, age, disability or veteran status.

Drugs and Alcohol — The Company is a Drug-Free Workplace and alcohol is not permitted on Company premises except with the express permission of the Company. All Employees are required to comply with all federal, state and local laws governing the use of drugs and alcohol.

Environmental — All employees are required to comply with the federal, state, and local laws relating to the environment, human health, wildlife, and natural resources, and all safety laws, rules, and regulations including occupational safety and health standards. Smoking is not permitted on Company property except in designated areas.

Safety and Health — The Company is committed to striving to provide a safe and healthy work environment for all employees. Safety management systems have been developed to help us to identify, monitor and control hazards as best as reasonably practicable to promote safe and healthy working conditions for all. Every employee has a personal responsibility to follow our safety management systems and to watch out for their own health and safety as well as the safety of others. Accordingly, employees are encouraged to report any safety or health related concerns to their supervisor or the Safety and Training Department.

Quality — The Company prides itself on providing quality services to its clients. The fundamental quality of the Company’s services has been, and will continue to be, the very foundation of our success. In order to continue to strive for quality operations, the Company depends upon the ongoing efforts of our valued employees to continually seek to improve all facets of our operations. The Company is committed to providing its employees with the resources to achieve and maintain these goals.

Conclusion - All employees are reminded that they are employed at the will of the Company and this Code Of Conduct shall not be construed to form an express or implied contract of employment. The Company also reminds all employees that all policies may be amended, changed or withdrawn at any time with or without notice. Employees are encouraged to review all Company policies periodically as this Code Of Conduct is only intended to provide you with a brief summary of the various Company policies. All employees are required to sign and date the following Certificate Of Compliance and return it to the Legal Department. All employees may also be requested to similarly sign and return a Certificate Of Compliance on an annual basis.

MEMORANDUM

TO	:	ALL EMPLOYEES OF ATWOOD OCEANICS AND ITS AFFILIATES

FROM	:	John Irwin

DATE	:	11 January 2007

SUBJECT	:	ATWOOD OCEANICS AND AFFILIATES BUSINESS ETHICS COMPLIANCE

Atwood Oceanics and its various affiliates and subsidiaries always strive to ensure that all of its business affairs are conducted in compliance with all legal requirements and in full conformity with high ethical standards. One aspect of these business objectives involves compliance with the provisions of the Foreign Corrupt Practices Act. This Memorandum is intended to provide you with additional details regarding this important issue beyond what is provided to you by our Company Policy Statement regarding this Act. This Memorandum also provides you with a brief review of Atwood’s Gift Acceptance Guidelines as additional guidance and advice to assist you in maintaining Atwood’s corporate culture of high ethical standards and manner of fair dealing with everyone we come in contact with.

The Foreign Corrupt Practices Act (“FCPA”) 15 U.S.C. sections 78 dd-1, et seq., is a U.S. Federal law that requires publicly traded companies (like Atwood) to maintain records that accurately represent the company’s transactions and have an adequate system of internal accounting controls. The FCPA was adopted in 1977, and then amended in 1998, to add certain anti-bribery provisions. The FCPA prohibits the corrupt offer, payment, or gift of money (or anything of valu) to a foreign government official, employee, or any foreign political candidate or party for the purpose of influencing any act or decision of a government body or official in order to obtain or retain business or to direct business to any person. There is a distinction between such acts of bribery and facilitation payments. A facilitation or “grease payment” is permitted if: i) it is not in violation of any local laws and, ii) is made to a foreign official, political party, or party official to expedite or secure the performance of a clerical or routine governmental action that they were already bound to perform.

In order to try to provide some clarity and guidance, the FCPA provides a list of examples which qualify as routine governmental actions: obtaining permits, licenses, or other official documents; processing governmental papers such as visas and work orders; providing police protection and mail service; providing phone service, power and water supply, loading and unloading cargo, or protecting perishable products; and scheduling inspections associated with contract performance or transit of goods across country.

Occasionally, some companies would try to circumvent the restrictions of the FCPA by working through unscrupulous local representatives. However, the FCPA also prohibits corrupt payments made by intermediaries. Intermediaries may include joint venture partners or agents. Accordingly, it is unlawful to make a payment to a third party (intermediary) knowing that all or a portion of the payment will go directly or indirectly to a foreign official. The term “knowing” does include conscious disregard and deliberate ignorance.

The penalties for violating the FCPA’s anti-bribery provisions can be severe. On the criminal side, corporations are subject to a fine of up to $2,000,000. Corporate officers, directors, stockholders, employees, and agents are subject to a fine of up to $100,000 and imprisonment for up to five (5) years. Further, under the Alternative Fines Act, the fines assessed could be up to twice the benefit that the defendant sought to obtain by making the corrupt payment. Fines imposed on individuals may NOT be paid by their employer or principal. On the civil side, the Attorney General or the SEC may commence a civil action for a fine of up to $10,000 against any firm as well as any officer, director, employee, or agent of a firm or a stockholder acting on behalf of the firm who violates the anti-bribery provisions of the FCPA. Additionally, in an SEC enforcement action, the court may impose an additional fine not to exceed the greater of (i) the gross amount of the pecuniary gain to the defendant as a result of the violation, or (ii) a specified dollar limitation. The specified dollar limitations are based upon the seriousness of the violation and range from $5,000 to $100,000 for an individual and $50,000 to $500,000 for a business entity. There also could arise a private cause of action for a violation of the anti-bribery provisions of the FCPA. A competitor that alleges that the bribery resulted in the defendant’s securing of a foreign contract could seek three (3) times its damages under the Racketeer Influenced and Corrupt Organizations Act (“RICO”).

Violations of the FCPA can be a very serious matter for both corporations and individuals alike. In addition to the fines and penalties discussed above, there is also the potentially serious damage to a company’s reputation and value as well as damage to the reputation, career, and personal life of any individuals involved. Atwood wishes to make clear to everyone that we will not support nor condone any actions which constitute a violation of the FCPA. If someone is in doubt about whether the situation they are faced with would constitute a violation of the FCPA, do not proceed with the transaction. Seek advice and input from your supervisor, senior management, or Atwood’s legal department before proceeding further. You should also be mindful that we all still have our annual Audit Committee Confirmation responsibility to disclose any direct or indirect payments to government officials/employees from corporate funds as well as all facilitating/expediting (‘grease”) payments in excess of $500.

In addition to FCPA compliance, it is also important to remember that the reputation of Atwood and the legacy of our individual careers can be harmed by the acceptance of a bribe, kick-back, improper gift, or other compensation from any vendors or companies that wish to do business with Atwood. If a gift is offered to you and it influences (or appears to influence) your business decision on behalf of Atwood, you should not accept the gift. A copy of Atwood’s 10 May 2004 Gift Acceptance Guidelines is included herewith for your information which you should review. We appreciate everyone’s efforts to preserve and protect the reputation of Atwood Oceanics by maintaining our corporate culture of high ethical integrity and honest business standards.

ATWOOD OCEANICS

FOREIGN CORRUPT PRACTICES ACT
POLICY STATEMENT

It is the goal of Atwood Oceanics to conduct its business in compliance with all laws and regulations and in conformity with high ethical standards. In pursuit of this goal, the Company prohibits its employees, representatives, and agents from violating the Foreign Corrupt Practices Act (“FCPA”) 15 U.S.C §78. The FCPA prohibits the corrupt offer, payment, or gift of money or anything of value to a foreign government official, employee, or any foreign political candidate or party for the purpose of influencing any act or decision of a government body or official in order to obtain or retain business or to direct business to any person. A facilitating or “grease payment” to a foreign official, political party, or party official to expedite or to secure the performance of a routine governmental action (i.e. obtaining permits or licenses; processing governmental papers like visas and work orders; providing police protection or scheduling inspections; providing phone service, power or water supply; or actions of a similar nature) is not considered a violation of the FCPA.

A violation of the FCPA may result in the imposition of significant civil and criminal penalties for the Company as well as for individual employees. A violation of the FCPA is also considered by the Company to be serious misconduct and may be cause for disciplinary action up to and including immediate termination of the involved employee(s).

/s/ John R. Irwin
John R. Irwin
President and CEO

(I)          Rev. 0

February 2003

EXHIBIT H

EXHIBIT H TO OFFSHORE DRILLING CONTRACT

PARENT OR ULTIMATE HOLDING COMPANY GUARANTEE

THIS GUARANTEE is made the                  day of                                       2008, by Noble Energy Inc, a company with offices at 100 Glenborough, Suite 100, Houston, Texas 77067-3610 (hereinafter called the “GUARANTOR”) in favour of Alpha Offshore Drilling Services Company, a company registered in the Cayman Islands under registration number 1140 whose registered office is situated at c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (hereinafter called “CONTRACTOR” which term includes its successors and assigns). GUARANTOR is the parent or ultimate holding company of Noble Energy EG Ltd (hereinafter called the “COMPANY”).

WHEREAS:

1.                    This Guarantee is supplemental to a contract dated the                               day of June 2008, and made between COMPANY and Kosmos Energy Ghana HC (or its relevant subsidiary) of the one part and CONTRACTOR of the other part (hereinafter called the “CONTRACT”) whereby CONTRACTOR agrees and undertakes to provide the semisubmersible drilling unit ATWOOD HUNTER and associated services at the request of COMPANY for the relevant work segments of the CONTRACT (hereinafter called the “SERVICES”).

2.                    GUARANTOR is the parent or ultimate holding company of COMPANY.

3.                    GUARANTOR is aware of the subject matter and terms and conditions of the CONTRACT and COMPANY’s obligations thereunder.

4.                    GUARANTOR has agreed to guarantee the performance of COMPANY and/or any of its affiliates or assignees with respect to COMPANY’s obligations under the CONTRACT. Any reference to COMPANY in this document shall also include any and all such affiliates and/or assignees, if applicable.

5.                    GUARANTOR is empowered to enter into this Guarantee and has taken all steps to ensure that when executed, this Guarantee shall be valid and binding in accordance with the terms hereof.

NOW THIS DEED WITNESSETH and GUARANTOR hereby agrees as follows:

1.                    In this Guarantee “DEFAULT” means failure on the part of COMPANY to execute and complete the SERVICES or any part thereof in accordance with the CONTRACT, or a breach of any of COMPANY’s obligations under the CONTRACT or failure on the part of COMPANY to comply with any court order arising out of or in connection with the CONTRACT or the enforcement thereof; and “REMEDY” or “REMEDYING” means to make good, or making good, such DEFAULT.

2.                    If COMPANY shall commit any DEFAULT, GUARANTOR shall:

a)                   indemnify CONTRACTOR against all loss, damage, liability, claims, demands, proceedings, costs and expenses arising from such DEFAULT without the necessity for CONTRACTOR to seek any remedy or proceed first against COMPANY or any other person or to enforce any other security for COMPANY’s obligations; and

b)                  if CONTRACTOR requires by notice in writing, REMEDY or procure the REMEDYING by COMPANY of such DEFAULT.

3.                    If GUARANTOR is unable or unwilling to REMEDY or to procure the REMEDYING by COMPANY of the DEFAULT but is able and willing at its own cost to engage a third party (to be named by GUARANTOR) to REMEDY the DEFAULT, GUARANTOR shall notify CONTRACTOR writing accordingly. If CONTRACTOR, in its complete discretion, consents in writing to the engagement of such third party, GUARANTOR shall without delay engage the third party PROVIDED that GUARANTOR shall be responsible for all acts and omissions thereof as if GUARANTOR were itself undertaking the REMEDYING of the DEFAULT. Failure by the third party to REMEDY the DEFAULT shall be treated as a DEFAULT and GUARANTOR shall indemnify CONTRACTOR accordingly.

4.                    GUARANTOR, when giving notice to CONTRACTOR under clause 3 above or as soon as reasonably practicable thereafter, shall provide CONTRACTOR. with such information as CONTRACTOR may reasonably require or request in order to reach a speedy decision whether or not to give its consent.

5.                    The liability of GUARANTOR shall be as primary obligor and not merely as surety and shall not be Impaired or discharged by reason of any of the following (whether or not GUARANTOR has notice thereof or has consented thereto):

a)                   any arrangement made between COMPANY and CONTRATOR;

b)                  any alteration in the obligations undertaken by COMPANY;

c)                   any variation of the SERVICES or other additional or substituted work undertaken by COMPANY and/or CONTRACTOR under the CONTRACT;

d)                  any indulgence or forbearance shown by CONTRACTOR towards COMPANY or GUARANTOR whether as to performance, time for performance, payment, time for payment or any other matter, or any arrangement entered into or composition accepted by CONTRACTOR modifying (by operation of law or otherwise) the rights and remedies of CONTRACTOR under the CONTRACT or any action or failure to act or delay on the part of CONTRACTOR;

e)                   any failure or delay by CONTRACTOR in enforcing any other security given for COMPANY’s obligations or any release by CONTRACTOR of such security whether in whole or in part;

f)                     any action lawfully taken by CONTRACTOR to determine or suspend (or to resume alter suspension) the CONTRACT;

g)                  any change in the relationship between GUARANTOR and COMPANY;

h)                  any invalidity of the CONTRACT;

i)                      any disability, incapacity or change in the status or constitution of COMPANY, GUARANTOR or CONTRACTOR;

j)                      the liquidation or dissolution of COMPANY, the insolvency of COMPANY or any receivership, judicially supervised administration, moratorium, composition of creditors, claims or other analogous event affecting COMPANY or any of its property. If COMPANY loses its separate legal identity, GUARANTOR shall become directly liable for the performance of COMPANY’s obligations under the CONTRACT;

k)                   any failure or delay to assert any of CONTRACTOR’s rights under the CONTRACT.

6.                    This Guarantee shall remain in effect whether or not GUARANTOR remains the parent company of, or controls directly or indirectly COMPANY unless CONTRACTOR shall, in its absolute discretion, consent to release GUARANTOR from its obligations hereunder. GUARANTOR acknowledges that CONTRACTOR’s consent will in any event only be given if GUARANTOR procures a guarantee in favor of CONTRACTOR in the same, or substantially the same, terms as this Guarantee from other acceptable guarantor(s).

7.                    This Guarantee shall come into effect immediately prior to the date of the CONTRACT and shall, subject to clause 6 above, remain in effect until all liabilities of COMPANY arising under or in connection with the CONTRACT have ceased or five (5) years from the date that the drilling unit is off hire pursuant to the CONTRACT or until CONTRACTOR notifies GUARANTOR in writing that its obligations hereunder have ceased (whichever shall first occur).

8.                    This Guarantee shall be governed by and construed in accordance with the laws of England and Wales and in the event of any dispute relating thereto GUARANTOR hereby submits to the exclusive jurisdiction of the Courts of England and Wales.

9.                    Notwithstanding anything to the contrary in this Guarantee, in no event shall GUARANTOR’s liability exceed that of COMPANY under the CONTRACT.

IN WITNESS WHEREOF, GUARANTOR has caused this Guarantee to be executed as its deed the day and year first before written:                           2008.

Noble Energy Inc

Name:

Printed Name:

Title:

PARENT OR ULTIMATE HOLDING COMPANY GUARANTEE

THIS GUARANTEE is made the             day of                                     2008, by Kosmos Energy Holdings, a company with offices at 8401 N. Central Expressway, Suite 280, Dallas, Texas 75225 (hereinafter called “GUARANTOR”) in favour of Alpha Offshore Drilling Services Company, a company registered in the Cayman Islands under registration number 1140 whose registered office is situated at c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (hereinafter called “CONTRACTOR” which term includes its successors and assigns). GUARANTOR is the parent or ultimate holding company of Kosmos Energy Ghana HC (hereinafter called “COMPANY”).

WHEREAS:

1.                                       This Guarantee is supplemental to that certain Offshore Drilling Contract dated the                            day of June 2008, and made among COMPANY and Noble Energy EG Ltd. of the one part and CONTRACTOR of the other part (hereinafter called the “CONTRACT”) whereby CONTRACTOR agrees and undertakes to provide the semisubmersible drilling unit ATWOOD HUNTER and associated services at the request of COMPANY for the relevant work segments of the CONTRACT (hereinafter called the “SERVICES”).

2.                                       GUARANTOR is the parent or ultimate holding company of COMPANY.

3.                                       GUARANTOR is aware of the subject matter and terms and conditions of the CONTRACT and COMPANY’s obligations thereunder.

4.                                       GUARANTOR has agreed to guarantee the performance of COMPANY and/or any of its affiliates or assignees with respect to COMPANY’s obligations under the CONTRACT. Any reference to COMPANY in this document shall also include any and all such affiliates and/or assignees, if applicable.

5.                                       GUARANTOR is empowered to enter into this Guarantee and has taken all steps to ensure that when executed, this Guarantee shall be valid and binding in accordance with the terms hereof.

NOW THIS DEED WITNESSETH and GUARANTOR hereby agrees as follows:

1.                    In this Guarantee “DEFAULT” means a failure on the part of COMPANY to fulfill its obligations in accordance with the CONTRACT or failure on the part of COMPANY to comply with any court order arising out of or in connection with the CONTRACT or the enforcement thereof; and “REMEDY” or “REMEDYING” means to make good, or making good, such DEFAULT.

2.                    If COMPANY shall commit any DEFAULT and such DEFAULT shall be continuing, GUARANTOR shall:

a)              indemnify CONTRACTOR against all loss, damage, liability, claims, demands, proceedings, costs and expenses arising from such DEFAULT without the necessity for CONTRACTOR to seek any remedy or proceed first against COMPANY or any other person or to enforce any other security for COMPANY’s obligations; and

b)             if CONTRACTOR requires by notice in writing, REMEDY or procure the REMEDYING by COMPANY of such DEFAULT.

3.               If GUARANTOR is unable or unwilling to REMEDY or to procure the REMEDYING by COMPANY of the DEFAULT but is able and willing at its own cost to engage a third party (to be named by GUARANTOR) to REMEDY the DEFAULT, GUARANTOR shall notify CONTRACTOR in writing accordingly. If CONTRACTOR, consents in writing to the engagement of such third party, which consent shall not be unreasonably withheld, GUARANTOR shall without delay engage the third party PROVIDED that GUARANTOR shall be responsible for all acts and omissions thereof as if GUARANTOR were itself undertaking the REMEDYING of the DEFAULT. Failure by the third party to REMEDY the DEFAULT shall be treated as a DEFAULT and GUARANTOR shall indemnify CONTRACTOR accordingly.

4.               GUARANTOR, when giving notice to CONTRACTOR under clause 3 above or as soon as reasonably practicable thereafter, shall provide CONTRACTOR with such information as CONTRACTOR may reasonably require or request in order to reach a speedy decision whether or not to give its consent.

5.               The liability of GUARANTOR shall be as primary obligor and not merely as surety and shall not be impaired or discharged by reason of any of the following (whether or not GUARANTOR has notice thereof or has consented thereto):

a)              any arrangement made between COMPANY and CONTRACTOR;

b)             any alteration in the obligations undertaken by COMPANY;

c)              any variation of the SERVICES or other additional or substituted work undertaken by COMPANY and/or CONTRACTOR under the CONTRACT;

d)             any indulgence or forbearance shown by CONTRACTOR towards COMPANY or GUARANTOR whether as to performance, time for performance, payment, time for payment or any other matter, or any arrangement entered into or composition accepted by CONTRACTOR modifying (by operation of law or otherwise) the rights and remedies of CONTRACTOR under the CONTRACT or any action or failure to act or delay on the part of CONTRACTOR;

e)              any failure or delay by CONTRACTOR in enforcing any other security given for COMPANY’s obligations or any release by CONTRACTOR of such security whether in whole or in part;

f)                any action lawfully taken by CONTRACTOR to determine or suspend (or to resume after suspension) the CONTRACT;

g)             any change in the relationship between GUARANTOR and COMPANY;

h)             any invalidity of the CONTRACT;

i)                 any disability, incapacity or change in the status or constitution of COMPANY, GUARANTOR or CONTRACTOR;

j)                 the liquidation or dissolution of COMPANY, the insolvency of COMPANY or any receivership, judicially supervised administration, moratorium, composition of creditors, claims or other analogous event affecting COMPANY or any of its property. If COMPANY loses its separate legal identity, GUARANTOR shall become directly liable for the performance of COMPANY’s obligations under the CONTRACT;

k)              any failure or delay to assert any of CONTRACTOR’s rights under the CONTRACT.

6.               This Guarantee shall remain in effect whether or not GUARANTOR remains the parent company of, or controls directly or indirectly COMPANY unless CONTRACTOR shallconsent to release GUARANTOR from its obligations hereunder. GUARANTOR acknowledges that CONTRACTOR’s consent will in any event only be given if GUARANTOR procures a guarantee in favor of CONTRACTOR in the same, or substantially the same, terms as this Guarantee from other guarantor(s) reasonably acceptable to CONTRACTOR.

7.               This Guarantee shall come into effect immediately prior to the date of the CONTRACT and shall, subject to clause 6 above, remain in effect until all liabilities of COMPANY arising under or in connection with the CONTRACT have ceased or five (5) years from the date that the drilling unit is off hire pursuant to the CONTRACT or until CONTRACTOR notifies GUARANTOR in writing that its obligations hereunder have ceased (whichever shall first occur).

8.               This Guarantee shall be governed by and construed in accordance with the laws England and Wales and in the event of any dispute relating thereto GUARANTOR hereby submits to the exclusive jurisdiction of the Courts of London, England.

9.               Notwithstanding anything to the contrary in this Guarantee, in no event shall GUARANTOR’s liability exceed that of COMPANY under the CONTRACT.

IN WITNESS WHEREOF, GUARANTOR has caused this Guarantee to be executed as its deed the day and year first before written:                              2008.

Kosmos Energy Holdings

Name:

Printed Name:

Title:

PARENT OR ULTIMATE HOLDING COMPANY GUARANTEE

THIS GUARANTEE is made the          day of                         2008, by Atwood Oceanics Pacific Limited, a company with offices at 332A-11C, 11th Floor, Plaza Ampang City, Jalan Ampang, 50450 Kuala Lumpur, Malaysia (hereinafter called the “GUARANTOR”) in favour of Alpha Offshore Drilling Services Company, a company registered in the Cayman Islands under registration number 1140 whose registered office is situated at c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (hereinafter called “CONTRACTOR” which term includes its successors and assigns). GUARANTOR is the parent or ultimate holding company of CONTRACTOR.

WHEREAS:

1.                                       This Guarantee is supplemental to a contract dated the               day of June 2008, and made between CONTRACTOR of the one part and Kosmos Energy Ghana HC and Noble Energy EG Ltd. (hereinafter collectively referred to as “COMPANY”) of the other part (hereinafter called the “CONTRACT”) whereby CONTRACTOR agrees and undertakes to provide the semisubmersible drilling unit ATWOOD HUNTER and associated services at the request of COMPANY for the relevant work segments of the CONTRACT (hereinafter called the “SERVICES”).

2.                                       GUARANTOR is the parent or ultimate holding company of CONTRACTOR.

3.                                       GUARANTOR is aware of the subject matter and terms and conditions of the CONTRACT and CONTRACTOR’s obligations thereunder.

4.                                       GUARANTOR has agreed to guarantee the performance of CONTRACTOR and/or any of its affiliates or assignees with respect to CONTRACTOR’s obligations under the CONTRACT. Any reference to CONTRACTOR in this document shall also include any and all such affiliates and/or assignees, if applicable.

5.                                       GUARANTOR is empowered to enter into this Guarantee and has taken all steps to ensure that when executed, this Guarantee shall be valid and binding in accordance with the terms hereof.

NOW THIS DEED WITNESSETH and GUARANTOR hereby agrees as follows:

1.               In this Guarantee “DEFAULT” means failure on the part of CONTRACTOR to execute and complete the SERVICES or any part thereof in accordance with the CONTRACT, or a breach of any of CONTRACTOR’s obligations under the CONTRACT or failure on the part of CONTRACTOR to comply with any court order arising out of or in connection with the CONTRACT or the enforcement thereof; and “REMEDY” or “REMEDYING” means to make good, or making good, such DEFAULT.

2.               If CONTRACTOR shall commit any DEFAULT, GUARANTOR shall:

a)                                      indemnify COMPANY against all loss, damage, liability, claims, demands, proceedings, costs and expenses arising from such DEFAULT without the necessity for COMPANY to seek any remedy or proceed first against CONTRACTOR or any other person or to enforce any other security for CONTRACTOR’s obligations; and

b)                                     if COMPANY requires by notice in writing, REMEDY or procure the REMEDYING by CONTRACTOR of such DEFAULT.

3.                                       If GUARANTOR is unable or unwilling to REMEDY or to procure the REMEDYING by CONTRACTOR of the DEFAULT but is able and willing at its own cost to engage a third party (to be named by GUARANTOR) to REMEDY the DEFAULT, GUARANTOR shall notify COMPANY in writing accordingly. If COMPANY, in its complete discretion, consents in writing to the engagement of such third party, GUARANTOR shall without delay engage the third party PROVIDED that GUARANTOR shall be responsible for all acts and omissions thereof as if GUARANTOR were itself undertaking the REMEDYING of the DEFAULT. Failure by the third party to REMEDY the DEFAULT shall be treated as a DEFAULT and GUARANTOR shall indemnify COMPANY accordingly.

4.                                       GUARANTOR, when giving notice to COMPANY under clause 3 above or as soon as reasonably practicable thereafter, shall provide COMPANY with such information as COMPANY may reasonably require or request in order to reach a speedy decision whether or not to give its consent.

5.                                       The liability of GUARANTOR shall be as primary obligor and not merely as surety and shall not be impaired or discharged by reason of any of the following (whether or not GUARANTOR has notice thereof or has consented thereto):

a)              any arrangement made between COMPANY and CONTRACTOR;

b)             any alteration in the obligations undertaken by COMPANY;

c)              any variation of the SERVICES or other additional or substituted work undertaken by COMPANY and/or CONTRACTOR under the CONTRACT;

d)             any indulgence or forbearance shown by COMPANY towards CONTRACTOR or GUARANTOR whether as to performance, time for performance, payment, time for payment or any other matter, or any arrangement entered into or composition accepted by CONTRACTOR modifying (by operation of law or otherwise) the rights and remedies of CONTRACTOR under the CONTRACT or any action or failure to act or delay on the part of CONTRACTOR;

e)              any failure or delay by COMPANY in enforcing any other security given for CONTRACTOR’s obligations or any release by COMPANY of such security whether in whole or in part;

f)                any action lawfully taken by CONTRACTOR to determine or suspend (or to resume after suspension) the CONTRACT;

g)             any change in the relationship between GUARANTOR and COMPANY;

h)             any invalidity of the CONTRACT;

i)                 any disability, incapacity or change in the status or constitution of COMPANY, GUARANTOR or CONTRACTOR;

j)                 the liquidation or dissolution of CONTRACTOR, the insolvency of CONTRACTOR or any receivership, judicially supervised administration, moratorium, composition of creditors, claims or other analogous event affecting CONTRACTOR or any of its property. If CONTRACTOR loses its separate legal identity, GUARANTOR shall become directly liable for the performance of CONTRACTOR’s obligations under the CONTRACT;

k)              any failure or delay to assert any of COMPANY’s rights under the CONTRACT.

6.                                       This Guarantee shall remain in effect whether or not GUARANTOR remains the parent company of, or controls directly or indirectly CONTRACTOR unless COMPANY shall, in its absolute discretion, consent to release GUARANTOR from its obligations hereunder. GUARANTOR acknowledges that COMPANY’s consent will in any event only be given if GUARANTOR procures a guarantee in favor of COMPANY in the same, or substantially the same, terms as this Guarantee from other acceptable guarantor(s).

7.                                       This Guarantee shall come into effect immediately prior to the date of the CONTRACT and shall, subject to clause 6 above, remain in effect until all liabilities of CONTRACTOR arising under or in connection with the CONTRACT have ceased or five (5) years from the date that the drilling unit is off hire pursuant to the CONTRACT or until COMPANY notifies GUARANTOR in writing that its obligations hereunder have ceased (whichever shall first occur).

8.                                       This Guarantee shall be governed by and construed in accordance with the laws of England and Wales and in the event of any dispute relating thereto GUARANTOR hereby submits to the exclusive jurisdiction of the Courts of England and Wales.

9.                                       Notwithstanding anything to the contrary in this Guarantee, in no event shall GUARANTOR’s liability exceed that of CONTRACTOR under the CONTRACT.

IN WITNESS WHEREOF, GUARANTOR has caused this Guarantee to be executed as its deed the day and year first before written:                         2008.

Atwood Oceanics Pacific Limited

Name:

Printed Name:

Title:

AMENDMENT NO. 1 TO DRILLING CONTRACT
(ATWOOD HUNTER)

This Amendment No. 1, dated as of March 2, 2009 (“Amendment Effective Date”), to the Drilling Contract (the “Amendment”) is made by and among Kosmos Energy Ghana HC (“Kosmos”), a company with offices at Suite 409, 4th Floor Century Yard, Cricket Square, PO Box 32322, George Town, Grand Cayman KY1 1209, Cayman Islands, Noble Energy EG Ltd. (“Noble”), a company with offices at 100 Glenborough, Suite 100, Houston, Texas 77067 and Swiftdrill Offshore Drilling Services Co. (“Swiftdrill” or “Contractor”), a Cayman Islands company with its registered office located at M&C Corporate Services Ltd., P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. These parties may be referred to individually as a “Party” or collectively as “Parties”.

Whereas, Kosmos, Noble and Alpha Offshore Drilling Services Company (“Alpha”) entered into that certain Offshore Drilling Contract dated June 23, 2008 relating to operations in West Africa (the “Drilling Contract”);

Whereas, by Assignment Agreement dated 25 August 2008, Alpha assigned that portion of the Drilling Contract that relates to Noble’s operations offshore Equatorial Guinea to Swiftdrill;

Whereas, by Assignment Agreement dated 22 December 2008, Alpha assigned that portion of the Drilling Contract that relates to Kosmos’ operations offshore Ghana to Swiftdrill;

Whereas, Noble’s affiliate, Noble Energy Mediterranean Ltd. (“Noble Med”), entered into that certain Drilling Contract dated June 23, 2008 with Alpha (the E. Med Contract”), and such E. Med Contract has been amended as of February 12, 2009 to cover the drilling and possible testing of a total of three wells in Israel (the “E. Med Contract Amendment”) (the E. Med Contract and E. Med Contract Amendment together called the “Amended E. Med Contract”);

Whereas, Alpha, Kosmos and Noble entered into that certain Rig Sharing Agreement (Atwood Hunter) dated June 24, 2008 (the “Rig Sharing Agreement”) relating to the allocation of days between Kosmos and Noble during the term of the Drilling Contract;

Whereas, due to the E. Med Contract Amendment, the Parties recognize that the Drilling Contract and the Rig Sharing Agreement require amendment; and

Whereas, the Rig Sharing Agreement will be amended by separate agreement.

Now, Therefore, the Parties, for and in consideration of the mutual obligations, undertakings, premises and covenants herein contained do hereby agree as follows:

1.              Defined Terms

Any term defined in the Drilling Contract shall have the same meaning when used in this Amendment unless otherwise specified herein.

2.              Amendment to Drilling Contract

Effective as of the Amendment Effective Date, the Drilling Contract shall be amended as follows:

(a) Section 3.2(A) of the Drilling Contract is hereby deleted in its entirety and replaced with the following provision:

(A)     “The initial Operating Term of this Contract is 1,146 days and shall commence upon the Mobilization Completion Date. The initial Operating Term is anticipated to be as follows:

(1)                         Kosmos has two hundred seventy (270) days of operations offshore Ghana; then

(2)                         Noble has one hundred sixty-eight (168) days of operations offshore Equatorial Guinea; then

(3)                         Kosmos has two hundred seventy (270) days of operations offshore Ghana; then

(4)                         Noble has one hundred sixty eight (168) days of operations offshore Equatorial Guinea; then

(5)                         Kosmos has two hundred seventy (270) days of operations offshore Ghana.

The Parties acknowledge that the Amended E. Med Contract allows for the drilling of three wells (with the option to test such wells) in the Eastern Mediterranean with a total allocated period of 300 days (subject to Noble Med’s right to use the Drilling Unit for additional days as specified in the Rig Sharing Agreement, as amended). In any event, to the extent that the actual total number of days used by Noble Med (including mobilization and operating) is less or greater than 300 days, the days allocated to Noble under the Drilling Contract, and thus the initial Operating Term, shall be adjusted accordingly, with any increase or decrease in the number of days for Noble being applied to the drilling segment referenced in Section 3.2(A)(4).

The Parties hereto further acknowledge that the Mobilization under this Contract from Israel to the Mauritania Line is estimated to take 35 days and (and the cost is allocated two-thirds to Noble and one-

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third to Kosmos), and the Mobilization from the Mauritania Line to one mile from Kosmos’ first well in Ghana is estimated to take 20 days (and the cost is allocated one-half each to Noble and Kosmos). To the extent that the actual mobilization days are less or greater than the estimated days, the days shall be adjusted and allocated to Noble or Kosmos in the same proportion as cost has been allocated under the Drilling Contract (2/3 Noble and 1/3 Kosmos from Israel to Mauritania Line and 50/50 from the Mauritania Line to Kosmos’ first well in Ghana), and the initial Operating Term shall be adjusted accordingly.

Notwithstanding anything to the contrary in the Contract and consistent with Kosmos’ plan to commence oil production in Ghana during the first half of 2010, should Kosmos and its Joint Interest Owners fail to achieve commercial oil production by September 30, 2010 and, in Contractor’s reasonable opinion, Kosmos’ financial capability is insufficient to complete its payment obligations under the Contract, Kosmos and Atwood shall meet in good faith to review relevant payment security issues to resolve the matter, including posting of a letter of credit. After such review, if Contractor, in its reasonable opinion, is not satisfied with remedies discussed, Contractor may reduce the term of the Kosmos’ segments of the Contract accordingly, not to exceed a nine (9) month reduction in term. In the event of such reduction and the option set forth in Section 3.2(C) has been exercised by Noble, Noble shall be obligated to accept the Drilling Unit on an accelerated basis immediately following the conclusion of the relevant Kosmos’ drilling program segment(s).”

3.              Continued Effect

Except as specifically amended hereby, the terms and provisions of the Drilling Contract shall remain in full force and effect.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Amendment on the day and year first written above.

KOSMOS ENERGY GHANA HC

By:	/s/ Marvin Garrett
Marvin Garrett
Vice President

NOBLE ENERGY EG, LTD.

By:	/s/ David L. Stover
David L. Stover
Executive Vice President and
Chief Operating Officer

SWIFTDRILL OFFSHORE DRILLING SERVICES CO.

By:	/s/ Anthony A. Dyne
Name:	Anthony A. Dyne
Title:	Director

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